November 14, 2007

Delphi Corporation
5725 Delphi Drive
Troy, MI 48098

Attn: Robert S. "Steve" Miller
      Chairman

Re: Proposed Investment in Delphi Corporation

Dear Mr. Miller:

     As you know, the signatories hereto have been engaged in discussions with Delphi Corporation ("Delphi" or the "Company") and various other parties in interest in the jointly administered chapter 11 cases (the "Chapter 11 Cases") pending in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") with respect to Delphi and certain of its subsidiaries (collectively, the "Debtors") regarding certain amendments to the global resolution of the Chapter 11 Cases to be implemented pursuant to a plan of reorganization for the Debtors and be funded in part by an equity investment in Delphi (the "Investment").

     Pursuant to the Company's request, the undersigned severally, not jointly, submit this proposal (the "Proposal") to amend the Equity Purchase and Commitment Agreement dated as of August 3, 2007 by and among Delphi and the undersigned (the "Investment Agreement"). Upon the entry by the Bankruptcy Court of the Subsequent Approval Order (as defined and described below) and the satisfaction of the other conditions described in this letter, the undersigned will severally, not jointly, enter into the restated amendment to the Investment Agreement attached hereto as Annex A (the "Amendment") and each of A-D Acquisition Holdings, LLC, Pardus DPH Holding LLC and Harbinger Del-Auto Investment Company, Ltd. will deliver an Equity Commitment Letter in the forms attached hereto as Annexes B-1, B-2 and B-3. Our several obligations to enter into the Amendment, however, are subject to your using your commercially reasonable efforts to have the Bankruptcy Court enter the Subsequent Approval Order by, among other things: (a) preparing and filing with the Bankruptcy Court, no later than November 16, 2007, the Subsequent Approval Motion referred to in the Amendment and (b) using commercially reasonable efforts to obtain a hearing on the Subsequent Approval Motion on or before November 29, 2007. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Investment Agreement as amended by the Amendment.

     This Proposal is subject to, and expressly conditioned on, (1) the execution and delivery by all signatories thereto of the Amendment, (2) the entry by the Bankruptcy Court of an order, in form and substance reasonably satisfactory to each of us (the "Subsequent Approval Order") (i) approving and authorizing the Debtors to enter into and perform their obligations under the Investment Agreement as amended by the Amendment, (ii) authorizing the payment of the Commitment Fees, the Arrangement Fees, the Alternate Transaction Fees and the Transaction

Expenses on the terms and subject to the conditions set forth in the Investment Agreement as amended by the Amendment and (iii) approving a disclosure statement which reflects the Plan and the transactions contemplated thereby and by the Investment Agreement as amended by the Amendment as containing adequate information pursuant to Section 1125 of the Bankruptcy Code, (3) the disclosure statement referred to in the immediately preceding clause (2)(iii) being filed by Delphi with the Bankruptcy Court no later than November 16, 2007 and (4) A-D Acquisition Holdings, LLC ("ADAH") shall not have delivered on or prior to November 21, 2007 a written notice to Delphi that the disclosure statement referred to in the preceding clause (2)(iii) is not reasonably satisfactory to ADAH (it being understood that the inclusion in such disclosure statement of information with respect to Delphi or its subsidiaries not previously disclosed to ADAH (other than immaterial and non-substantive information and information not adverse to the undersigned) shall be a reasonable basis to object).

     This Proposal will remain open until 11:59 p.m., Prevailing Eastern Time on November 16, 2007, at which point it will expire unless Delphi has filed a motion, in form and substance reasonably acceptable to us, seeking entry by the Bankruptcy Court of the Subsequent Approval Order and requesting a hearing on such motion (the "Approval Motion Hearing") on or before November 29, 2007. This Proposal will also expire and terminate if (i) the Approval Motion Hearing does not occur on or before November 29, 2007 or (ii) ADAH delivers the written notice referred to in clause (4) of the immediately preceding paragraph on or prior to November 21, 2007. In addition, even if accepted by Delphi this Proposal shall terminate and be of no further force or effect if, on or before December 20, 2007: (1) the Subsequent Approval Order has not been entered by the Bankruptcy Court, (2) the Amendment has not been executed and delivered to us by Delphi or (3) any of the undersigned determines in its sole discretion that either (a) the conditions to the obligations of the undersigned contained in the Investment Agreement as amended by the Amendment are incapable of being satisfied or (b) any of the undersigned is entitled to exercise a termination right contained in the Investment Agreement as amended by the Amendment.

                                     * * * *

     We continue to be very enthusiastic about Delphi and look forward to pursuing the transactions contemplated by the Investment Agreement as amended to an expeditious and mutually successful conclusion.

                                                 A-D ACQUISITION HOLDINGS, LLC


                                                 By: /s/ James E. Bolin
                                                     ---------------------------
                                                 Name:  James E. Bolin
                                                 Title: Partner


                                                 HARBINGER DEL-AUTO INVESTMENT
                                                  COMPANY, LTD.


                                                 By: /s/ William R. Lucas, Jr.
                                                     ---------------------------
                                                 Name:  William R. Lucas, Jr.
                                                 Title: Vice President


                                                 MERRILL LYNCH, PIERCE, FENNER &
                                                  SMITH INCORPORATED


                                                 By: /s/ Graham Goldsmith
                                                     ---------------------------
                                                 Name:  Graham Goldsmith
                                                 Title: Managing Director


                                                 UBS SECURITIES LLC


                                                 By: /s/ Steve Smith
                                                     ---------------------------
                                                 Name:  Steve Smith
                                                 Title: Managing Director


                                                 By: /s/ Andrew Kramer
                                                     ---------------------------
                                                 Name:  Andrew Kramer
                                                 Title: Managing Director


                                                 GOLDMAN, SACHS & CO.


                                                 By: /s/ Justin Slatky
                                                     ---------------------------
                                                 Name:  Justin Slatky
                                                 Title: Managing Director

                                                 PARDUS DPH HOLDING LLC


                                                 By: /s/ Joseph Thornton
                                                     ---------------------------
                                                 Name: Joseph Thornton
                                                 Title:

                                                                         ANNEX A

    RESTATED FIRST AMENDMENT TO THE EQUITY PURCHASE AND COMMITMENT AGREEMENT

          THIS RESTATED FIRST AMENDMENT TO THE EQUITY PURCHASE AND COMMITMENT AGREEMENT (this "Amendment"), dated as of [____], 2007, is made by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware ("ADAH"), Harbinger Del-Auto Investment Company, Ltd., an exempted company incorporated in the Cayman Islands ("Harbinger"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Merrill"), UBS Securities LLC, a Delaware limited liability company ("UBS"), Goldman, Sachs & Co., a New York limited partnership ("GS"), Pardus DPH Holding LLC, a Delaware limited liability company ("Pardus"), and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the "Company"). ADAH, Harbinger, Merrill, UBS, GS and Pardus are each individually referred to herein as an "Investor" and collectively as the "Investors". Capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned thereto in the EPCA (as defined below).

          WHEREAS, the Company and certain of its subsidiaries and affiliates commenced the Chapter 11 Cases under the Bankruptcy Code in the Bankruptcy Court;

          WHEREAS, the Company and the Investors have entered into that certain Equity Purchase and Commitment Agreement dated as of August 3, 2007 (the "EPCA"); and

          WHEREAS, the Company has proposed certain changes to the Company's plan of reorganization and in connection therewith the Investors and the Company have agreed to amend the EPCA pursuant to this Amendment.

          NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1.   Amended Provisions of EPCA.

     (a) The sixth WHEREAS clause of the EPCA is hereby amended and restated in its entirety as follows:

     "WHEREAS, the Company filed its motion (the "Approval Motion") seeking an order from the Bankruptcy Court that, among other things, all of the findings, conclusions and rulings contained in the Original Approval Order
     (i) apply to this Agreement (including
     the Commitment Fees, the Arrangement Fee, the Alternate Transaction Fees and the Transaction Expenses provided for herein), the parties hereto and the transactions contemplated hereby, and (ii) continue in full force and effect with respect thereto (as so granted and issued on August 2, 2007; the "Approval Order");".

     (b) The seventh WHEREAS clause of the EPCA is hereby amended and restated in its entirety as follows:

     "WHEREAS, the Company filed its motion (the "Subsequent Approval Motion") seeking an order from the Bankruptcy Court that (i) all the findings, conclusions and rulings contained in the Original Approval Order and the Approval Order (A) apply to this Agreement as amended (including the Commitment Fees, the Arrangement Fees, the Alternate Transaction Fees and the Transaction Expenses provided for herein), the Plan of Reorganization attached hereto as Exhibit B (the "Plan"), the parties hereto and the transactions contemplated hereby and (B) continue in full force and effect with respect thereto, and (ii) the disclosure statement attached hereto as Exhibit C ("Disclosure Statement") is approved as containing adequate information pursuant to Section 1125 of the Bankruptcy Code, which Subsequent Approval Motion was granted and order issued on [November 29], 2007 (as so issued, the "Subsequent Approval Order" and the date of such order being the "Subsequent Approval Date");"

     (c) The eighth WHEREAS clause of the EPCA is hereby amended and restated in its entirety as follows:

     "WHEREAS, the Company has proposed and submitted the Plan to the Bankruptcy Court for its approval;"

     (d) The ninth WHEREAS clause of the EPCA is hereby amended by deleting the words "plan of reorganization" at each occurrence of such words therein and replacing such words with the word "Plan".

     (e) The tenth WHEREAS clause of the EPCA is hereby amended by: (i) deleting the words "will provide, on the date hereof," and replacing them with the words "have provided"; and (ii) deleting the words "will confirm," and replacing them with the word "confirms".

     (f) Section 1 of the EPCA is hereby amended and restated in its entirety as follows:

     "1.  Rights Offering.

     (a) The Company proposes to offer and sell shares of its new common stock, par value $0.01 per share (the "New Common Stock"), pursuant to a rights offering (the "Rights Offering"). Pursuant to the Rights Offering, the Company will distribute at no charge to each Eligible Holder (as defined below), including, to the extent applicable, the Investors, that number of rights (each, a "Right") that will enable each Eligible Holder to purchase up to its pro rata portion of 41,026,310 shares in the aggregate of New Common Stock (each, a "Share") at a purchase price of $38.39 per Share (the "Purchase Price"). The term "Eligible Holder" means the holder of a General Unsecured Claim, Section 510(b) Note Claim, Section 510(b) Equity Claim or Section 510(b) ERISA Claim (as each such term is defined in the Plan), which claim has been allowed or otherwise estimated for the purpose of participating in the Rights Offering on or before the date established by the Bankruptcy Court for determining all Eligible Holders of record.

     (b) The Company will conduct the Rights Offering pursuant to the Plan, which shall reflect the Company's proposed restructuring transactions described in this Agreement and the Summary of Terms of Preferred Stock attached hereto as Exhibit A (the "Preferred Term Sheet").

     (c)  The Rights Offering will be conducted as follows:

          (i) On the terms and subject to the conditions of this Agreement and subject to applicable law, the Company shall offer Shares for subscription by the holders of Rights as set forth in this Agreement.

          (ii) Promptly, and no later than four (4) Business Days, following the occurrence of both (1) the date that the Confirmation Order shall have been entered by the Bankruptcy Court and (2) the effectiveness under the Securities Act of 1933, as amended (the "Securities Act"), of the Rights Offering Registration Statement filed with the Securities and Exchange Commission (the "Commission") relating to the Rights Offering, the Company shall issue (the date of such distribution, the "Rights Distribution Date") to each Eligible Holder, Rights to purchase up to its pro rata portion of 41,026,310 Shares in the aggregate (the "Basic Subscription Privilege"). The Company will be responsible for effecting the distribution of certificates representing the Rights, the Rights Offering Prospectus and any related materials to each Eligible Holder.

          (iii) Each Eligible Holder who exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional Shares offered in the Rights Offering for an amount as provided in the Plan to the extent the other Eligible Holders do not exercise all of their Rights in the Basic

               Subscription Privilege (the "Over-Subscription Privilege") with amounts in excess of the Purchase Price per Share paid pursuant to an Over-Subscription Privilege to be aggregated and distributed as provided for in the Plan.

          (iv) The Rights may be exercised during a period (the "Rights Exercise Period") commencing on the Rights Distribution Date and ending at the Expiration Time. The Rights shall separately be transferable. "Expiration Time" means the date that is 30 days after the Rights Distribution Date, or such later date and time as the Company, subject to the prior written approval of ADAH, may specify in a notice provided to the Investors before 9:00 a.m., New York City time, on the Business Day before the then-effective Expiration Time. The Company shall use its reasonable best efforts to cause the effective date of the Plan (the "Effective Date") to occur as promptly as reasonably practicable after the Expiration Time. For the purpose of this Agreement, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close. Each Eligible Holder who wishes to exercise all or a portion of its Rights shall (i) during the Rights Exercise Period return a duly executed document to a subscription agent reasonably acceptable to the Company and ADAH (the "Subscription Agent") electing to exercise all or a portion of such Eligible Holder's Basic Subscription Privilege and specifying the number of Shares, if any, such Eligible Holder wishes to purchase pursuant to its Over-Subscription Privilege and (ii) pay an amount, equal to the full Purchase Price of the number of Shares that the Eligible Holder elects to purchase pursuant to its Basic Subscription Privilege and Over-Subscription Privilege, by wire transfer of immediately available funds by the Expiration Time to an escrow account established for the Rights Offering.

          (v) As soon as reasonably practicable following the Effective Date, the Company will issue to each Eligible Holder who validly exercised its Basic Subscription Privilege and, if applicable, its Over-Subscription Privilege, the number of Shares to which such holder of Rights is entitled based on the terms of the Rights Offering.

          (vi) The Company hereby agrees and undertakes to give each Investor by electronic facsimile transmission the certification by an executive officer of the Company of either (i) the number of Shares elected to be purchased by Eligible Holders under their Basic Subscription Privilege and, if applicable, their Over-Subscription Privilege, the aggregate Purchase

               Price therefor, the number of Unsubscribed Shares and the aggregate Purchase Price therefor (a "Purchase Notice") or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the commitment set forth in
               Section 2(a)(iv) is terminated (a "Satisfaction Notice") as soon as practicable after the Expiration Time and, in any event, reasonably in advance of the Closing Date (the date of transmission of confirmation of a Purchase Notice or a Satisfaction Notice, the "Determination Date").

          (vii) The Rights Offering will provide each Eligible Holder who validly exercised its Rights with the right to withdraw a previous exercise of Rights after the withdrawal deadline established in the Rights Offering Registration Statement if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the Rights and the Bankruptcy Court requires resolicitation of votes under Section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan.".

     (g) Section 2(a)(i) of the EPCA is hereby amended by replacing the number "$38.39" with the number "$42.20".

     (h) Section 2(a)(iii) of the EPCA is hereby amended by replacing the number "$31.28" with the number "$38.39" and by replacing the number "12,787,724" with the number "10,419,380".

     (i) Section 2(a)(iv) of the EPCA is hereby amended by adding the words "pursuant to the Basic Subscription Privileges and Over-Subscription Privileges" after the words "Rights Exercise Period".

     (j) Section 2(i) of the EPCA is hereby amended (i) by replacing the words "Disclosure Statement Filing Date." with the words "original filing on September 6, 2007 of the Company's disclosure statement. The Arrangement Fee and the first fifty percent (50%) of the Commitment Fees have been paid to ADAH." and (ii) by replacing the words "Disclosure Statement Approval Date. The Arrangement Fee shall be paid to ADAH upon entry of the Approval Order." with the words "Subsequent Approval Date.".

     (k)  The introductory paragraph to Section 3 of the EPCA is hereby amended
          (i) to delete the words "to be delivered pursuant to Section 5(s)" appearing in the first sentence and replacing them with the following words "delivered by the Company to the Investors on October 29, 2007" and (ii) to delete the ":" appearing at the end thereof and replace it with the following words ". References in this

          Agreement to the Company SEC Documents filed prior to the date hereof shall mean Company SEC Documents filed prior to the Disclosure Letter Delivery Date and the Company's Quarterly Report on Form 10-Q filed on November 6, 2007.".

     (l) Section 3(a) of the EPCA is hereby amended in clause (vi) by replacing the words "or any failure to timely file periodic reports or timely prepare financial statements and the costs and effects of completing the preparation of the Company's financial statements and periodic reports" and replacing them with the words ", the Company's failure to timely file its Form 10-Ks for the years ended December 31, 2005 and 2004, and its Form 10-Qs for the quarters ended September 30, 2006, March 31, 2006, March 31, 2005 and September 30, 2004, respectively, or timely prepare the corresponding required financial statements (and the costs and effects of completing the preparation of those aforementioned financial statements and periodic reports)".

     (m) Section 3(b)(ii) of the EPCA is hereby amended (i) by deleting the words "Prior to the execution by the Company and filing with the Bankruptcy Court of the Plan, the" and replacing them with the word "The" and (ii) by adding the words "had and" after the words "into the Plan".

     (n) Section 3(c)(ii) of the EPCA is hereby amended by replacing the words "will be" with the words "has been".

     (o) Section 3(d) in the fifth sentence thereof, Section 3(f), Section 3(g), Section 4(h), Section 4(i), Section 5(d), Section 8(c)(v),
          Section 9(a)(xv), Section 9(c)(iii) and Section 12(c) of the EPCA are hereby amended by deleting the word "Terms" after the word "Plan" at each occurrence of such words therein.

     (p) Section 3(d) in the seventh sentence thereof, Section 3(nn), Section 3(oo), Section 5(b), Section 5(j), Section 6(d), the introductory paragraph to Section 8, Section 9(a)(vi), Section 9(a)(xiv), Section 9(a)(xix), Section 9(c)(x) and Section 12(f) of the EPCA are hereby amended by deleting the words ", the Plan Terms" at each occurrence of such words therein.

     (q) Section 3(d) of the EPCA is hereby amended by (i) replacing the word "June" in the second sentence thereof with the word "September", (ii) replacing the number "561,781,500" in the second sentence thereof with the number "561,781,590", (iii) replacing the number "85,978,864" in the second sentence thereof with the number "77,847,906", (iv) replacing the number "23,207,104" in the eighth sentence thereof with the number "37,863,953", (v) replacing the number "124,400,000" with the number "93,402,457" in the ninth sentence thereof, (vi) replacing the number "12,787,724" with the number "10,419,380" in the ninth sentence thereof and (vii) deleting the words "and (iii) 10,419,380 shares of Series B Preferred Stock will be issued and outstanding" and replacing them with the words ", (iii) 9,478,887 shares of Series B Preferred Stock and (iv) 17,965,686 shares of Series C Convertible Preferred Stock, par value $0.01 per share, will be issued and outstanding" in the ninth sentence thereof.

     (r) Section 3(i) of the EPCA is hereby amended by (i) inserting the words "included or incorporated by reference or" immediately preceding the words "to be included" at each occurrence of such words therein and
          (ii) replacing the words "will be set forth in the Disclosure Statement," with the words "the Disclosure Statement and will be set forth in the".

     (s) Section 3(j) of the EPCA is hereby amended by (i) inserting the words "conformed and" immediately prior to the words "will conform" appearing in the fifth sentence thereof and (ii) by inserting the words "did not and" immediately preceding the words "will not" appearing in the sixth sentence thereof.

     (t) Section 3(m)(vii)(A) of the EPCA is hereby amended by inserting the words "and dated August 21, 2007" immediately after the words "April 5, 2007".

     (u) Section 3(m)(vii)(A) and Section 3(m)(viii)(A) of the EPCA are hereby amended by replacing the words "satisfaction of the condition with respect to the Business Plan in accordance with Section 9(a)(xxviii) of this Agreement" with the words "Disclosure Letter Delivery Date".

     (v) Section 3(m)(vii)(B) and Section 3(m)(viii)(B) of the EPCA are hereby amended by replacing the words "after the satisfaction of the condition with respect to the Business Plan in accordance Section 9(a)(xxviii) of this Agreement, the Business Plan approved by ADAH in accordance with this Agreement," with the words "from and after the Disclosure Letter Delivery Date, the Business Plan (and if amended in a manner that satisfies the condition with respect to the Business Plan set forth in Section 9(a)(xxviii), as so amended),".

     (w) Section 3(n) of the EPCA is hereby amended by replacing the words "or the Approval Order" with the words ", the Approval Order, the Subsequent Approval Order".

     (x) Section 3(ii) of the EPCA is hereby amended by adding the words "the Preferred Term Sheet or the Plan," immediately following the words "Section 8(c)(iv)," appearing therein.

     (y) Section 3(pp) of the EPCA is hereby amended and restated in its entirety to read as follows:

     "(pp) Labor MOUs. On June 22, 2007, the Company entered into a Memorandum of Understanding (the "UAW MOU") with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW") and GM. On August 5, 2007, the Company entered into a Memorandum of Understanding (the "IUE-CWA MOU") with the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America ("IUE-CWA") and GM. On August 16, 2007, the Company entered into two Memoranda of Understanding (the "USW MOUs", and collectively with the UAW MOU and the IUE-CWA MOU, as each such agreement has been amended through the Disclosure Letter Delivery Date, the "Labor MOUs") with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local Union 87L (together, the "USW") and GM. The UAW MOU, IUE-CWA MOU and the USW MOUs have been ratified by the membership of the UAW, IUE-CWA and USW, respectively, and true and complete copies of the Labor MOUs have been made available to ADAH.".

     (z) The following paragraph should be inserted in its entirety immediately following Section 3(pp):

     "(qq) Debt Financing. The Company has delivered to ADAH a correct and complete copy of an executed "best efforts" financing letter (the "Financing Letter") from J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc. dated November 3, 2007 and as filed with the Bankruptcy Court on November 6, 2007 (on the terms indicated, the "Bank Financing" and, together with the GM Debt (as defined below), the "Debt Financing"). The Financing Letter is a legal, valid and binding obligation of the Company, and to the knowledge of the Company, the other parties thereto, and is in full force and effect. The Financing Letter has not been withdrawn, terminated or otherwise amended or modified in any respect and no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Company under the Financing Letter. The Company has fully paid any and all fees required by the Financing Letter to be paid as of the date hereof."

     (aa) The introductory paragraph to Section 4 of the EPCA is hereby amended to replace the word "Each" in the first sentence thereof with the words "Except as set forth in a disclosure letter delivered by the Investors to the Company on the Disclosure Letter Delivery Date (the "Investor Disclosure Letter"), each".

     (bb) Section 5(a) of the EPCA is hereby amended by adding the word "Subsequent" immediately after the words "cause the" and the words "filing of the".

     (cc) Section 5(b) of the EPCA is hereby amended by (i) replacing the words "shall authorize, execute, file with the Bankruptcy Court and seek confirmation of, a Plan (and a related disclosure statement (the "Disclosure Statement"))" with the words "has authorized, executed and filed with the Bankruptcy Court and shall seek confirmation of, the Plan", (ii) replacing the words "each Investor, its Affiliates, shareholders, partners, directors, officers, employees and advisors from liability for participation in the transactions contemplated by the Original Agreement, this Agreement, the Preferred Term Sheet, the Original PSA and the Plan to the fullest extent permitted under applicable law" with the words "as contemplated in Section 9(a)(iv)",
          (iii) replacing the words ", the Preferred Term Sheet and the Plan Terms," and the words ", the Preferred Term Sheet and the Plan Terms" with the words "and the Preferred Term Sheet" and (iv) replacing the words "entry of an order by the Bankruptcy Court approving the Disclosure Statement (the "Disclosure Statement Approval Date") and the effectiveness under the Securities Act of the Rights Offering Registration Statement" with the words "Subsequent Approval Date".

     (dd) Section 5(d) of the EPCA is hereby amended by replacing the words "date the GM Settlement is agreed" with the words "Subsequent Approval Date" in the second sentence thereof.

     (ee) Section 5(i) of the EPCA are hereby amended by replacing the words "Disclosure Statement" with the word "Subsequent".

     (ff) The introductory paragraph of Section 5(n) of the EPCA is hereby amended and restated in its entirety as follows:


     "(n) Conduct of Business. During the period from the date of this Agreement to the Closing Date (except as otherwise expressly provided by the terms of this Agreement including the Disclosure Letter, the Plan or any other order of the Bankruptcy Court entered on or prior to the date hereof in the Chapter 11 Cases), the Company and its Subsidiaries shall carry on their businesses in the ordinary course (subject to any actions which are consistent with the, at any time prior to the Disclosure Letter Delivery Date, Draft Business Plan or, at any time from and after the Disclosure Letter Delivery Date, the Business Plan and at all times from and after the Disclosure Letter Delivery Date, the Business Plan (and, if amended in a manner that satisfies the condition with respect to the Business Plan set forth in Section 9(a)(xxviii), as so amended) and, to the extent consistent therewith, use their commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or its Subsidiaries. Without limiting the generality of the foregoing, except as set forth in the Disclosure Letter, the Company and its Subsidiaries shall carry on their businesses in all material respects in accordance with, at any time prior to the Disclosure Letter Delivery Date, the

     Draft Business Plan and at all times from and after the Disclosure Letter Delivery Date, the Business Plan (and, if amended in a manner that satisfies the condition with respect to the Business Plan set forth in
     Section 9(a)(xxviii), as so amended) and shall not enter into any transaction that, at any time prior to the Disclosure Letter Delivery Date, would be inconsistent with the Draft Business Plan (and, if amended in a manner that satisfies the condition with respect to the Business Plan set forth in Section 9(a)(xxviii), as so amended) and shall use its commercially reasonable efforts to effect such Draft Business Plan and the Business Plan. Without limiting the generality of the foregoing, and except as otherwise expressly provided or permitted by this Agreement (including the Disclosure Letter), the Plan or any other order of the Bankruptcy Court entered as of the date of the Original Agreement in these Chapter 11 Cases, prior to the Closing Date, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions without the prior written consent of ADAH, which consent shall not be unreasonably withheld, conditioned or delayed:".

     (gg) Section 5(n)(vi) of the EPCA is hereby amended (i) by replacing the word "satisfying" with the words "(and, if amended in a manner that satisfies", (ii) by replacing the word "of" with the words ", as so amended)" and (iii) by deleting the words "this Agreement, the Plan Terms,".

     (hh) Section 5(p) of the EPCA is hereby amended and restated in its entirety as follows:

     "(p) GM Settlement. The Company has delivered to ADAH and its counsel a copy of the Global Settlement Agreement between the Company and GM dated September 6, 2007, the Master Restructuring Agreement between the Company and GM, dated September 6, 2007 each as amended by amendments (the "GM Amendments") dated as of November 14, 2007 (collectively, the "GM Settlement"). Other than the GM Amendments, the Company shall not enter into any other agreement with GM that (i) is materially inconsistent with this Agreement and the Plan, (ii) is outside the ordinary course of business or (iii) the terms of which would have a material impact on the Investors' proposed investment in the Company. The Company has not entered into any material written agreements between or among the Company or any of its Subsidiaries and GM or any of its Subsidiaries directly relating to the Plan or the GM Settlement or the performance of the Transaction Agreements, and any such written agreements hereafter entered into will be disclosed promptly to ADAH.".

     (ii) Section 5(s) of the EPCA is hereby amended and restated in its entirety as follows:

     "(s) Business Plan. The Company has delivered to ADAH a final five-year business plan dated the Disclosure Letter Delivery Date (the "Business Plan"). The Company represents and warrants to the Investors that the Business Plan was approved by the

     Company's board of directors and prepared in good faith and based on reasonable assumptions.".

     (jj) Section 5(t) of the EPCA is hereby amended and restated in its entirety as follows:

     "(t) Financing Assistance. (i) The Company shall use its reasonable best efforts to arrange the Bank Financing and the second lien debt to be issued to GM set forth in Exhibit E (the "GM Debt") on the terms and conditions described in the Financing Letter and in Exhibit E, including using its reasonable best efforts to (i) negotiate definitive agreements with respect thereto on terms and conditions contained therein, (ii) satisfy on a timely basis all conditions applicable to the Company in such definitive agreements that are within its control and (iii) consummate the Debt Financing at the Closing. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Financing Letter or in Exhibit E, the Company shall promptly (and in any event within one Business Day) notify ADAH of such unavailability and the reasons therefore. The Company shall give ADAH prompt notice of any breach by any party of the Financing Letter or any termination of the Financing Letter. The Company shall keep ADAH informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, in each case, to the extent adverse to the Company or the Investors, the Financing Letter or the terms set forth in Exhibit E. The Company shall provide notice to ADAH promptly upon receiving the Debt Financing and shall furnish correct and complete copies of the definitive agreements with respect thereto to ADAH promptly upon their execution. Subject to applicable regulatory or NASD requirements, Merrill and UBS (or their Affiliates) shall be entitled to participate in the Debt Financing on market terms. The Company and its Subsidiaries shall execute and deliver any commitment letters, underwriting or placement agreements, registration statements, pledge and security documents, other definitive financing documents, or other requested certificates or documents necessary or desirable to obtain the Debt Financing. The Company will (i) provide to ADAH and its counsel a copy of all marketing information, term sheets, commitment letters and agreements related to the Debt Financing and a reasonable opportunity to review and comment on such documents prior to such document being distributed, executed or delivered or filed with the Bankruptcy Court, (ii) duly consider in good faith any comments of ADAH and its counsel consistent with the Agreement, the Preferred Term Sheet and the Plan and any other reasonable comments of ADAH and its counsel and shall not reject such comments without first discussing the reasons therefor with ADAH or its counsel and giving due consideration to the views of ADAH and its counsel, and (iii) keep ADAH reasonably informed on a timely basis of developments in connection with the Debt Financing and provide the Investors with an opportunity to attend and participate in meetings and/or roadshows with potential providers of the Debt Financing.".

     (kk) Section 5(u), Section 12(d)(ii) and Section 12(d)(iv) of the EPCA are hereby amended by deleting such section and replacing it with the word "[Reserved].".

     (ll) Section 5(w) of the EPCA is hereby amended and restated in its entirety as follows:

     "(w) Agreement on Key Documentation. The Company shall use its commercially reasonable efforts to agree on or prior to the date of issuance of the Confirmation Order on the terms of the Amended and Restated Constituent Documents, the Series A Certificate of Designations, the Series B Certificate of Designations and the Series C Certificate of Designations, the Shareholders Agreement and the Registration Rights Agreement with ADAH and any other Transaction Agreements.".

     (mm) Section 5(y) of the EPCA is hereby amended and restated in its entirety as follows:

     "(y) Termination of Commitment Letters. The Company acknowledges and agrees that (i) the various commitment letters of Appaloosa in favor of ADAH and the Company, and of Harbinger Fund in favor of Harbinger and the Company, each dated January 18, 2007 and August 3, 2007, respectively, and (ii) the commitment letter of Pardus Special Opportunities Master Fund L.P. in favor Pardus and the Company dated as of August 3, 2007, have been terminated and are of no further force or effect and that each of Appaloosa, Harbinger Fund and Pardus Special Opportunities Master Fund L.P. shall have no further liability or obligation under those commitment letters.".

     (nn) Section 6(a) of the EPCA is hereby amended by inserting the words "any amendments to" prior to the words "the Disclosure Statement".

     (oo) Section 6(b), in the second sentence thereof, and Section 7, in the first sentence thereof, of the EPCA are hereby amended by replacing the words "Disclosure Statement Filing Date" with the words "Subsequent Approval Date".

     (pp) Section 8(b) and Section 8(c) of the EPCA is hereby amended by deleting the words "the PSA,".

     (qq) Section 8(c) of the EPCA is hereby amended by (i) in (c)(iii), replacing the words ", and certain of the Investors" with the words " and ADAH", (ii) in (c)(iv) deleting the words "among the Company and the Investors", (iii) in (c)(iv)(a), replacing the words "by the Investors, any Related Purchasers and the Ultimate Purchasers of the Unsubscribed Shares, the Direct Subscription Shares and the Series B Preferred Shares" with the words "of Registrable Securities (as defined in the Preferred Term Sheet)", (iv) in (c)(iv)(c) and (c)(iv)(d), inserting the words "and GM and, to the extent customary and appropriate, the selling shareholders under the Resale Registration Statement" after the words "Investors" and "Investor", respectively, and (v) in (c)(vi), by replacing the words "and the Series B" with the words ", the Series B Certificate of Designations and the Series C".

     (rr) Section 9(a)(i) of the EPCA is hereby amended by (i) in the first sentence, inserting the word "Subsequent" between the words "The" and "Approval" and (ii) in the second sentence, replacing the words "Approval Order" with the word "order".

     (ss) Section 9(a)(iv) of the EPCA is hereby amended and restated in its entirety as follows:

     "(iv) Release. The Confirmed Plan shall provide for (A) the release of each Investor (in its capacity as such or otherwise), its Affiliates, shareholders, partners, directors, officers, employees and advisors from liability for participation in the transactions contemplated by the Original Agreement, this Agreement, the Preferred Term Sheet, the Original PSA and the Plan and any other investment in the Company discussed with the Company whether prior to or after the execution of the foregoing to the fullest extent permitted under applicable law, (B) the exculpation of each Investor (in its capacity as such or otherwise), its Affiliates, shareholders, partners, directors, officers, employees and advisors with respect to all of the foregoing actions set forth in subclause (A) and additionally to the same extent the Company's directors, officers, employees, attorneys, advisors and agents are otherwise exculpated under the Plan, and (C) the release of each Investor (in its capacity as an investor), its Affiliates, shareholders, partners, directors, officers, employees and advisors to the same extent the Company's directors, officers, employees, attorneys, advisors and agents are otherwise released under the Plan; provided, that such releases and exculpations shall not prohibit or impede the Company's ability to assert defenses or counterclaims in connection with or relating to the Original Agreement or the Original PSA.".

     (tt) Section 9(a)(v) of the EPCA is hereby amended by deleting the words "the Plan Terms and".

     (uu) Section 9(a)(ix) of the EPCA is hereby amended by deleting the words "Confirmed Plan" appearing therein and replacing them with the words "Plan approved by the Bankruptcy Court in the Confirmation Order (the "Confirmed Plan")".

     (vv) Section 9(a)(xix) of the EPCA is hereby amended and restated in its entirety as follows:

     "(xix) Financing. (A) The Company shall have received the proceeds of the Debt Financings and the Rights Offering that, together with the proceeds of the sale of the Investor Shares, are sufficient to fund fully the transactions contemplated by this Agreement, the Preferred Term Sheet, the GM Settlement (to the extent the Company is to fund such transactions) and the Plan; and (B) undrawn availability under the asset backed revolving loan facility described in the Financing Letter (after taking into account any open letters of credit pursuant to such loan facility and after taking into account any reductions in availability due to any shortfall in collateral under the borrowing base formula set forth in such facility) shall be no less than $1.4 billion..

     (ww) Section 9(a)(xx) of the EPCA is hereby amended and restated in its entirety as follows:

     "(xx) Interest Expense. The Company shall have demonstrated, to the reasonable satisfaction of ADAH, that the pro forma interest expense (cash or noncash) for the Company during 2008 on the Company's Indebtedness will not exceed $585 million and ADAH shall have received from Delphi a certificate of a senior executive officer with knowledge of the foregoing to this effect with reasonably detailed supporting documentation to support such amount.".

     (xx) Section 9(a)(xxii) of the EPCA is hereby amended and restated in its entirety as follows:

     "(xxii) Trade and Other Unsecured Claims. The aggregate amount of all Trade and Other Unsecured Claims (as defined in the Plan) that have been asserted or scheduled but not yet disallowed shall be allowed or estimated for distribution purposes by the Bankruptcy Court to be no more than $1.45 billion, excluding all allowed accrued post-petition interest thereon; provided, that if ADAH waives this condition and the Company issues any shares of Common Stock pursuant to the Plan (after giving effect to any cash or other consideration provided to holders of Trade and Other Unsecured Claims under the Plan) as a result of Trade and Other Unsecured Claims aggregating in excess of $1.475 billion, then (i) the Company shall issue to the Investors additional Direct Subscription Shares (in the proportions set forth in Schedule 2), without the payment of any additional consideration therefor, in such amount in the aggregate that is sufficient to ensure that the percentage of shares of outstanding Common Stock that such Investors would have owned on the Closing Date had the Excess Shares not been issued (assuming for this purpose that all Excess Shares are issued on the Closing Date) is maintained and (ii) the issuance of shares of Common Stock described in this Section 9(a)(xxii) shall be treated as an issuance of Common Stock without consideration for purposes of the anti-dilution provisions of the Preferred Shares and shall result in an adjustment to the conversion price of the Preferred Shares pursuant to the Series A Certificate of Designation and Series B Certificate of Designations. For purposes of this Section 9(a)(xxii), "Excess Shares" shall mean any shares of Common Stock issued by the Company pursuant to the Plan (after giving effect to any cash or other consideration provided to holders of Trade and Other Unsecured Claims under the Plan) as a result of Trade and Other Unsecured Claims aggregating in excess of $1.45 billion.".

     (yy) Section 9(a)(xxvi) of the EPCA is hereby amended by inserting the words "after the Disclosure Letter Delivery Date" immediately after to the words "shall not have occurred" at each occurrence of such words therein.

     (zz) Section 9(a)(xxvii) of the EPCA is hereby amended (i) by, in the first sentence, replacing the words "the final Business Plan satisfying the condition with respect to the Business Plan set forth in Section 9(a)(xxviii) of this Agreement" with the words "the Business Plan" at each occurrence of such words therein, (ii) by, in the third sentence, replacing the words "$7,159 million" with the words "$5.2 billion" and
          (iii) by, in the third sentence, inserting the words "(such calculation to be performed in accordance with the Net Debt calculation set forth in Exhibit F)" immediately after the words "more than $250 million".

     (aaa) Section 9(a)(xxviii) of the EPCA is hereby amended and restated in its entirety as follows:

          "(xxviii) Plan, Delivered Investment Documents and Material Investment Documents.

               (A) (i) The Company shall have delivered to ADAH prior to each Relevant Date and ADAH shall have made the determination referred to in Section 9(a)(xxviii)(B) with respect to all Material Investment Documents. The term "Material Investment Documents" shall mean the Confirmation Order, the Rights Offering Registration Statement, any amendments or supplements to the Delivered Investment Documents, the Amended and Restated Constituent Documents, the Series A Certificate of Designations, the Series B Certificate of Designations, Series C Certificate of Designations, the Shareholders Agreement, the Registration Rights Agreement, the Transaction Agreements and any amendments and/or supplements to the foregoing. The term "Delivered Investment Documents" shall mean, the GM Settlement, the Plan, the Disclosure Statement, the Business Plan and the Labor MOUs. The term "Relevant Date" shall mean the date of issuance of the Confirmation Order and the Closing Date.

                    (ii) With respect to any agreement that is a Material Investment Document or a Delivered Investment Document and was or is entered into in satisfaction of the condition set forth in Section 9(a)(xxviii), at each Relevant Date (i) such agreement shall remain in full force and effect and shall not have been rescinded, terminated, challenged or repudiated by any party thereto and
               (ii) the parties to such agreement, shall have performed and complied with all of their respective covenants and agreements contained in such agreement in all material respects through the Closing Date. The Business Plan (and, if amended in a manner that satisfies the condition with respect to the Business Plan set forth in this Section 9(a)(xxviii), as so amended) shall not have been rescinded or repudiated in any material respect by the Company or its Board of Directors.

          (B) With respect to any Material Investment Document (other than amendments or supplements to the GM Settlement), ADAH shall have determined within the time frames set forth in Section 9(a)(xxviii)(C), that it is reasonably satisfied with the terms thereof to the extent such terms would have a material impact on the Investors' proposed investment in the Company. With respect to any amendments or supplements to the GM Settlement ADAH shall have determined that it is satisfied with the GM Settlement as so amended or supplemented in its reasonable discretion taking into account whether it has a material impact on the Investors' proposed investment in the Company and other relevant factors.

          (C) The conditions referred to in clause (A) above shall be deemed to have been conclusively satisfied without further action by any Party unless:

               (1)  [Reserved];

               (2)  [Reserved];

               (3) with respect to any Material Investment Document (or any amendment or supplement thereto) delivered to ADAH by the Company prior to the date of issuance of the Confirmation Order, ADAH has delivered (and has not withdrawn), within ten (10) days of delivery by the Company of the final form of such document, accompanied by a written request for approval of such document, a written deficiency notice to the Company reasonably asserting with reasonable specificity that such condition is not satisfied, and the Company shall not have cured such deficiency within ten (10) days of the Company's receipt of such notice (the "Cure Period"); and

               (4) with respect to any Material Investment Document (or any amendment or supplement thereto) delivered to ADAH by the Company after the date of issuance of the Confirmation Order and prior to the Closing Date, ADAH has delivered (and has not withdrawn), within five (5) Business Days of delivery by the Company of the final form of such document accompanied by a written request for approval of such documents, a written deficiency notice to the Company reasonably asserting with reasonable specificity that such condition is not satisfied and the Company shall not have cured such deficiency during the Cure Period.".

     (bbb) Inserting the following immediately after Section 9(a)(xxviii) of the
          EPCA:

          "(xxix) PBGC Liens. ADAH shall be reasonably satisfied that the Company has obtained an agreement of the PBGC that the PBGC liens set forth on Section 3(t) and Section 3(z) of the Disclosure Letter will be withdrawn in accordance with applicable law and ADAH shall have received evidence satisfactory to it to that effect.".

     (ccc) Section 9(c)(i) of the EPCA is hereby amended by inserting the word "Subsequent" between the word "The" and the word "Approval".

     (ddd) Section 11(b) of the EPCA is hereby amended by replacing (i) the words "Disclosure Statement" with the words "Subsequent" at each occurrence of such words therein and (ii) the words "Filing Date" with the words "Approval Date" at each occurrence of such words therein.

     (eee) Section 12(d)(i) of the EPCA is hereby amended (i) by deleting the words "August 16, 2007" and replacing them with the words "December 20, 2007", (ii) by deleting the words "August 31, 2007" and replacing them with the words "January 7, 2008", and (iii) by inserting the word "Subsequent" between the word "the" and the word "Approval" at each occurrence therein.

     (fff) Section 13(b) is hereby amended by inserting the words "Facsimile:
          (212) 521-6972" directly beneath the words "Attn: Philip A. Falcone".

     (ggg) (i) Section 13(e) and the signature bloc of the EPCA are hereby amended by inserting a "," after the word "Goldman" at each occurrence of such word therein and (ii) Section 13(e) is hereby amended by inserting "LLP" after the word "Cromwell".

     (hhh) Section 15 of the EPCA is hereby amended by inserting the following after the first paragraph:

     "Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Investor, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Investors under this Agreement unless such alteration, amendment or modification has been agreed to in writing by each Investor.".

     (iii) Schedule 1 to the EPCA is replaced in its entirety with Schedule 1 hereto.

     (jjj) Schedule 2 to the EPCA is replaced in its entirety with Schedule 2 hereto.

     (kkk) Exhibit A to the EPCA is replaced in its entirety with Exhibit A hereto.

     (lll) Exhibit B to the EPCA is replaced in its entirety with Exhibit B hereto.

     (mmm) Exhibit C hereto should be inserted immediately following Exhibit B to the EPCA.

     (nnn) Exhibit D hereto should be inserted immediately following Exhibit C to the EPCA.

     (ooo) Exhibit E hereto should be inserted immediately following Exhibit D to the EPCA.

     (ppp) Exhibit F hereto should be inserted immediately following Exhibit E to the EPCA.

2. Effectiveness. This Amendment shall become effective (the "Effective Date") immediately upon (i) its execution by all the parties hereto and (ii) upon entry by the Bankruptcy court of the Subsequent Approval Order. On and after the Effective Date, each reference in the EPCA to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the EPCA, shall mean and be a reference to the EPCA as amended by this Amendment. This Amendment shall operate as an amendment of the provisions of the EPCA referred to specifically herein. Except as specifically amended by this Amendment and as set forth in the preceding sentence, the EPCA shall remain in full force and effect. Except as expressly provided herein, this Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the EPCA.

3. Assignment. Neither this Amendment nor any of the rights, interests or obligations under this Amendment will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except in accordance with Section 14 of the EPCA.

4. Third Party Beneficiaries. Except as otherwise provided in the EPCA, this Amendment (including the documents and instruments referred to in this Amendment) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Amendment.

5. Prior Negotiations; Entire Agreement. This Amendment (including the documents and instruments referred to in this Amendment) constitutes the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the parties with respect to the to the subject matter of this Amendment.

6. Miscellaneous. The provisions of Sections 13, 16, 17, 18, 20 and 21 of the EPCA shall apply to this Amendment.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                   DELPHI CORPORATION


                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:


                                                   A-D ACQUISITION HOLDINGS, LLC


                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:


                                                   HARBINGER DEL-AUTO INVESTMENT
                                                    COMPANY, LTD.


                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:


                                                   MERRILL LYNCH, PIERCE, FENNER
                                                    & SMITH INCORPORATED


                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:


                                                   UBS SECURITIES LLC


                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:

                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:


                                                   GOLDMAN, SACHS & CO.


                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:


                                                   PARDUS DPH HOLDING LLC


                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:

                                                                      SCHEDULE 1

Defined Term                                         Section

ADAH..............................................   Preamble
Additional Investor Agreement.....................   Section 2 (k)
Affiliate.........................................   Section 2 (a)
Agreement.........................................   Preamble
Alternate Transaction.............................   Section 9 (a)(v)
Alternate Transaction Agreement...................   Section 9 (a)(v)
Alternate Transaction Fee.........................   Section 12 (g)
Alternative Financing.............................   Section 2 (b)
Amended and Restated Constituent Documents........   Section 8 (c)
Appaloosa.........................................   Recitals
Approval Motion...................................   Recitals
Approval Order....................................   Recitals
Arrangement Fee...................................   Section 2 (h)(iii)
Assuming Investor.................................   Section 11 (b)
Available Investor Shares.........................   Section 2 (b)
Bank Financing....................................   Section 3 (qq)
Bankruptcy Code...................................   Recitals
Bankruptcy Court..................................   Recitals
Bankruptcy Rules..................................   Section 3 (b)(i)
Basic Subscription Period.........................   Section 1 (c)(ii)
Breaching Investor................................   Section 11 (b)
Business Day......................................   Section 1 (c)(iv)
Business Plan.....................................   Section 5 (s)
Capital Structure Date............................   Section 3 (d)
Cerberus..........................................   Recitals
Change of Recommendation..........................   Section 9 (a)(vi)
Chapter 11 Cases..................................   Recitals
Closing Date......................................   Section 2 (d)
Closing Date Outside Date.........................   Section 12 (d)(iii)
Code..............................................   Section 3 (z)(ii)
Commission........................................   Section 1 (c)(ii)
Commitment Fees...................................   Section 2 (h)(ii)
Commitment Parties................................   Recitals
Company...........................................   Preamble
Company ERISA Affiliate...........................   Section 3 (z)(ii)
Company Plans.....................................   Section 3 (z)(i)
Company SEC Documents.............................   Section 3 (j)
Confirmation Order................................   Section 9 (a)(vii)
Confirmed Plan....................................   Section 9 (a)(ix)
Consideration Period..............................   Section 12 (f)(ii)
Cure Period.......................................   Section 9 (a)(xxviii)(C)(3)
Debt Financing....................................   Section 3 (qq)
Debtors...........................................   Recitals
Delivered Investment Documents....................   Section 9(a)(xxviii)(A)(i)

                                                                      SCHEDULE 1
                                                                          Page 2

Defined Term                                         Section

Determination Date................................   Section 1 (c)(vi)
DGCL..............................................   Section 3 (oo)
Direct Subscription Shares........................   Section 2 (a)(i)
Disclosure Letter.................................   Section 3
Disclosure Letter Delivery Date...................   Section 3
Disclosure Statement..............................   Recitals
Disinterested Director............................   Section 8 (c)
Dolce.............................................   Recitals
Draft Business Plan...............................   Section 3 (m)(vii)
Effective Date....................................   Section 1 (c)(iv)
Eligible Holder...................................   Section 1 (a)
Environmental Laws................................   Section 3 (x)(i)
Equity Commitment Letter..........................   Section 4 (o)
ERISA.............................................   Section 3 (z)(i)
Excess Shares.....................................   Section 9 (a)(xxii)
Exchange Act......................................   Section 3 (i)
Existing Shareholder Rights Plan..................   Section 3 (d)
Expiration Time...................................   Section 1 (c)(iv)
E&Y...............................................   Section 3 (q)
Final Approval Order..............................   Section 9 (a)(i)
Financing Letter..................................   Section 3 (qq)
Financing Order...................................   Section 2 (j)
GAAP..............................................   Section 3 (i)
GM................................................   Recitals
GM Debt...........................................   Section 5 (t)
GM Settlement.....................................   Section 5 (p)
GS................................................   Preamble
Harbinger.........................................   Preamble
Harbinger Fund....................................   Recitals
HSR Act...........................................   Section 3 (g)
Indebtedness......................................   Section 9 (a)(xxvii)
Indemnified Person................................   Section 10 (a)
Indemnifying Party................................   Section 10 (a)
Intellectual Property.............................   Section 3 (s)
Investment Decision Package.......................   Section 3 (k)(iii)
Investor..........................................   Preamble
Investor Default..................................   Section 2 (b)
Investor Disclosure Letter........................   Section 4
Investors.........................................   Preamble
Investor Shares...................................   Section 2 (a)
Issuer Free Writing Prospectus....................   Section 3 (k)(iv)
IUE-CWA...........................................   Section 3 (pp)
IUE-CWA MOU.......................................   Section 3 (pp)
knowledge of the Company..........................   Section 22

                                                                      SCHEDULE 1
                                                                          Page 3
Defined Term                                         Section

Labor MOUs........................................   Section 3 (pp)
Limited Termination...............................   Section 12 (d)
Losses............................................   Section 10 (a)
Material Adverse Effect...........................   Section 3 (a)
Material Investment Documents.....................   Section 9 (a)(xxviii)
Maximum Number....................................   Section 2 (a)
Merrill...........................................   Preamble
Money Laundering Laws.............................   Section 3 (ee)
Monthly Financial Statements......................   Section 5 (r)
Multiemployer Plans...............................   Section 3 (z)(ii)
Net Amount........................................   Section 9 (a)(xxvii)
New Common Stock..................................   Section 1 (a)
OFAC..............................................   Section 3 (ff)
Option............................................   Section 3 (d)
Options...........................................   Section 3 (d)
Original Agreement................................   Recitals
Original Approval Motion..........................   Recitals
Original Approval Order...........................   Recitals
Original Investors................................   Recitals
Original PSA......................................   Recitals
Over-Subscription Privilege.......................   Section 1 (c)(iii)
Pardus............................................   Preamble
Plan..............................................   Recitals
Preferred Commitment Fee..........................   Section 2 (h)(i)
Preferred Shares..................................   Section 2 (a)
Preferred Term Sheet..............................   Section 1 (b)
Preliminary Rights Offering Prospectus............   Section 3 (k)(v)
Proceedings.......................................   Section 10 (a)
Purchase Notice...................................   Section 1 (c)(vi)
Purchase Price....................................   Section 1 (a)
Registration Rights Agreement.....................   Section 8 (c)
Related Purchaser.................................   Section 2 (a)
Relevant Date.....................................   Section 9 (a)(xxviii)(A)(i)
Resale Registration Documents.....................   Section 8 (c)
Resale Registration Statement.....................   Section 8 (c)
Restricted Period.................................   Section 5 (j)
Right.............................................   Section 1 (a)
Rights Distribution Date..........................   Section 1 (c)(ii)
Rights Exercise Period............................   Section 1 (c)(iv)
Rights Offering...................................   Section 1 (a)
Rights Offering Prospectus........................   Section 3 (k)(ii)
Rights Offering Registration Statement............   Section 3 (k)(i)
Satisfaction Notice...............................   Section 1 (c)(vi)
Securities Act....................................   Section 1 (c)(ii)

                                                                      SCHEDULE 1
                                                                          Page 4
Defined Term                                         Section

Securities Act Effective Date.....................   Section 3 (k)(vi)
Series A Certificate of Designations..............   Section 2 (a)(iii)
Series A Preferred Stock..........................   Section 2 (a)(iii)
Series A Purchase Price...........................   Section 2 (a)(iii)
Series B Certificate of Designations..............   Section 2 (a)(i)
Series B Preferred Stock..........................   Section 2 (a)(i)
Share.............................................   Section 1 (a)
Shareholders Agreement............................   Section 8 (c)
Significant Subsidiary............................   Section 3 (a)
Single-Employer Plan..............................   Section 3 (z)(ii)
Standby Commitment Fee............................   Section 2 (h)(ii)
Stock Plans.......................................   Section 3 (d)
Subscription Agent................................   Section 1 (c)(iv)
Subsequent Approval Date..........................   Recitals
Subsequent Approval Motion........................   Recitals
Subsequent Approval Order.........................   Recitals
Subsidiary........................................   Section 3 (a)
Superior Transaction..............................   Section 12 (f)
Takeover Statute..................................   Section 3 (oo)
Taxes.............................................   Section 3 (y)
Tax Returns.......................................   Section 3 (y)(i)
Transaction Agreements............................   Section 3 (b)(i)
Transaction Expenses..............................   Section 2 (j)
Transformation Plan...............................   Section 3 (m)(vi)
UAW...............................................   Section 3 (pp)
UAW MOUs..........................................   Section 3 (pp)
UBS...............................................   Preamble
Ultimate Purchasers...............................   Section 2 (k)
Unsubscribed Shares...............................   Section 2 (a)(iv)
USW...............................................   Section 3 (pp)
USW MOUs..........................................   Section 3 (pp)

                                                                      SCHEDULE 2

                                        DIRECT
                    DIRECT           SUBSCRIPTION           MAXIMUM              MAXIMUM               MAXIMUM
                 SUBSCRIPTION       SHARES PURCHASE         BACKSTOP          BACKSTOP SHARES       TOTAL COMMON
INVESTOR            SHARES              PRICE               SHARES            PURCHASE PRICE            SHARES
-------------   --------------   --------------------   ----------------   --------------------   -----------------
ADAH.........     1,761,878.56   $      67,638,517.91      15,856,906.65   $     608,746,646.31       17,618,785.21
Del-Auto.....       702,593.81   $      26,972,576.49       6,323,344.17   $     242,753,182.51        7,025,937.98
Merrill......       265,346.92   $      10,186,668.33       2,388,122.24   $      91,680,012.77        2,653,469.16
UBS..........       265,346.92   $      10,186,668.33       2,388,122.24   $      91,680,012.77        2,653,469.16
GS...........       950,768.23   $      36,499,992.44       8,556,913.88   $     328,499,923.98        9,507,682.12
Pardus.......       612,544.55   $      23,515,585.30       5,512,900.82   $     211,640,262.56        6,125,445.37
                --------------   --------------------   ----------------   --------------------   -----------------
   Total.....     4,558,479.00   $     175,000,008.81      41,026,310.00   $   1,575,000,040.90       45,584,789.00
                    MAXIMUM TOTAL        SERIES A                             SERIES B
                   COMMON SHARES        PREFERRED          PURCHASE           PREFERRED           PURCHASE             TOTAL
INVESTOR           PURCHASE PRICE        STOCK(1)           PRICE              STOCK(2)            PRICE           PURCHASE PRICE
-------------   -------------------  ---------------   ----------------   ----------------   -----------------   -------------------
ADAH.........   $    676,385,164.22       10,419,380   $ 399,999,998.20                  -   $               -   $  1,076,385,162.42
Del-Auto.....   $    269,725,759.00                -                  -       3,021,395.23   $  127,502,878.76   $    397,228,637.76
Merrill......   $    101,866,681.10                -                  -       1,540,319.14   $   65,001,467.60   $    166,868,148.70
UBS..........   $    101,866,681.10                -                  -       1,540,319.14   $   65,001,467.60   $    166,868,148.70
GS...........   $    364,999,916.42                -                  -         829,402.61   $   35,000,790.25   $    400,000,706.67
Pardus.......   $    235,155,847.86                -                  -       2,547,450.88   $  107,502,427.19   $    342,658,275.05
                -------------------  ---------------   ----------------   ----------------   -----------------   -------------------
   Total.....   $  1,750,000,049.71       10,419,380   $ 399,999,998.20       9,478,887.00   $  400,009,031.40   $  2,550,009,079.31

PROPORTIONATE
SHARE OF PREFERRED
COMMITMENT FEE:

ADAH.........         50.4861%
Del-Auto.....         15.9375%
Merrill......          8.1250%
UBS..........          8.1250%
GS...........          3.8889%
Pardus.......         13.4375%
                --------------
   Total....              100%

PROPORTIONATE
SHARE OF STANDBY
COMMITMENT FEE:

ADAH.........         40.3977%
Del-Auto.....         15.4712%
Merrill......          6.0769%
UBS..........          6.0769%
GS...........         18.5397%
Pardus.......         13.4375%
                --------------
   Total.....             100%

                                      IF REMAINING
  PROPORTIONATE         IF FULL          50% OF
SHARE OF ALTERNATE    COMMITMENT        COMMITMENT
TRANSACTION FEE:(3)   FEE RECEIVED   FEE NOT RECEIVED

ADAH.........             54.3750%             50.62%
Del-Auto.....             15.9375%             15.83%
Merrill......              8.1250%              7.64%
UBS..........              8.1250%              7.64%
GS...........                   0%              4.85%
Pardus.......             13.4375%           13.4375%
                      ------------   ----------------
     Total...                 100%               100%

----------
(1) Common stock equivalent units.
(2) Common stock equivalent units.
(3) Percentages will fluctuate depending on the amount of any Commitment Fee received.

                                                                       EXHIBIT A

                               SUMMARY OF TERMS OF
                           SERIES A-1 PREFERRED STOCK,
                           SERIES A-2 PREFERRED STOCK,
                          AND SERIES B PREFERRED STOCK
          Set forth below is a summary of indicative terms for a potential investment in Delphi Corporation by entities or funds controlled by Appaloosa Management, Harbinger Capital Partners, Merrill Lynch, Pierce, Fenner & Smith Incorporated., UBS Securities, Goldman, Sachs & Co. and Pardus Special Opportunities Master Fund L.P. The investment is being made in connection with a Plan of Reorganization of Delphi Corporation under chapter 11 of the Bankruptcy Code. The terms set forth below are intended solely to provide a framework for the parties as they proceed with discussions of the proposed transaction and do not constitute any agreement with respect to the definitive terms for any transaction or any agreement to agree or any solicitation of acceptances or rejections of any plan of reorganization. While the parties expect to negotiate in good faith with respect to the terms for a transaction, any party shall be free to discontinue discussions and negotiations at any time for any reason or no reason. No party shall be bound by the terms hereof and only execution and delivery of definitive documentation relating to the transaction shall result in any binding or enforceable obligations of any party relating to the transaction.

Issuer: Delphi Corporation (the "Company"), a corporation organized under the laws of Delaware and a successor to Delphi Corporation, as debtor in possession in the chapter 11 reorganization case (the "Bankruptcy Case") pending in the United States Bankruptcy Court for the Southern District of New York.

Investors:          Entities or funds controlled by Appaloosa Management
                    ("Appaloosa"), Harbinger Capital Partners ("Harbinger"),
                    Merrill Lynch, Pierce, Fenner & Smith Incorporated
                    ("Merrill"), UBS Securities ("UBS"), Goldman, Sachs & Co.
                    ("GS") and Pardus Special Opportunities Master Fund L.P.
                    ("Pardus" and together with Harbinger, Merrill, UBS and GS, the "Co-Lead Investors"), with the Series B Preferred Stock to be purchased by the Co-Lead Investors allocated as follows: (a) Harbinger--31.875%; (b) Merrill--16.25%; (c)
                    UBS--16.25%; (d) GS--8.75%; and (e) Pardus--26.875%.
                    Appaloosa or any Permitted Holder (as defined below) shall be the exclusive purchaser and sole beneficial owner for all purposes hereunder of the Series A-1 Preferred Stock (as defined below). Appaloosa, Harbinger, Merrill, UBS, GS and
                    Pardus are collectively referred to as the "Investors."

Securities to be    Series A-1 Senior Convertible Preferred Stock,
Issued:             par value $0.01 per share (the "Series A-1 Preferred
                    Stock"). The Series A-1 Preferred Stock shall convert to
                    Series A-2 Preferred Stock (the "Series A-2 Preferred Stock" and, together with the Series A-1 Preferred Stock, the "Series A Preferred Stock") in certain circumstances described in this term sheet.

                    Series B Senior Convertible Preferred Stock, par value $0.01 per share

                    (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock").

                    The Series B Preferred Stock shall be identical in all respect to the Series A-1 Preferred Stock except as specifically set forth below.

                    The Series A-2 Preferred Stock shall be identical in all respect to the Series A-1 Preferred Stock except it shall not have Voting Rights and Governance Rights (as defined below).

                    The (i) Series A-1 Preferred Stock and the shares of Common Stock underlying such Series A-1 Preferred Stock may not be, directly or indirectly, sold, transferred, assigned, pledged, donated, or otherwise encumbered or disposed of by any Series A Preferred Stock Holder (as defined below), during the two years following the effective date (the "Effective Date") of the Company's plan of reorganization in the Bankruptcy case (the "Plan") other than in whole pursuant to a sale of the Company (as defined below) (provided, however, that in any sale of Series A-1 Preferred Stock in connection with a sale of the Company, the seller of the Series A-1 Preferred Stock may receive consideration with a value no greater than the greater of (i) the fair market value of the Series A-1 Preferred Stock (or a preferred security of equivalent economic value), such fair market value not to reflect the value of the Voting Rights and Governance Rights attributable to the Series A-1 Preferred Stock, and (ii) the Liquidation Value) and (ii) Series B Preferred Stock and the shares of Common Stock underlying such Series B Preferred Stock, or any interest or participation therein may not be, directly or indirectly, sold, transferred, assigned, pledged or otherwise encumbered or disposed of (including by exercise of any registration rights) during the ninety days following the Effective Date other than in whole pursuant to a sale of the Company (each of (i) and (ii), the "Transfer Restriction"). A "sale of the Company" means the sale of the Company to a party or parties other than, and not including, Appaloosa or any affiliate of Appaloosa (for this purpose, an "affiliate" of Appaloosa shall not include any company in which a fund managed by Appaloosa or its affiliates invests and does not control) pursuant to which such party or parties acquire (i) the capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's Board of Directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

Purchase of         At the Effective Date, (i) Appaloosa will purchase all of
Preferred           the 10,419,380 shares of Series A-1 Preferred Stock for an
Stock:              aggregate purchase price of $400 million and (ii) the
                    Co-Lead Investors shall purchase all of the 9,478,887 shares of Series B Preferred Stock, for an aggregate purchase price of $400 million. The aggregate stated value of the Series
                    A-1 Preferred Stock shall be $400 million and the aggregate stated value of the Series B Preferred Stock shall be $400 million (in each case, the "Stated Value").

Mandatory           The Company shall convert into Common Stock all, but not
Conversion into     less than all, of the (i) Series A Preferred Stock on the
Common Stock:       first date the Mandatory Conversion Requirements are
                    satisfied (but in no event earlier than August 31, 2012(1) at the Conversion Price (as defined below) of the Series A
                    Preferred Stock in effect on such conversion date, and (ii)
                    Series B Preferred Stock on the first day the Mandatory
                    Conversion Requirements are satisfied (but in no event earlier than the third anniversary of the Effective Date) at the Conversion Price (as defined below) of the Series B
                    Preferred Stock in effect on such conversion date.

                    The "Mandatory Conversion Requirements" set forth in this section are as follows: (i) the closing price for the Common Stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion shall be equal to or greater than $81.63 per share and (ii) the Company has at the conversion date an effective shelf registration covering resales of the shares of Common Stock received upon such conversion of the Preferred Stock.

                    The Company will provide each Preferred Stock Holder (as defined below) with notice of conversion at least five (5) business days prior to the date of conversion.

                    The holders of the Series A Preferred Stock (the "Series A Preferred Stock Holders" and each, a "Series A Preferred Stock Holder") will agree not to take any action to delay or prevent such registration statement from becoming effective.

Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Preferred Stock (the "Preferred Stock Holders" and each, a "Preferred Stock Holder") shall receive, in exchange for each share, out of legally available assets of the Company, (A) a preferential amount in cash equal to (i) the Stated Value plus (ii) the aggregate amount of all accrued and unpaid dividends or distributions with respect to such share (such amount being referred to as the "Liquidation Value") and (B) a non-preferential amount (if any) in cash (the "Common Equivalent Amount") equal to (i) the amount that Preferred Stock Holder would have received pursuant to the liquidation if it had converted its Preferred Stock into Common Stock immediately prior to the liquidation minus (ii) any amounts received pursuant to
                    (A)(i) and (ii) hereof (the Stated Value and dividends and distributions). For the avoidance of doubt, this paragraph should operate so that in the event of a liquidation, dissolution

----------
(1) Assumes emergence by February 29, 2008. Conversion date to be adjusted day-by-day to reflect any later date.

                    or winding up of the business of the Company, a Preferred Stock Holder shall receive a total amount, in cash, equal to the greater of: (i) the Liquidation Value and (ii) the amount that a Preferred Stock Holder would have received pursuant to the liquidation, dissolution or winding up of the business if it converted its Preferred Stock into Common Stock immediately prior to the liquidation.

Ranking: The Series A Preferred Stock and the Series B Preferred Stock shall rank pari passu with respect to any distributions upon liquidation, dissolution or winding up of the Company. The Preferred Stock will rank senior to any other class or series of capital stock of the Company ("Junior Stock") with respect to any distributions upon liquidation, dissolution or winding up of the Company.

                    While any bankruptcy event is pending: (i) there shall be no dividends or other distributions on shares of Junior Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Junior Stock unless the Preferred Stock has been paid its Liquidation Value in full, (ii) there shall be no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on Junior Stock in each case in cash unless the Preferred Stock has first been paid in full in cash its Liquidation Value and (iii) there shall be no dividends or other distributions on Series A Preferred Stock or Series B Preferred Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Series A Preferred Stock or Series B Preferred Stock unless each of the Series A Preferred Stock and Series B Preferred Stock shall receive the same securities and the same percentage mix of consideration in respect of any such payment, dividend or distribution.

Conversion of       Each share of Preferred Stock shall be convertible at any
Preferred Stock     time, without any payment by the Preferred Stock Holder,
into Common Stock:  into a number of shares of Common Stock equal to (i) the
                    Liquidation Value divided by (ii) the Conversion Price. The
                    Conversion Price shall initially be $38.39, with respect to the Series A Preferred Stock, and $42.20 with respect to the Series B Preferred Stock, in each case subject to adjustment from time to time pursuant to the anti-dilution provisions of the Preferred Stock (as so adjusted, the "Conversion
                    Price"). The anti-dilution provisions will contain customary provisions with respect to stock splits, recombinations and stock dividends and customary weighted average anti-dilution provisions in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the Conversion Price, the issuance of additional shares at a price less than the Conversion Price and other similar occurrences.

Conversion of       If (a) Appaloosa or any Permitted Holder (as defined below)
Series A-1          sells, transfers, assigns, pledges, donates or otherwise
Preferred Stock     encumbers to any person other than a Permitted Holder, or
Into Series A-2     converts into Common Stock, shares of Series A-1 Preferred
Preferred Stock:    Stock with an aggregate Liquidation Value in excess of $100 million, or (b) David Tepper no longer controls Appaloosa and James Bolin is no longer an executive officer of Appaloosa, then all the shares of Series A-1 Preferred Stock shall automatically convert into Series A-2 Preferred Stock without any action on the part of the holder thereof;
                    provided, that with respect to clause (a), no such conversion shall be effective until the Company has in effect a registration statement covering resales of the Common Stock issuable upon conversion of the Preferred
                    Stock. The Series A Preferred Stock Holders will agree not to take any action to delay or prevent such registration statement from becoming effective.

                    If Appaloosa transfers shares of Series A-1 Preferred Stock to any person other than an affiliate of Appaloosa (such affiliate being a "Permitted Holder"), then all the shares of Series A-1 Preferred Stock so transferred shall automatically convert into Series A-2 Preferred Stock without any action on the part of the holder thereof.

                    The direct or indirect transfer of ownership interests in any Permitted Holder that owns shares of Series A-1 Preferred Stock such that such Permitted Holder ceases to be an affiliate of Appaloosa shall constitute a transfer of such Series A-1 Preferred Stock to a person other than a Permitted Holder for the purpose of this provision.

                    Each event described above in the previous two paragraphs of this section "Conversion of Series A Preferred Stock into Series A-2 Preferred Stock" is referred to as a "Series A-2 Conversion Event."

                    Subject to compliance with applicable securities laws and the Transfer Restriction, shares of Preferred Stock will be freely transferable.

Dividends:          Each Preferred Stock Holder shall be entitled to receive
                    dividends and distributions on the Preferred Stock at an annual rate of 6.5% of the Liquidation Value thereof, with respect to the Series A Preferred Stock, and 3.25% of the Liquidation Value thereof, with respect to the Series B
                    Preferred Stock, in each case payable quarterly in cash as declared by the Company's Board. Unpaid dividends shall accrue. In addition, if any dividends are declared and paid on the Common Stock, the Series A Preferred Stock shall be entitled to receive, in addition to the dividend on the Series A Preferred Stock at the stated rate, the dividends that would have been payable on the number of shares of Common Stock that would have been issued on the Series A
                    Preferred Stock had it been converted immediately prior to the record date for such dividend.

Preference with     Each Preferred Stock Holder shall, prior to the payment of
Respect to          any dividend or distribution in respect of any
Dividends:          Junior Stock, be entitled to be paid in full the dividends and distributions payable in respect of the Preferred Stock.


Restriction on      So long as shares of Series A Preferred Stock having a
Redemptions of      Liquidation Value of $200 million or more remain
Junior Stock:       outstanding, the Company shall not and shall not permit any of its subsidiaries to, purchase, redeem or otherwise acquire for value any Junior Stock, except, so long as no bankruptcy event is pending, for (i) customary provisions with respect to repurchase of employee equity upon termination of employment, (ii) purchases, redemptions or other acquisitions for value of Common Stock not to exceed
                    $50 million in any calendar year, and (iii) the mandatory redemption of outstanding shares of the Company's Series C
                    Convertible Preferred Stock in accordance with the terms and conditions, and in the amounts, set forth on the Summary of Terms of Series C Preferred Stock attached as Annex I to this Exhibit A.


Governance -        A committee (the "Search Committee") shall be appointed
Board of            consisting of one (1) representative of Appaloosa, one (1)
Directors:          representative of the Company, being the Company's lead
                    director (currently John Opie), one (1) representative of the Unsecured Creditors Committee, being David Daigle, one
                    (1) representative of the Co-Lead Investors other than UBS, GS and Merrill (who shall be determined by Appaloosa), and one (1) representative of the Equity Committee reasonably acceptable to the other members of the Search Committee.
                    Each member of the Search Committee shall be entitled to require the Search Committee to interview any person to serve as a director unless such proposed candidate is rejected by each of the Appaloosa representative, the Company representative and the representative of the Unsecured Creditors' Committee. The entire Search Committee shall be entitled to participate in such interview and in a discussion of such potential director following such interview.

                    The board of directors of the Company shall consist of nine
                    (9) directors (which number shall not be expanded at all times that the Series A-1 Preferred Stock has Series A-1 Board Rights (as defined below)), three (3) of whom (who shall be Class III Directors) shall initially be nominated by Appaloosa and elected at the time of emergence from Chapter 11 by the Series A Preferred Stock Holders (and thereafter shall be elected directly by the Series A Preferred Stock Holders) (the "Series A Directors"), one (1) of whom (who shall be a Class I Director) shall be the Executive Chairman selected as described below under "Executive Chairman", one (1) of whom (who shall be a Class I Director) shall be the Chief Executive Officer, one (1) of whom (who shall be a Class II Director) shall initially be selected by the Co-Lead Investor representative on the Search Committee with the approval of either the Company or the Unsecured Creditors' Committee (the "Joint Investor

                    Director"), one (1) of whom (who shall be a Class I Director) shall initially be selected by the Unsecured Creditors' Committee and two (2) of whom (who shall be Class II Directors) shall initially be selected by the Unsecured Creditors' Committee (such directors selected by the Unsecured Creditors' Committee and the Joint Investor Director, being the "Common Directors"). For the avoidance of doubt, all directors selected in accordance with this paragraph, shall have been interviewed and/or discussed by the Search Committee. Each director so selected shall be appointed to the initial Board of Directors of the Company unless at least three members of the following four members of the Search Committee objects to the appointment of such individual: the Appaloosa representative, the Company representative; the representative of the Unsecured Creditors' Committee; and the representative of the Equity Committee. Initially, the Board shall be comprised of (a) six (6) directors who satisfy all applicable independence requirements of the relevant stock exchange on which it is expected the Common Stock would be traded and (b) six (6) directors who are independent from the Investors; provided, that the requirements of this sentence may be waived by the unanimous consent of the Company, Appaloosa and the Unsecured Creditors Committee. Additionally, the Joint Investor Director must be independent from the Investors.

                    Directors initially will be placed as set forth above in three (3) classes: directors in the first class will have an initial term expiring at the annual meeting of stockholders to be held in 2009 (each a "Class I Director"), directors in the second class will have an initial term expiring at the annual meeting of stockholders to be held in 2010 (each a "Class II Director"), and directors in the final class will have an initial term expiring at the annual meeting of stockholders to be held in 2011 (each a "Class III Director"). After the expiration of each initial term of each class of directors, the directors will thereafter each have a one year term elected annually.

                    Following the initial election of the Executive Chairman and the Chief Executive Officer, the Executive Chairman and Chief Executive Officer shall be nominated for election to the Board by the Nominating and Corporate Governance Committee of the Board and elected to the board by the holders of the Common Stock and the Preferred Stock, voting as a class. The Executive Chairman of the Board shall be selected as described below under "Executive Chairman." The initial Chief Executive Officer shall be Rodney O'Neal, who shall become the Chief Executive Officer and President not later than the effective date of the Plan.

                    After the initial selection of the Series A Directors, until the earlier of the expiration of the term of the Class III Directors and the conversion of all Series A-1 Preferred Stock to Series A-2 Preferred Stock or Common Stock, (a) the Series A Preferred Stock shall continue to directly elect

                    (including removal and replacement) the Series A Directors subject to the ability of the Nominating and Corporate Governance Committee to, by majority vote, veto the selection of up to two proposed Series A Directors for each Series A director position on the Board and (b) the number of directors on the board of directors may not be increased. The rights of Series A-1 Preferred Stock described in this paragraph are referred to as "Series A-1 Board Rights". Upon the earlier of such date, the Series A-1 Directors shall serve out their remaining term and thereafter be treated as Common Directors.

                    After the initial selection of the Common Directors, the nominees for election of the Common Directors shall be determined by the Nominating and Corporate Governance Committee of the Company's Board of Directors, with the Series A Directors on such committee not entitled to vote on such determination at any time the Series A-1 Preferred Stock retains Series A-1 Board Rights, and recommended to the Company's Board of Directors for nomination by the Board. Only holders of Common Stock, Series B Preferred Stock and Series A Preferred Stock that is not entitled to Series A Board Rights shall be entitled to vote on the election of the Common Directors.

                    The Search Committee shall determine by majority vote the Committee assignments of the initial Board of Directors; provided, that for the initial Board and at all times thereafter that the Series A-1 Preferred Stock retains Series A-1 Board Rights at least one Series A Director shall be on all committees of the Board and a Series A Director shall constitute the Chairman of the Compensation Committee of the Board; provided, further, that so long as the Series A-1 Preferred Stock retains Series A-1 Board Rights, the Series A Directors shall not constitute a majority of the Nominating and Corporate Governance Committee. Committee assignments shall be subject to all applicable independence and qualification requirements for directors including those of the relevant stock exchange on which the Common Stock is expected to be traded. Pursuant to a stockholders' agreement or other arrangements, the Company shall maintain that composition.

Governance -        The Executive Chairman shall initially be selected by
Executive           majority vote of the Search Committee, which must include
Chairman:           the approval of the representatives of Appaloosa and the
                    Unsecured Creditors' Committee. Any successor Executive
                    Chairman shall be selected by the Nominating and Corporate
                    Governance Committee of the Board, subject (but only for so long as any of the Series A-1 Preferred Stock remains outstanding) to the approval of the Series A-1 Preferred
                    Stock Holders. Upon approval, such candidate shall be recommended by the Nominating and Corporate Governance
                    Committee to the Company's Board of Directors for appointment as the Executive Chairman and nomination to the Board. The Preferred Stock Holders will vote on the candidate's election to the Board on an as-converted basis together with holders of Common Stock.

                    Notwithstanding the foregoing, if there shall occur any vacancy in the office of the Executive Chairman during the initial one (1) year term, the successor Executive Chairman shall be nominated by the Series A-1 Preferred Stock Holders (but only for so long any of as the Series A-1 Preferred Stock remains outstanding) subject to the approval of the Nominating and Corporate Governance Committee of the Board.

                    The Executive Chairman shall be a full-time employee of the Company with his or her principal office in the Company's world headquarters in Troy, Michigan and shall devote substantially all of his or her business activity to the business affairs of the Company.

                    The Executive Chairman shall cause the Company to and the Company shall be obligated to meaningfully consult with the representatives of the Series A-1 Preferred Stock Holders with respect to the annual budget and material modifications thereto prior to the time it is submitted to the Board for approval.

                    The employment agreements entered into by the Company with the Executive Chairman and the Chief Executive Officer shall provide that (i) upon any termination of employment, the Executive Chairman and/or the Chief Executive Officer shall resign as a director (and the employment agreements shall require delivery at the time such agreements are entered into of an executed irrevocable resignation that becomes effective upon such termination) and (ii) the right to receive any payments or other benefits upon termination of employment shall be conditioned upon such resignation. If for any reason the Executive Chairman or the Chief Executive Officer does not resign or the irrevocable resignation is determined to be ineffective, then the Series A-1 Preferred Stock Holders may remove the Executive Chairman and/or Chief Executive Officer as a director, subject to applicable law. The employment agreement of the Chief Executive Officer will provide that if the Chief Executive Officer is not elected as a member of the Company's Board, the Chief Executive Officer may resign for "cause" or "good reason".

                    The special rights of the Series A-1 Preferred Stock referred to in "Governance - Board of Directors" and in this "Executive Chairman" section are referred to as the "Governance Rights".

Governance -        Except with respect to the election of directors, who shall
Voting Rights:      be elected as specified above, the Preferred Stock Holders shall vote, on an "as converted" basis, together with the holders of the Common Stock, on all matters submitted to shareholders.


                    The Series A-1 Preferred Stock Holders shall be entitled to propose individuals for appointment as Chief Executive Officer and Chief Financial Officer, subject to a vote of the Board. The Series A-1

                    Preferred Stock Holders shall also have the non-exclusive right to propose the termination of the Executive Chairman (but only during the initial one (1) year term of the Executive Chairman and only for so long as the Series A-1 Preferred Stock remains outstanding), the Chief Executive Officer and Chief Financial Officer, in each case, subject to a vote of the Board. If the Series A Preferred Stock Holders propose the appointment or termination of the Chief Executive Officer or Chief Financial Officer, the Board shall convene and vote on such proposal within ten (10) days of the Board's receipt of notice from the Series A-1 Preferred Stock Holders; provided, that the then current Chief Executive Officer shall not be entitled to vote on either the appointment or termination of the Chief Executive Officer and shall not be entitled to vote on the termination of the Chief Financial Officer.

                    The Company shall not, and shall not permit its subsidiaries to, take any of the following actions (subject to customary exceptions as applicable) unless (i) the Company shall provide the Series A-1 Preferred Stock Holders with at least 20 business days advance notice and (ii) it shall not have received, prior to the 10th business day after the receipt of such notice by the Series A-1 Preferred Stock Holders, written notice from all of the Series A-1 Preferred Stock Holders that they object to such action:

                    o    any action to liquidate the Company;

                    o any amendment of the charter or bylaws that adversely affects the Series A Preferred Stock (any expansion of the Board of Directors would be deemed adverse); or

                    o at all times that the Series A Preferred Stock is subject to the Transfer Restriction:

                         o a sale, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries, on a consolidated basis;

                         o any merger or consolidation involving a change of control of the Company; or

                         o any acquisition of or investment in any other person or entity having a value in excess of $250 million in any twelve-month period after the Issue Date.

                    The approval rights set forth above shall be in addition to the other rights set forth above and any voting rights to which the Series A Preferred Stock Holders are entitled above and under Delaware law.

                    The special rights of the Series A-1 Preferred Stock described above in this section "Governance - Voting Rights" are referred to as the "Voting Rights". The Series A-1 Preferred Stock Holders shall have no Voting

                    Rights after no shares of Series A-1 Preferred Stock are outstanding.

                    Appaloosa and the Permitted Holders shall not receive, in exchange for the exercise or non-exercise of voting or other rights in connection with any transaction subject to Voting Rights, any compensation or remuneration; provided, that this restriction shall not prohibit the reimbursement of expenses incurred by Appaloosa or any Permitted Holders and shall not prohibit the payment of fees by the Company to Appaloosa or any Permitted Holder if the Company has engaged Appaloosa or its affiliates as an advisor or consultant in connection with any such transaction.

Change of           In a merger or consolidation, or sale of the Company,
Control:            involving a change of control of the Company (a "Change of
                    Control Transaction"), each holder of Series A Preferred
                    Stock may elect to require (the "Series A Change of Control
                    Put") that such holder's shares of Series A Preferred Stock be redeemed by the Company for consideration payable in cash and/or freely tradable marketable securities with a fair market value equal to the greater of (i) the fair market value of the Series A Preferred Stock (provided that such fair market value shall be determined without ascribing any value to the Voting Rights and Governance Rights attributable to the Series A-1 Preferred Stock) and (ii) the Liquidation Value. In a Change of Control Transaction, each holder of Series B Preferred Stock may elect to require (the
                    "Series B Change of Control Put" and, together with the Series A Change of Control Put, the "Change of Control Put") that such holder's shares of Series B Preferred Stock be redeemed by the Company for consideration payable in cash and/or freely tradable marketable securities with a fair market value equal to the greater of (i) the fair market value of the Series B Preferred Stock and (ii) the Liquidation Value; provided, that each holder of Series B
                    Preferred Stock who elects to exercise its Series B Change of Control Put shall receive the same securities and the same percentage mix of consideration as received by each holder of Series A Preferred Stock upon exercise of the Series A Change of Control Put in connection with such Change of Control Transaction. For the purpose of this provision, equity securities that are listed on a national securities exchange and debt that is registered, or 144A debt instruments which contain customary A/B exchange registration rights, shall be marketable securities.

                    The holders of the Company's Series C Preferred Stock also have a redemption right with respect to a Change of Control Transaction (the "Junior Put Option"). The holders of Series C Preferred Stock shall be entitled to receive, as consideration in connection with the exercise of a Junior Put Option, the same percentage of cash consideration as was paid or, but for the failure of Preferred Stockholders to exercise their Change of Control Put, would have been paid to the holders of Preferred Stock in connection with the exercise of a Change of Control Put; provided, that no holder of the Company's Series C Preferred Stock shall be entitled to any cash consideration upon exercise of a Junior Put Option if such cash consideration would result in the Company's Series C Preferred Stock receiving more cash, in the aggregate, than would have been payable to all holders of Preferred Stock upon exercise of their Change of Control Put (unless holders of Preferred Stock are entitled to receive payment on the exercise of the Change of Control Put 100% in cash, in which case there shall be no limit on the cash payable to the Company's Series C Preferred Stock with respect to a Junior Put Option). In the event of a Change of Control Put where all or a part of the consideration to be received is marketable securities, the fair market value of such securities shall be determined as follows:

                    o If the consideration to be received is an existing publicly traded security, the fair market value shall reasonably be determined based on the market value of such security.
                    o If the consideration to be received is not an existing publicly traded security, the fair market value (taking into account the liquidity of such security) shall reasonably be determined by the board of directors of the Company in good faith. If the holders of the Preferred Stock object to the valuation of the board of directors, they may request that an appraisal be conducted to determine the fair market value of the consideration (taking into account the liquidity of such security). If such a request is made, the determination of the fair market value of the consideration shall be made by a nationally recognized investment banking, appraisal or valuation firm selected by the holders of the Series A and B Preferred Stock. If such holders cannot agree on a mutually acceptable appraisal firm, then the holders of the Series A Preferred Stock, on the one hand, and the Series B Preferred Stock, on the other hand, shall each choose one appraisal firm and the respective chosen firms shall agree on another appraisal firm which shall make the determination. The cost of such appraisal shall be borne by the Company.
                    o The determination of the fair market value of the consideration received in a Change of Control Transaction shall be determined within appropriate time periods to be agreed upon.
                    o The Company shall not enter into a Change of Control Transaction unless adequate provision is made to ensure that holders of the Preferred Stock will receive the consideration referred to above in connection with such Change of Control Transaction.

Reservation of      The Company shall maintain sufficient authorized but
Unissued Stock:     unissued securities of all classes issuable upon the
                    conversion or exchange of shares of Preferred Stock and Common Stock.

Transferability:    The Series A Preferred Stock Holders may sell or otherwise transfer such stock as follows:

                    o    to any Permitted Holder; or

                    o subject to the Transfer Restriction, to any other person; provided, however, that upon any such transfer, the shares of Series A-1 Preferred Stock so transferred shall automatically convert into Series A-2 Preferred Stock.

Registration        Each and any Investor, Related Purchaser (as such term is
Rights:             defined in the Equity Purchase and Commitment Agreement
                    among the Company and the Investors (as amended, the "EPCA")), Ultimate Purchaser (as such term is defined in the
                    EPCA), and their affiliates or assignee or transferee of Registrable Securities (as defined below) (collectively, the
                    "Holders") shall be entitled to registration rights as set forth below. The registration rights agreement shall contain customary terms and provisions consistent with such terms, including customary hold-back, cutback and indemnification provisions.

                    Demand Registrations. Subject to the Transfer Restriction, the Investors and their respective affiliates (including Related Purchasers) shall be entitled to an aggregate of five (5) demand registrations with respect to Registrable Securities, in addition to any shelf registration statement required by the EPCA with respect to Registrable Securities (which shelf registration shall be renewed or remain available for at least three years or, if longer, so long as the Company is not eligible to use Form S-3); provided, that all but one such demand right requires the prior written consent of Appaloosa and the one demand not requiring the consent of Appaloosa shall be at the request of the Investors and their respective affiliates (including Related Purchasers) holding a majority of the shares of Series B Preferred Stock; provided, further, that following the time that the Company is eligible to use Form S-3, the Investors and their respective affiliates (including Related Purchasers) shall be entitled to an unlimited number of demand registrations with respect to Registrable Securities (without the need for Appaloosa's consent). Any demand registration may, at the option of the Investors and their respective affiliates (including Related Purchasers) be a "shelf" registration pursuant to Rule 415 under the Securities Act of 1933. All registrations will be subject to customary "windows."

                    Piggyback Registrations. In addition, subject to the Transfer Restriction, the Holders shall be entitled to unlimited piggyback registration rights with respect to Registrable Securities, subject to customary cut-back provisions.

                    Registrable Securities: "Registrable Securities" shall mean and include (i) any shares of Series A-2 Preferred Stock, Series B Preferred Stock, any shares of Common Stock issuable upon conversion of the Preferred Stock, any other shares of Common Stock (including shares acquired in the rights offering or upon the exercise of preemptive rights) and any additional securities issued or distributed by way of a dividend or other distribution in respect of any such securities, in each case, held by any Holder, and (ii) any shares of Common Stock issuable upon the conversion of the Company's Series C Preferred Stock and any additional securities issued or distributed by way of dividend or distribution in respect of any such shares of Common Stock. Securities shall cease to be Registrable Securities upon sale to the public pursuant to a registration statement or Rule 144, or when all shares held by a Holder may be transferred without restriction pursuant to Rule 144(k).

                    Expenses. All registrations shall be at the Company's expense (except underwriting fees, discounts and commissions agreed to be paid by the selling holders), including, without limitation, all fees and expenses of one counsel for any holders selling Registrable Securities in connection with any such registration.

Preemptive          So long as shares of Series A-1 Preferred Stock having a
Rights:             Liquidation Value of $250 million or more remain
                    outstanding, the Preferred Stock Holders shall be entitled to participate pro rata in any offering of equity securities of the Company, other than with respect to (i) shares issued or underlying options issued to management and employees and
                    (ii) shares issued in connection with business combination transactions.

Commitment          (a) A commitment fee of 2.25% of total commitment shall be
Fee:                earned by and payable to the Investors and (b) an additional arrangement fee of 0.25% of total commitment shall be earned by and payable to Appaloosa, all as provided for in the EPCA.

Standstill          For a period of five (5) years from the Closing Date,
                    Appaloosa will not (a) acquire, offer or propose to acquire, solicit an offer to sell or donate or agree to acquire, or enter into any arrangement or undertaking to acquire, directly or indirectly, by purchase, gift or otherwise, record or direct or indirect beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act) of more than 25% of the Company's common stock or any direct or indirect rights, warrants or options to acquire record or direct or indirect beneficial ownership of more than 25% of the Company's common stock or (b) sell, transfer, pledge, dispose, distribute or assign ("Transfer") to any person in a single transaction, Company Common Stock or any securities convertible into or exchangeable for or representing the right to acquire the Company's Common Stock ("Common Stock
                    Equivalents") representing more than 15% of the Company's then issued and outstanding (on a fully diluted basis)
                    Common Stock; provided, that Appaloosa shall be permitted to Transfer the Company's Common Stock or Common Stock
                    Equivalents (i) to Permitted Holders, (ii) as part of a broadly distributed public offering effected in accordance with an effective registration statement, (iii) in a sale of the Company, (iv) pursuant to any tender or exchange offer or (v) as otherwise approved by (A) during the initial three year term of the Series A Directors, a majority of Directors who are not Series A Directors or (B) after the initial three year term of the Series A Directors, a majority of the Directors
                    (customary exceptions shall apply for Transfers to partners, stockholders, family members and trusts and Transfers pursuant to the laws of succession, distribution and descent).

Stockholders        Certain of the provisions hereof will be contained in a
Agreement:          Stockholders Agreement to be executed and delivered by ADAH and the Company on the Effective Date.

Governing           State of Delaware
Law:

                                                                      ANNEX I to
                                                                       EXHIBIT A

                  SUMMARY OF TERMS OF SERIES C PREFERRED STOCK

     Set forth below is a summary of indicative terms for the preferred stock of Delphi Corporation to be issued to General Motors Corporation pursuant to a Plan of Reorganization of Delphi Corporation under chapter 11 of the Bankruptcy Code. No party shall be bound by the terms hereof and only execution and delivery of definitive documentation relating to the transaction shall result in any binding or enforceable obligations of any party relating to the transaction.

Issuer: Delphi Corporation (the "Company"), a corporation organized under the laws of Delaware and a successor to Delphi Corporation, as debtor in possession in the chapter 11 reorganization case (the "Bankruptcy Case") pending in the United States Bankruptcy Court for the Southern District of New York.

Series C Preferred  General Motors Corporation ("GM").
Stock Holder:

Securities to be    17,965,686 shares of Series C Convertible Preferred Stock,
Issued:             par value $0.01 per share, (as such amount may be reduced in accordance with the Terms of Section 7.15(b) of the Company's Plan of Reorganization, the "Series C Preferred
                    Stock") with a stated value of $66.79 per share (the "Stated
                    Value").

Mandatory           The Company shall convert into Common Stock all, but not
Conversion into     less than all, of the Series C Preferred Stock on the first
Common Stock:       day the Mandatory Conversion Requirements are third
                    anniversary of the Effective Date) at the Conversion Price
                    (as defined below) of the Series C Preferred Stock in effect on such conversion date.

                    The "Mandatory Conversion Requirements" set forth in this section are as follows: (i) the closing price for the Common Stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion shall be equal to or greater than $81.63 per share and (ii) the Company has at the conversion date an effective shelf registration covering resales of the shares of Common Stock received upon such conversion of the Series C Preferred Stock.

                    The Company will provide the Series C Preferred Stock Holder with notice of conversion at least five (5) business days prior to the date of conversion.

                    The Series C Preferred Stock Holder will agree not to take any action to delay or prevent such registration statement from becoming effective.

Liquidation         In the event of any liquidation, dissolution or winding up
Preference:         of the Company, whether voluntary or involuntary, each share of Series C Preferred Stock shall receive, out of legally available assets of the Company, a preferential distribution in cash in an amount equal to the Stated Value plus any unpaid dividends to which it is entitled. Consolidation or merger or sale of all or substantially all of the assets of the Company shall not be a liquidation, dissolution or winding up of the Company.


Ranking: Junior to the Company's Series A-1 Senior Convertible Preferred Stock, Series A-2 Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock (the "Senior Preferred Stock") with respect to any distributions upon liquidation, dissolution or winding up of the Company. Senior to Common Stock with respect to any distributions upon liquidation, dissolution, winding up of the Company. The Company shall be permitted to issue new capital stock that is senior to or pari passu with the Series C Preferred Stock with respect to distributions upon liquidation, dissolution or winding up and other rights.

                    While any bankruptcy event is pending: (i) there shall be no dividends or other distributions on shares of Common Stock or other securities that do not, by their terms, rank senior to or pari passu with the Series C Preferred Stock ("Junior Stock") or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Junior Stock unless the Series C Preferred Stock is paid its Stated Value plus any dividends to which it is entitled in full; and (ii) there shall be no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on Junior Stock in each case in cash unless the Series C Preferred Stock has first been paid in full in cash its Stated Value plus any unpaid dividends to which it is entitled.

Conversion of       Each share of Series C Preferred Stock shall be convertible
Preferred Stock     at any time, without any payment by the Series C Preferred into Common Stock:  Stock Holder, into a number of shares of Common Stock equal to (i) the Stated Value divided by (ii) the Conversion
                    Price. The Conversion Price shall initially be $66.79, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series C Preferred Stock (as so adjusted, the "Conversion Price"). The anti-dilution provisions will be identical to the anti-dilution protection afforded to the Series B Senior Convertible Preferred
                    Stock.(1) Any unpaid dividends to which the

----------
(1) If a "Fundamental Change" occurs (i.e., merger, consolidation, asset sale, etc.) in which all or substantially all Common Stock is exchanged for or converted into stock, other securities, cash or assets, the Senior Preferred Stock has the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash and assets that it would have received if it had been converted immediately prior thereto. Series C Preferred Stock will also get this.

                    Series C Preferred Stock is entitled shall be paid upon any such conversion.

                    Any Series C Preferred Stock held by GM or its affiliates that is converted into Common Stock, whether pursuant to this section or the section entitled "Mandatory Conversion into Common Stock," shall be converted into shares of Common Stock which, so long as such shares are held by GM or its affiliates, cannot be voted other than with respect to (a) an NPIF Transaction (as defined below) and (b) a Change of Control Transaction (as defined below) in which the consideration to be paid for such shares of Common Stock held by GM or its affiliates is not (i) equal to or greater than $66.79 per share of such Common Stock (with such $66.79 per share consideration to be proportionally adjusted to reflect any stock splits or stock recombinations effecting such shares of Common Stock) and (ii) paid in full in cash; provided, that upon the transfer by GM or its affiliates of such Common Stock to a transferee that is not GM or an affiliate of GM, the restriction on voting such Common Stock shall no longer apply.

Dividends:          None, except that if any dividends are declared and paid on the Common Stock, each share of Series C Preferred Stock shall be entitled to receive the dividends that would have been payable on the number of shares of Common Stock that would have been issued with respect to such share had it been converted into Common Stock immediately prior to the record date for such dividend ("Dividend Participation"). At such time as the Company has declared and paid four consecutive quarterly cash dividends on Common Stock and paid the Dividend Participation in full on the Series C
                    Preferred Stock, the Series C Preferred Stock shall no longer be entitled to Dividend Participation.

Voting Rights:      The Series C Preferred Stock will not have any voting
                    rights, except with respect to a Change of Control
                    Transaction (as defined below) in which adequate provision is not made for the Series C Preferred Stock to be paid
                    Stated Value and any unpaid dividends to which it is entitled in full in cash (an "NPIF Transaction"), it being understood that the making of the cash tender offer referred to in "Change of Control" below shall be deemed to constitute adequate provision being made for payment in full in cash; provided, that nothing shall prohibit the Series C
                    Preferred Stock from being voted in any manner to the extent required by Section 242(b)(2) of the Delaware General
                    Corporation Law. With respect to an NPIF Transaction, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the votes that it would otherwise have on an "as converted" basis. Upon a transfer by GM or its affiliates of the Series C Preferred Stock to someone other than GM or its affiliates in which there is no automatic conversion into Common Stock, as provided below under

                    "Transferability," the Series C Preferred Stock will vote, on an "as converted" basis, together with the holders of the Common Stock, on all matters submitted to the holders of Common Stock.

Mandatory           So long as no bankruptcy event is pending, the Company shall
Redemption:         redeem up to $1 billion of outstanding Series C Preferred
                    Stock to the extent of the proceeds received from exercise, within the six months following the effective date of the Company's plan of reorganization, of the six-month warrants to be issued to the existing Common Stock holders pursuant to the Company's plan of reorganization. Any such redemption of shares of Series C Preferred Stock shall be by payment in cash equal to the Stated Value plus any unpaid dividends to which it is entitled.


Transferability:    Upon any direct or indirect sale, transfer, assignment,
                    pledge or other disposition (a "Transfer") of any Series C
                    Preferred Stock (other than a Transfer to an affiliate of GM or any Transfer completed at a time when there is a pending acceleration under the Company's exit financing facility or any refinancing thereof), such Transferred Series C
                    Preferred Stock shall automatically be converted into Common
                    Stock at the then applicable Conversion Price.

                    The Series C Preferred Stock and the shares of Common Stock underlying such Series C Preferred Stock, or any interest or participation therein shall be subject to the same 90-day transfer restriction applicable to Series B Senior Convertible Preferred Stock.

Amendments:         No provision of the certificate of designations for the
                    Series C Preferred Stock may be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of a majority in aggregate
                    Stated Value of the then outstanding Series C Preferred
                    Stock.

Registration        GM shall be a party to the Registration Rights Agreement to
Rights:             which the holders of the Senior Preferred Stock are a party and GM and its affiliates shall be entitled to the same registration rights with respect to Common Stock underlying
                    Series C Preferred Stock, which shall be deemed to be registrable securities, as are available with respect to the shares of Common Stock underlying the Series B Preferred
                    Stock (other than with respect to the demand registration granted to holders of a majority of shares of Series B
                    Preferred Stock). As a party to the Registration Rights
                    Agreement, GM and its affiliates shall also be entitled to one demand registration (without the consent of any holders of the Senior Preferred Stock) in addition to the demand registrations after the Company is eligible to use Form S-3;
                    provided, however, that any transferees of the shares of Common Stock underlying the Series C Preferred Stock, other than GM or an affiliate of GM, shall not be entitled to such demand registration (but shall be entitled to piggyback rights under the Registration Rights Agreement, subject to customary cutback provisions).

Change of Control:  In a merger, consolidation or sale of the Company involving a change of control of the Company (a "Change of Control Transaction"), holders of Series C Preferred Stock may elect to require (the "Change of Control Put") that such holder's shares of Series C Preferred Stock be redeemed by the Company for consideration, payable in cash and/or freely tradable marketable securities with a fair market value equal to the greater of (i) the fair market value of the Series C Preferred Stock and (ii) the Stated Value plus any unpaid dividends to which it is entitled. The Series C Preferred Stock may only receive payment with respect to its Change of Control Put if each holder of Senior Preferred Stock who has elected to exercise its redemption option in a Change of Control Transaction has first received payment in full in cash and/or freely tradable marketable securities upon exercise of its redemption option. The Company may not engage in any Change of Control Transaction unless adequate provision is made for the payment of the Change of Control Put in full. For the purpose of this provision, equity securities that are listed on a national stock exchange and debt that is registered, or 144A debt instruments which contain customary A/B exchange registration rights, shall be marketable securities.

                    The holders of Senior Preferred Stock also have a redemption right with respect to a Change of Control Transaction (the "Senior Put Option"). The holders of Series C Preferred Stock shall be entitled to receive, as consideration in a Change of Control Put, the same percentage of cash consideration as was paid or, but for the failure of the holders of Senior Preferred Stock to exercise the Senior Put Option, would have been paid to the holders of Senior Preferred Stock in connection with the exercise of a Senior Put Option; provided, that no holder of Series C Preferred Stock shall be entitled to any cash consideration upon exercise of a Change of Control Put if such cash consideration would result in Series C Preferred Stock receiving more cash, in the aggregate, than would have been payable to all holders of Senior Preferred Stock upon exercise of their Senior Put Options (unless holders of Senior Preferred Stock are entitled to receive payment on the exercise of the Senior Put Option of 100% in cash, in which case there shall be no limit on the cash payable to Series C Preferred Stock with respect to a Change of Control
                    Put).

                    In the event of a Change of Control Put where all or a part of the consideration to be received is marketable securities, the fair market value of such securities shall be determined as follows:

                    o If the consideration to be received is an existing publicly traded security, the fair market value shall be determined based on the market value of such security.

                    o If the consideration to be received is not an existing publicly traded security, the fair market value (taking into account the liquidity of such security) shall reasonably be determined by the board of directors of the Company in good faith. If the holders of the Series A, B or C Preferred Stock object to the valuation of the board of directors, they may request that an appraisal be conducted to determine the fair market value of the consideration (taking into account the liquidity of such security). If such a request is made, the determination of the fair market value of the consideration shall be made by a nationally recognized investment banking, appraisal or valuation firm selected by the holders of the Series A, B and C Preferred Stock. If such holders cannot agree on a mutually acceptable appraisal firm, then the holders of the Series A and B Senior Convertible Preferred Stock, on the one hand, and the Series C Preferred Stock, on the other hand, shall each choose one appraisal firm and the respective chosen firms shall agree on another appraisal firm which shall make the determination. The cost of such appraisal shall be borne by the Company.
                    o The determination of the fair market value of the consideration received in a Change of Control Transaction shall be determined within appropriate time periods to be agreed upon.

                    If, in connection with any Change of Control, the Company (or the acquiring company) makes a cash tender offer for all outstanding Senior Preferred Stock and Series C Preferred Stock, for at least the Stated Value of such securities (plus any accrued and/or unpaid dividends to which such securities are entitled), then the Change of Control Put right shall be deemed to have been satisfied.

                                                                       EXHIBIT B

                                    The Plan


 Notice of Further Proposed Amendments
                                                               November 14, 2007

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------------------X
                                              :
         In re                                :  Chapter 11
                                              :
DELPHI CORPORATION, et al.,                   :  Case No. 05-44481 (RDD)
                                              :
                                Debtors.      :  (Jointly Administered)
                                              :
----------------------------------------------X

                  FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
                   DELPHI CORPORATION AND CERTAIN AFFILIATES,
                        DEBTORS AND DEBTORS-IN-POSSESSION

SKADDEN, ARPS, SLATE, MEAGHER &
  FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606
Toll Free: (800) 718-5305
International: (248) 813-2698
John Wm. Butler, Jr. (JB 4711)
George N. Panagakis (GP 0770)
Ron E. Meisler (RM 3026)
Nathan L. Stuart (NS 7872)

                                                                      Of Counsel
SKADDEN, ARPS, SLATE, MEAGHER &                               DELPHI CORPORATION
  FLOM LLP                                                     5725 Delphi Drive
Four Times Square                                           Troy, Michigan 48098
New York, New York 10036                                          (248) 813-2000
Kayalyn A. Marafioti (KM 9632)                                  David M. Sherbin
Thomas J. Matz (TM 5986)                                        Sean P. Corcoran
                                                                  Karen J. Craft

Attorneys for Debtors and Debtors-in-Possession

Dated: November 29, 2007
       New York, New York

                                    EXHIBITS

Exhibit 7.3        Restructuring Transactions Notice
Exhibit 7.4(a)     Certificate Of Incorporation For Reorganized Delphi
Exhibit 7.4(b)     Bylaws Of Reorganized Delphi
Exhibit 7.8        Management Compensation Plan
Exhibit 7.11       Investment Agreement
Exhibit 7.14       Exit Financing Engagement Letter And Term Sheet
Exhibit 7.16(a)    Summary Of Terms Of New Common Stock
Exhibit 7.16(b)    Registration Rights Agreement
Exhibit 7.17(a)    Summary Of Terms Of Series A and B New Preferred Stock
Exhibit 7.18(a)    Five-Year Warrant Agreement
Exhibit 7.18(b)    Six-Month Warrant Agreement
Exhibit 7.19(a)    Securities Settlement Stipulation
Exhibit 7.19(b)    ERISA Settlement Stipulation
Exhibit 7.19(c)    Insurance Settlement Stipulation
Exhibit 7.20(a)    Delphi-GM Global Settlement Agreement
Exhibit 7.20(b)    Delphi-GM Master Restructuring Agreement
Exhibit 7.21(a)    UAW 1113/1114 Settlement Approval Order
                   Exhibit 1   UAW-Delphi-GM Memorandum of Understanding
Exhibit 7.21(b)    IUE-CWA 1113/1114 Settlement Approval Order
                   Exhibit 1   IUE-CWA Memorandum Of Understanding
Exhibit 7.21(c)    USW 1113/1114 Settlement Approval Order
                   Exhibit 1   USW Home Avenue Memorandum Of Understanding
                   Exhibit 2   USW Vandalia Memorandum Of Understanding
Exhibit 7.21(d)    IUOE, IBEW, And IAM 1113/1114 Settlement Agreement Order
                   Exhibit 1   IUOE Local 832S Memorandum Of Understanding
                   Exhibit 2   IUOE Local 18S Memorandum Of Understanding

                                           Notice of Further Proposed Amendments
                                                               November 14, 2007

          1.34 "Creditors' Committee" means the official committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases on October 17, 2005, as reconstituted from time to time.

          1.35 "Cure" means the payment or other honor of all obligations required to be paid or honored in connection with assumption of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code, including (a) the cure of any non-monetary defaults to the extent required, if at all, pursuant to section 365 of the Bankruptcy Code, and (b) with respect to monetary defaults, the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations or such lesser amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

          1.36 "Cure Amount Claim" has the meaning ascribed to it in
Article 8.2 of this Plan.

          1.37 "Cure Amount Notice" has the meaning ascribed to it in
Article 8.2 of this Plan and the Solicitation Procedures Order.

          1.38 "Cure Claim Submission Deadline" has the meaning ascribed to it in Article 8.2 of this Plan.

          1.39 "DASHI Debtors" means, collectively, Delphi Automotive Systems (Holding), Inc., Delphi Automotive Systems International, Inc., Delphi Automotive Systems Korea, Inc., Delphi Automotive Systems Overseas Corporation, Delphi Automotive Systems Thailand, Inc., Delphi China LLC, Delphi International Holdings Corp., and Delphi International Services, Inc., as substantively consolidated for Plan purposes.

          1.40 "Debtor" means, individually, any of Delphi or the Affiliate Debtors.

          1.41 "Debtors" means, collectively, Delphi and the Affiliate Debtors.

          1.42 "Delphi" means Delphi Corporation, a Delaware corporation, debtor-in-possession in the above-captioned Case No. 05-44481 (RDD) pending in the Bankruptcy Court.

          1.43 "Delphi-DAS Debtors" means, collectively, Delphi Corporation, ASEC Manufacturing General Partnership, ASEC Sales General Partnership, Aspire, Inc., Delphi Automotive Systems LLC, Delphi Automotive Systems Global (Holdings), Inc., Delphi Automotive Systems Human Resources LLC, Delphi Automotive Systems Services LLC, Delphi Foreign Sales Corporation, Delphi Integrated Service Solutions, Inc., Delphi LLC, Delphi NY Holding Corporation, Delphi Receivables LLC, Delphi Services Holding Corporation, Delphi Automotive Systems Risk Management Corp., Delphi Automotive Systems Tennessee, Inc., Delphi Technologies, Inc., Delphi Electronics (Holding) LLC, Delphi Liquidation Holding

                                                   Notice of Proposed Amendments
that affords to the Debtors a $1.75 billion revolving lending facility, including, without limitation, principal and interest thereon, plus all reasonable fees and expenses (including professional fees and expenses) payable by the Debtors thereunder.

          1.54 "DIP Facility Second Priority Term Claim" means any Claim of the DIP Agent and/or the DIP Lenders, as the case may be, arising under or pursuant to that portion of the DIP Facility that affords to the Debtors a $2.5 billion term loan facility, including, without limitation, principal and interest thereon, plus all reasonable fees and expenses (including professional fees and expenses) payable by the Debtors thereunder.

          1.55 "DIP Lenders" means the lenders and issuers from time to time party to the DIP Credit Agreement.

          1.56 "Direct Subscription Shares" shall have the meaning ascribed to such term in the Investment Agreement.

          1.57 "Disallowed Claim" means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order or a settlement, (b) a Claim or any portion thereof that is Scheduled at zero or as contingent, disputed, or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or
(c) a Claim or any portion thereof that is not Scheduled and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

          1.58 "Disallowed Interest" means an Interest or any portion thereof that has been disallowed by a Final Order or a settlement.

          1.59 "Disbursing Agent" means Reorganized Delphi, or any Person designated by it, in its sole discretion, to serve as a disbursing agent under this Plan.

          1.60 "Disclosure Statement" means the written disclosure statement (including all schedules thereto or referenced therein) that relates to this Plan, as such disclosure statement may be amended, modified, or supplemented from time to time, all as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.

          1.61 "Discount Oversubscription Right" means a right to subscribe for shares of New Common Stock not otherwise purchased by the exercise of Discount Rights pursuant to the Discount Rights Offering as detailed, and at the price per share set forth, in Article 7.15(a).

          1.62 "Discount Right" means a Right issued pursuant to the Discount Rights Offering.

          1.63 "Discount Rights Offering" means the offer and sale by Reorganized Delphi pursuant to an SEC registered rights offering whereby Discount Rights Offering Eligible Holders shall be offered the Right to purchase in the aggregate up to 41,026,310 shares of New

                                                   Notice of Proposed Amendments

Common Stock, in exchange for a Cash payment equal to $38.39 per share of New Common Stock.

          1.64 "Discount Rights Offering Eligible Holders" means holders of General Unsecured Claims, Section 510(b) Note Claims, Section 510(b) Equity Claims, and Section 510(b) ERISA Claims on the Rights Offering Record Date or transferees receiving such holders' Discount Rights.

          1.65 "Disputed Claim" or "Disputed Interest" means a Claim or any portion thereof, or an Interest or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, nor an Allowed Interest nor a Disallowed Interest, as the case may be.

          1.66 "Distribution Date" means the date, selected by the Reorganized Debtors, upon which distributions to holders of Allowed Claims and Allowed Interests entitled to receive distributions under this Plan shall commence; provided, however, that the Distribution Date shall occur as soon as reasonably practicable after the Effective Date, but in any event no later than 30 days after the Effective Date.

          1.67 "Distribution Reserve" means, as applicable, one or more reserves of New Common Stock, New Warrants, or Oversubscription Cash, for distribution to holders of Allowed Claims or Allowed Interests in the Chapter 11 Cases to be reserved pending allowance of Disputed Claims or Disputed Interests in accordance with Article 9.8 of this Plan.

          1.68 "Effective Date" means the Business Day determined by the Debtors on which all conditions to the consummation of this Plan set forth in
Article 12.2 of this Plan have been either satisfied or waived as provided in
Article 12.3 of this Plan and the day upon which this Plan is substantially consummated.

          1.69 "Employee-Related Obligation" means a Claim of an employee of one or more of the Debtors, in his or her capacity as an employee of such Debtor or Debtors, for wages, salary, commissions, or benefits and (i) for which the filing of a proof of claim was not required by the Bar Date Order or (ii) reflected in the Debtors' books and records as of the date of the commencement of the hearing on the Disclosure Statement, evidenced by a timely filed proof of claim, or listed in the Schedules (other than as "disputed").

          1.70 "Environmental Obligation" means a Claim (i) arising from a violation of, or compliance with, U.S. federal, state, local and non-U.S. environmental and occupational safety and health laws and regulations or incurred in connection with cleanup of environmental contamination, including by a Debtor as a potentially responsible party, or (ii) reflected in the Debtors' books and records as of the date of the commencement of the hearing on the Disclosure Statement, evidenced by a timely filed proof of claim, or listed in the Schedules (other than as "disputed").

          1.71 "Equity Committee" means the official committee of equity security holders appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases on April 28, 2006, as reconstituted from time to time.

                                                   Notice of Proposed Amendments

          1.72 "ERISA" means Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1001-1461 and 26 U.S.C. Sections 401-420, as amended.

          1.73 "ERISA Plaintiffs" means, collectively, Gregory Bartell, Thomas Kessler, Neal Folck, Donald McEvoy, Irene Polito, and Kimberly Chase-Orr on behalf of participants in the Debtors and their subsidiaries' defined contribution employee benefit pension plans that invested in Delphi common stock, as styled in the MDL Actions.

          1.74 "ERISA Settlement" means that certain settlement of the ERISA-related MDL Actions, attached hereto as Exhibit 7.19(b).

          1.75 "Estates" means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

          1.76 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

          1.77 "Exercising Creditor" means a Discount Rights Offering Eligible Holder who exercises its Discount Rights.

          1.78 "Exhibit" means an exhibit annexed either to this Plan or as an appendix to the Disclosure Statement.

          1.79 "Exhibit Filing Date" means the date on which Exhibits to this Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least ten days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice.

          1.80 "Existing Common Stock" means shares of common stock of Delphi that are authorized, issued, and outstanding prior to the Effective Date.

          1.81 "Existing Securities" means, collectively, the Senior Notes, the Subordinated Notes, and the Existing Common Stock.

          1.82 "Exit Financing Arrangements" means the new financing arrangements pursuant to the terms of (a) the exit financing term sheets, as the same may be amended, modified, or supplemented from time to time, copies of which are attached hereto as Exhibit 7.14, and (b) any and all additional documents related thereto.

          1.83 "Face Amount" means, (a) when used in reference to a Disputed or Disallowed Claim, the full stated liquidated amount claimed by the holder of a Claim in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim (including applicable Postpetition Interest).

          1.84 "Final Order" means an order or judgment, the operation or effect of which has not been reversed, stayed, modified, or amended, and as to which order or judgment (or any reversal, stay, modification, or amendment thereof) (a) the time to appeal, seek certiorari, or

                                                   Notice of Proposed Amendments
request reargument or further review or rehearing has expired and no appeal, petition for certiorari, or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought, or to which the request was made, and no further appeal or petition for certiorari or request for reargument or further review or rehearing has been or can be taken or granted.

          1.85 "Five-Year Warrant Agreement" means that certain warrant agreement governing the Five-Year Warrants to be issued by Reorganized Delphi, substantially in the form attached hereto as Exhibit 7.18(a).

          1.86 "Five-Year Warrants" means the warrants to be issued on the Effective Date pursuant to the terms of the Five-Year Warrant Agreement to purchase 6,908,758 shares of New Common Stock of Reorganized Delphi (which comprises 5% of the fully diluted New Common Stock) at a strike price of $81.73 per share.

          1.87 "Flow-Through Claim" means a claim arising from (a) an Ordinary Course Customer Obligation to a customer of Delphi as of the date of the commencement of the hearing on the Disclosure Statement, (b) an Environmental Obligation (excluding those environmental obligations that were settled or capped during the Chapter 11 Cases (to the extent in excess of the capped amount)), (c) an Employee Related Obligation (including worker compensation and unemployment compensation claims) asserted by an hourly employee that is not otherwise waived pursuant to the Union Settlement Agreements, (d) any Employee Related Obligation asserted by a salaried, non-executive employee who was employed by Delphi as of the date of the commencement of the hearing on the Disclosure Statement, (e) any Employee Related Obligation asserted by a salaried executive employee who was employed by Delphi as of the date of the commencement of the hearing on the Disclosure Statement and has entered into a new employment agreement as described in Article 7.8 of this Plan, and (f) litigation exposures and other liabilities arising from litigation that are covered by insurance, but only in the event that the party asserting the litigation ultimately agrees to limit its recovery to available insurance proceeds; provided, however, that all Estate Causes of Action and defenses to any Flow-Through Claim shall be fully preserved.

          1.88 "General Unsecured Claim" means any Claim, including a Senior Note Claim, a TOPrS Claim, or a SERP Claim, that is not otherwise an Administrative Claim, Priority Tax Claim, Secured Claim, Flow-Through Claim, GM Claim, Section 510(b) Note Claim, Intercompany Claim, Section 510(b) Equity Claim, Section 510(b) ERISA Claim, Section 510(b) Opt Out Claim, or Intercompany Claim.

          1.89 "GM" means General Motors Corporation.

          1.90 "GM Claim" means any Claim of GM, excluding any Claim arising as a result of the IRC Section 414(l) Transfer, all Flow-Through Claims of GM, and all other Claims and amounts to be treated in the normal course or arising, paid, or treated pursuant to the Delphi-GM Definitive Documents (including the "GM Surviving Claims" as defined in the Delphi-GM Global Settlement Agreement), but shall otherwise include all claims asserted in GM's proof of claim.

                                                   Notice of Proposed Amendments

          1.126 "IUOE, IBEW, And IAM 1113/1114 Settlement Approval Order" means the order entered by the Bankruptcy Court on August 16, 2007 approving the IAM Memorandum of Understanding, IBEW E&S Memorandum of Understanding, IBEW Powertrain Memorandum of Understanding, IUOE Local 18S Memorandum of Understanding, IUOE Local 101S Memorandum of Understanding, and IUOE Local 832S Memorandum of Understanding.

          1.127 "Joint Claims Oversight Committee" means the committee established on the Effective Date or as soon thereafter as practicable to monitor claims administration, provide guidance to the Reorganized Debtors, and address the Bankruptcy Court if such committee disagrees with the Reorganized Debtors' determinations requiring claims resolution.

          1.128 "Lead Plaintiffs" means, collectively, Teachers' Retirement System of Oklahoma, Public Employees' Retirement System Of Mississippi, Raiffeisen Kapitalanlage-Gesellschaft m.b.H, and Stichting Pensioenfonds ABP, as styled in the MDL Actions.

          1.129 "Management Compensation Plan" means those certain plans by which Reorganized Delphi shall implement a management compensation program for certain members of management, directors, and other employees on and after the Effective Date, as set forth on Exhibit 7.8 hereto.

          1.130 "Material Supply Agreement" means any agreement to which any of the Debtors is a party and pursuant to which the Debtors purchase materials which are directly incorporated into one or more of the Debtors' products.

          1.131 "MDL Actions" means those certain actions consolidated in that certain multi-district litigation proceeding captioned In re Delphi Corporation Securities, Derivative & ERISA Litigation, MDL No. 1725 (GER), pending in the United States District Court for the Eastern District of Michigan, related to certain actions for damages arising from the purchase or sale of the Senior Notes, the TOPrS, the Subordinated Notes, or Existing Common Stock, for violations of the securities laws, for violations of ERISA, misrepresentations, or any similar Claims.

          1.132 "MDL Court" means the United States District Court for the Eastern District of Michigan.

          1.133 "MDL Settlements" means, collectively, the ERISA Settlement, the Securities Settlement, and the Insurance Settlement.

          1.134 "Michigan Statutory Rate" means 4.845% as provided for in Michigan Compiled Laws Section 600.6013(8), and shall be calculated on a non-compounding basis, commencing as of the Petition Date.

          1.135 "New Common Stock" means the shares of new common stock of Reorganized Delphi, authorized under Article 7.16 of the Plan and under the Certificate of Incorporation of Reorganized Delphi.

                                                   Notice of Proposed Amendments

          1.136 "New Preferred Stock" means the shares of preferred stock of Reorganized Delphi authorized under Article 7.17 of this Plan and under the Certificate of Incorporation of Reorganized Delphi.

          1.137 "New Warrants" means the Five-Year Warrants and the Sixth-Month Warrants.

          1.138 "Non-exercising Creditor" means a Discount Rights Offering Eligible Holder who does not exercise or transfer its Discount Rights.

          1.139 "Non-Represented Term Sheet" means the Term Sheet - Delphi Cessation and GM Provision of OPEB For Certain Non-Represented Delphi Employees and Retirees entered into between Delphi and GM, dated August 3, 2007.

          1.140     "OPEB" means other post-employment benefits obligations.

          1.141 "Ordinary Course Customer Obligation" means any Claim of a customer to which Delphi supplies goods or services, which Claim arises from ordinary course customer/supplier obligations owing between Delphi and a customer including recall, product liability, and warranty obligations.

          1.142 "Ordinary Course Professionals Order" means the order entered by the Bankruptcy Court on November 4, 2005 authorizing the retention of professionals utilized by the Debtors in the ordinary course of business.

          1.143 "Other Executory Contract" means any executory contract, other than a Material Supply Agreement and Other Unexpired Lease, to which any of the Debtors is a party.

          1.144 "Other Interests" means all options, warrants, call rights, puts, awards, or other agreements to acquire Existing Common Stock.

          1.145 "Other Unexpired Lease" means any unexpired lease, other than a Material Supply Agreement and Other Executory Contract, to which any of the Debtors is a party.

          1.146     "Oversubscription Cash" means the product of (a) $0.25 and
(b) the number of Discount Oversubscription Rights that have been exercised.

          1.147 "Par Value Right" means a Right issued pursuant to the Par Value Rights Offering.

          1.148 "Par Value Rights Offering" means the offer and sale by Reorganized Delphi pursuant to an SEC-registered rights offering whereby holders of Existing Common Stock on the Rights Offering Record Date shall be offered, on a proportionate basis, the opportunity to purchase up to 20,770,345 shares of the New Common Stock in exchange for a Cash payment of $61.72 per share of New Common Stock.

          1.149     "PBGC" means the Pension Benefit Guaranty Corporation.

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          1.150     "Periodic Distribution Date" means, as applicable, (a) the
Distribution Date, as to the first distribution made by the Reorganized Debtors, and (b) thereafter, (i) the first Business Day occurring ninety (90) days after the Distribution Date and (ii) subsequently, the first Business Day occurring ninety (90) days after the immediately preceding Periodic Distribution Date.

          1.151 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity.

          1.152 "Petition Date" means, as applicable, (a) October 8, 2005 with respect to those Debtors which filed their petitions for reorganization relief in the Bankruptcy Court on such date or (b) October 14, 2005 with respect to those Debtors which filed their petitions for reorganization relief in the Bankruptcy Court on such date.

          1.153 "Plan" means this joint plan of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as herein proposed by the Debtors, including all exhibits, supplements, appendices, and schedules hereto, either in its or their present form or as the same may be further altered, amended, or modified from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

          1.154     "Plan Equity Value"has the meaning ascribed to it in
Article 5.3(a) of this Plan.

          1.155 "Plan Investors" means A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Goldman Sachs & Co., and Pardus DPH Holding LLC.

          1.156     "Postpetition Interest" means, with respect to:

                    (a) Priority Tax Claims, interest accruing from the Petition Date through the earlier of the Confirmation Date or January 31, 2008 at the non-penalty rate set forth in the applicable state or federal law governing such Priority Tax Claims; and

                    (b) General Unsecured Claims (excluding TOPrS), interest accruing from the Petition Date through the earlier of the Confirmation Date or January 31, 2008 at the applicable contractual non-default rate (subject to the procedures described in the Solicitation Procedures Order) and, if there is no contract rate, at the Michigan Statutory Rate.

For the avoidance of doubt, Postpetition Interest shall not be paid on the following Claims: Administrative Claims (unless interest is to be paid in the ordinary course of business under the contractual obligations giving rise to the Administrative Claim), TOPrS Claims, the GM Claim, Section 510(b) Note Claims,
Section 510(b) Equity Claims, and Section 510(b) ERISA Claims.

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          1.157     "Postpetition Interest Rate Determination Notice" means a
notice, in the form approved by the Bankruptcy Court in the Solicitation Procedures Order, to be returned to the Claims Agent no later than the Voting Deadline, requesting that the applicable rate of Postpetition Interest be established pursuant to the procedures described in the Solicitation Procedures Order. The Postpetition Interest Rate Determination Notice shall (a) identify the Claim and the requested rate of interest applicable to such Claim and (b) attach documentation supporting the payment of such rate of interest for each Claim.

          1.158 "Priority Tax Claim" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

          1.159 "Pro Rata" means, (a) with respect to Claims, at any time, the proportion that the Face Amount of a Claim in a particular Class or Classes bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes, unless this Plan provides otherwise and (b) with respect to Interests, at any time, the proportion that the number of Interests held by a certain Interest holder in a particular Class or Classes bears to the aggregate number of all Interests (including Disputed Interests, but excluding Disallowed Interests) in such Class or Classes.

          1.160 "Professional" means any Person retained in the Chapter 11 Cases by separate Bankruptcy Court order pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include any Person retained pursuant to the Ordinary Course Professionals Order.

          1.161 "Professional Claim" means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges and disbursements incurred relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

          1.162 "Professional Fee Order" means the order entered by the Bankruptcy Court on November 4, 2005, authorizing the interim payment of Professional Claims subject to the Holdback Amount.

          1.163 "Registration Rights Agreement" means the agreement, a form of which is attached hereto as Exhibit 7.16(b), whereby Reorganized Delphi shall be obligated to register certain shares of New Common Stock and New Preferred Stock pursuant to the terms and conditions of such agreement.

          1.164 "Registration Statement" means the registration statement filed by Delphi with the SEC on Form S-1 and under the Securities Act relating to the issuance of the Rights and New Common Stock to be issued in connection with the Rights Offerings, and the New Warrants and New Common Stock underlying the New Warrants, as the same may be amended, modified, or supplemented from time to time.

          1.165 "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of a Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the holder of a Claim to demand or receive

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          1.183     "Section 510(b) Opt Out Equity Claim" means any
Section 510(b) Equity Claim, the holder of which has opted not to participate in the Securities Settlement pursuant to the procedures set forth in the "Notice of Settlement" approved by the MDL Court.

          1.184 "Section 510(b) Opt Out Note Claim" means any Section 510(b) Note Claim, the holder of which has opted not to participate in the Securities Settlement pursuant to the procedures set forth in the "Notice of Settlement" approved by the MDL Court.

          1.185 "Secured Claim" means a Claim, other than the DIP Facility Revolver Claim, DIP Facility First Priority Term Claim, or DIP Facility Second Priority Term Claim, secured by a security interest in or a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the holder of such Claim.

          1.186 "Securities Act" means the Securities Act of 1933, as now in effect or hereafter amended.

          1.187 "Securities Settlement"means that certain stipulation and agreement of settlement of the securities-related MDL Actions, attached hereto as Exhibit 7.19(a).

          1.188 "Security" has the meaning ascribed to it in section 101(49) of the Bankruptcy Code.

          1.189 "Senior Notes" means, collectively, the (a) 6.55% Notes due 2006, (b) 6.5% Notes due 2009, (c) 6.5% Notes due 2013, and (d) 7.125% Notes due
2029, all issued by Delphi under the Senior Notes Indenture.

          1.190 "Senior Notes Claim" means a Claim arising under or as a result of the Senior Notes.

          1.191 "Senior Notes Indenture" means that certain indenture for the debt securities between Delphi Corporation and the First National Bank of Chicago, as indenture trustee, dated as of April 28, 1999.

          1.192 "Senior Notes Indenture Trustee" means the indenture trustee under the Senior Notes Indenture.

          1.193 "Separation" means the transactions among GM and the Debtors and the Debtors' Affiliates occurring in connection with the entry into the Master Separation Agreement between Delphi and GM on January 1, 1999 and the transfer by GM and certain of its Affiliates of assets, liabilities, manufacturing sites, and employees relating to the former Delphi business sector of GM to certain of the Debtors and their Affiliates.

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          1.194     "SERP" means the prepetition supplemental executive
retirement program between Delphi and certain employees.

          1.195 "SERP Claim" means a Claim of a SERP participant arising out of the SERP.

          1.196 "Servicer" has the meaning ascribed to it in Article 7.10 of this Plan.

          1.197 "Six-Month Warrant Agreement" means that certain warrant agreement governing the Six-Month Warrants to be issued by Reorganized Delphi, substantially in the form attached hereto as Exhibit 7.18(b).

          1.198 "Six-Month Warrants" means the warrants to be issued on the Effective Date pursuant to the terms of the Six-Month Warrant Agreement to purchase up to $1.0 billion of New Common Stock in Reorganized Delphi at a strike price of $66.79 per share.

          1.199 "Solicitation Procedures Order" means the order entered by the Bankruptcy Court on November [ ], 2007 authorizing the procedures by which solicitation of votes on this Plan is to take place, among other matters.

          1.200 "Specialty Electronics Debtors" means, collectively, Specialty Electronics, Inc. and Specialty Electronics International Ltd., as substantively consolidated for Plan purposes.

          1.201 "Statutory Committees" means the Creditors' Committee and the Equity Committee.

          1.202 "Subordinated Notes" means those notes issued pursuant to the Subordinated Notes Indenture.

          1.203     "Subordinated Notes Holder" means a holder of Subordinated
Notes.

          1.204 "Subordinated Notes Indenture" means that certain indenture for the subordinated debt securities between Delphi Corporation and Bank One Trust Company, N.A., as trustee indenture, dated as of October 28, 2003.

          1.205 "Subordinated Notes Indenture Trustee" means the trustee under the Subordinated Notes Indenture.

          1.206 "TOPrS" means (a) those 8.25% Cumulative Trust Preferred Securities issued by Delphi Trust I and (b) those Adjustable Rate Trust Preferred Securities issued by Delphi Trust II.

          1.207 "TOPrS Claim" means a Claim of a Subordinated Notes Holder arising under or as a result of the Subordinated Notes.

          1.208     "Trade and Other Unsecured Claims" means all Cure Claims,
Section 510(b) Note Claims, Section 510(b) Equity Claims, Section 510(b) ERISA Claims, and General

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          1.219     "USW 1113/1114 Settlement Approval Order" means the order
entered by the Bankruptcy Court on August 29, 2007 approving the USW-Delphi-GM Memoranda of Understanding.

          1.220 "USW Benefit Guarantee" means the benefit guarantee agreement between GM and the USW, dated December 13, 1999, and signed December 16 and 17, 1999.

          1.221 "USW Benefit Guarantee Term Sheet" means that certain term sheet attached as Attachment B to each of the USW-Delphi-GM Memoranda of Understanding.

          1.222 "USW-Delphi-GM Memoranda of Understanding" means, collectively, the USW-Home Avenue Memorandum of Understanding and the USW-Vandalia Memorandum of Understanding.

          1.223 "USW-Home Avenue Memorandum of Understanding" means that certain memorandum of understanding, dated August 16, 2007, as approved by the Bankruptcy Court on August 29, 2007, among the USW, Delphi, and GM, and all attachments and exhibits thereto.

          1.224 "USW-Vandalia Memorandum of Understanding" means that certain memorandum of understanding, dated August 16, 2007, as approved by the Bankruptcy Court on August 29, 2007, among the USW, Delphi, and GM, and all attachments and exhibits thereto.

          1.225     "Voting Deadline" means [   ], 2008, at 7:00 p.m. prevailing
Eastern time.

C.   RULES OF INTERPRETATION

          For purposes of this Plan, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) each pronoun stated in the masculine, feminine, or neuter includes the masculine, feminine, and neuter; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to this Plan; (f) the words "herein," "hereunder," and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

          This Plan is the product of extensive discussions and negotiations between and among the Debtors, the Creditors' Committee, the Equity Committee, GM, the Plan Investors, and

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                                    ARTICLE V

                            PROVISIONS FOR TREATMENT
                             OF CLAIMS AND INTERESTS

          5.1 Class 1A through Class 12A (Secured Claims). Except as otherwise provided in and subject to Article 9.8 of this Plan, at the sole option of the Debtors or Reorganized Debtors, each Allowed Secured Claim shall be satisfied in full in Cash or Reinstated. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all valid, enforceable, and perfected prepetition liens on property of the Debtors held by or on behalf of holders of Secured Claims with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such holders of such Secured Claims and/or applicable law until, as to each such holder of an Allowed Secured Claim, such Secured Claim is satisfied. Notwithstanding the foregoing, any Claim arising as a result of a tax lien that would otherwise be a Secured Claim shall be paid in accordance with Article 2.2 of this Plan.

          5.2 Class 1B through Class 12B (Flow-Through Claims). The legal, equitable, and contractual rights of each holder of a Flow-Through Claim, if any, shall be unaltered by the Plan and shall be satisfied in the ordinary course of business at such time and in such manner as the applicable Reorganized Debtor is obligated to satisfy each Flow-Through Claim (subject to the preservation and flow-through of all Estate Causes of Action and defenses with respect thereto, which shall be fully preserved). The Debtors' failure to object to a Flow-Through Claim in their Chapter 11 Cases shall be without prejudice to the Reorganized Debtors' right to contest or otherwise object to the classification of such Claim in the Bankruptcy Court.

          5.3 Class 1C through Class 12C (General Unsecured Claims). Pursuant to clauses (a) and (b) below, holders of Allowed General Unsecured Claims shall receive New Common Stock and Discount Rights equal to the value of 100% of such holders' Allowed General Unsecured Claims plus applicable Postpetition Interest, in the ratio described below.

               (a) Except as otherwise provided in and subject to Articles 7.15(b), 9.8, and 11.10 of this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date when a General Unsecured Claim becomes an Allowed General Unsecured Claim or (b) the date when a General Unsecured Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such General Unsecured Claim, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claim and after giving effect to
Article 11.10 of this Plan, each holder of an Allowed General Unsecured Claim shall receive the number of shares of New Common Stock (at Plan Equity Value) equal to 75.5% of such Claim (including any applicable Postpetition Interest) provided, however, that in each case fractional shares of New Common Stock shall not be distributed to holders of Allowed General Unsecured Claims, and all such fractional shares shall be rounded, and distributions shall be made, in accordance with Article 9.10 of this Plan. The Plan Equity Value is equal to the Debtors' total enterprise value of $13.4 billion, less net debt and warrant value of approximately $5.3 billion, which results in a distributable equity value of $8.1 billion, or $61.72 per share of New Common Stock based on 131,266,410 shares issued and outstanding as of the Effective Date (the "Plan Equity Value").

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               (b)  In satisfaction of the remaining portion of each holders'
General Unsecured Claim (after accounting for the distributions to take place pursuant to clause (a)), on the commencement date of the Discount Rights Offering and pursuant to the Registration Statement and Article 7.15(a) of this Plan, each Discount Rights Offering Eligible Holder shall receive such holder's Pro Rata share (based upon the total amount of General Unsecured Claims, Section 510(b) Note Claims, Section 510(b) Equity Claims, and Section 510(b) ERISA Claims eligible to participate in the Discount Rights Offering pursuant to
Article 7.15(a) of the Plan) of transferable Discount Rights. In addition, (i) pursuant to the Discount Rights Offering, each Exercising Creditor will receive the opportunity to exercise its Pro Rata portion (with respect to all Exercising Creditors) of Discount Oversubscription Rights and (ii) each Non-exercising Creditor will receive, on the first Periodic Distribution Date occurring after the later of (a) the date when the Non-exercising Creditor's General Unsecured Claim becomes an Allowed General Unsecured Claim or (b) the date when a the Non-exercising Creditor's General Unsecured Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such General Unsecured Claim, such holder's Pro Rata portion (with respect to all Non-exercising Creditors) of the Oversubscription Cash.

          5.4  Class 1D through Class 12D (GM Claim). As provided in
Article 7.20, this Plan constitutes a request to authorize and approve the Delphi-GM Master Restructuring Agreement ("RA") and the Delphi-GM Global Settlement Agreement ("GSA"). For good and valuable consideration provided by GM under the Delphi-GM Definitive Documents, and in full settlement and satisfaction of the GM Claim, GM shall receive all consideration set forth in the Delphi-GM Definitive Documents (subject to the terms and conditions set forth in such documents), including, without limitation, (a) $1.2 billion in liquidation preference (as such amount may be reduced in accordance with the terms of Article 7.15(b) of the Plan) in junior preferred convertible stock with the terms set forth in the GSA; (b) $1.5 billion in a combination of at least $750 million in Cash and the GM Note(s); (c) retention of the GM Surviving Claims (as defined in the GSA) as provided for in section 4.03 of the GSA; (d) the effectuation of the IRC Section 414(l) Transfer as provided for in section
2.03 of the GSA; and (e) the releases as provided for in sections 4.01, 4.02 and
4.03 of the GSA.

          5.5 Class 1E (Section 510(b) Note Claims). In accordance with the terms of the Securities Settlement, the Securities Settlement disbursing agent shall receive, on behalf of all holders of Section 510(b) Note Claims, and in full satisfaction, settlement, and discharge of, and in exchange for, all
Section 510(b) Note Claims, New Common Stock, Discount Rights, and/or Oversubscription Cash as described in the Securities Settlement; provided, however, that if any Section 510(b) Opt Out Note Claim ultimately becomes an Allowed Section 510(b) Opt Out Note Claim, then the holder of such Allowed
Section 510(b) Opt Out Note Claim shall receive a distribution of New Common Stock and Discount Rights solely from the Securities Settlement in the same proportion of New Common Stock and Discount Rights distributed to holders of General Unsecured Claims; provided further, however, that with respect to any distribution made to or reserved for a holder of an Allowed Section 510(b) Opt Out Note Claim, the Securities Settlement shall be reduced by the same amount of New Common Stock and Discount Rights that the holder of such Allowed Claim shall be entitled to receive.

          5.6 Class 1F through Class 13F (Intercompany Claims). Except as otherwise provided in Article 7.2 of this Plan, on the Effective Date, at the option of the Debtors or the Reorganized Debtors, the Intercompany Claims against any Debtor, including, but not limited

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to, any Intercompany Claims arising as a result of rejection of an Intercompany
Executory Contract or Intercompany Unexpired Lease, shall not receive a distribution on the Effective Date and instead shall either be (a) Reinstated, in full or in part, and treated in the ordinary course of business, or (b) cancelled and discharged, in full or in part, in which case such discharged and satisfied portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such portion under the Plan; provided, however, that any Intercompany Claims against any Debtor held by a non-Debtor affiliate shall be Reinstated.

          5.7  Class 1G-1 (Existing Common Stock). Pursuant to clauses (a) and
(b) below, holders of Allowed Interests pertaining to Existing Common Stock shall receive Par Value Rights exercisable at Plan Equity Value, Five-Year Warrants exercisable at a 32.4% premium to the Plan Equity Value, and Six-Month Warrants exercisable at an 8.2% premium to the Plan Equity Value.

               (a) On the Effective Date, the Existing Common Stock shall be cancelled. On the Distribution Date, or as soon thereafter as is reasonable and practical, each holder of an Allowed Interest pertaining to the Existing Common Stock shall receive in exchange for such Interest its Pro Rata distribution of Five-Year Warrants and Six-Month Warrants.

               (b) On the commencement date of the Par Value Rights Offering and pursuant to the Registration Statement and Article 7.15(b) of this Plan, each holder of an Allowed Interest pertaining to the Existing Common Stock as of the Rights Offerings Record Date shall receive its Pro Rata portion of non-transferable Par Value Rights to purchase 20,770,345 shares of New Common Stock pursuant to the Par Value Rights Offering; provided, however, that Appaloosa and the other Plan Investors, if any, which have agreed to not participate in the Par Value Rights Offering shall not participate in the Par Value Rights Offering and Par Value Rights that would otherwise be distributed to Appaloosa and such other Plan Investors will be instead distributed to the other holders of Existing Common Stock.

          5.8 Class 1G-2 (Section 510(b) Equity Claims). In accordance with the terms of the Securities Settlement, the Securities Settlement disbursing agent shall receive, on behalf of all holders of Section 510(b) Equity Claims, and in full satisfaction, settlement, and discharge of, and in exchange for, all
Section 510(b) Equity Claims, New Common Stock, Discount Rights, and/or Oversubscription Cash as described in the Securities Settlement; provided, however, that if any Section 510(b) Opt Out Equity Claim ultimately becomes an Allowed Section 510(b) Opt Out Equity Claim, then the holder of such Allowed
Section 510(b) Opt Out Equity Claim shall receive a distribution of New Common Stock and Discount Rights solely from the Securities Settlement in the same proportion of New Common Stock and Discount Rights distributed to holders of General Unsecured Claims; provided further, however, that with respect to any distribution made to or reserved for a holder of an Allowed Section 510(b) Opt Out Equity Claim, the Securities Settlement shall be reduced by the same amount of New Common Stock and Discount Rights that the holder of such Allowed Claim shall be entitled to receive.

          5.9 Class 1H and Class 8H (Section 510(b) ERISA Claims). In accordance with the terms of the ERISA Settlement, the ERISA Settlement disbursing agent shall receive, on

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          6.5  Confirmation Pursuant To Section 1129(b) Of The Bankruptcy Code.
Because Class 1I is deemed to reject the Plan, the Debtors shall request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

                                   ARTICLE VII

                      MEANS FOR IMPLEMENTATION OF THE PLAN

          7.1 Continued Corporate Existence. Subject to the Restructuring Transactions contemplated by this Plan, each of the Debtors shall continue to exist after the Effective Date as a separate entity, with all the powers of a corporation, limited liability company, or partnership, as the case may be, under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other organizational documents are amended and restated by this Plan and the Certificate of Incorporation and Bylaws, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. There are certain Affiliates of the Debtors that are not Debtors in these Chapter 11 Cases. The continued existence, operation, and ownership of such non-Debtor Affiliates is a material component of the Debtors' businesses, and, as set forth in Article 11.1 of this Plan but subject to the Restructuring Transactions, all of the Debtors' equity interests and other property interests in such non-Debtor Affiliates shall revest in the applicable Reorganized Debtor or its successor on the Effective Date.

          7.2  SUBSTANTIVE CONSOLIDATION.

               (a) This Plan provides for the substantive consolidation of certain of the Debtors' Estates, but only for purposes of voting on this Plan and making distributions to holders of Claims and Interests under this Plan. For purposes of this Plan, the DAS Debtors will be substantively consolidated; the DASHI Debtors will be substantively consolidated; the Connection System Debtors will be substantively consolidated; the Specialty Electronics Debtors will be substantively consolidated; the remaining Debtors will not be substantively consolidated. None of the substantively consolidated Debtor entities will be consolidated with each other. Notwithstanding the foregoing, the Debtors reserve all rights with respect to the substantive consolidation of any and all of the Debtors.

               (b) With respect to the consolidated Debtor entities, on the Effective Date, and only as to the consolidated Debtor entities, (i) all assets and liabilities of the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, will, for voting and distribution purposes only, be treated as if they were merged, (ii) each Claim against the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, will be deemed a single Claim against and a single obligation of the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, (iii) all Intercompany Claims by, between, and among the Delphi-DAS Debtors, the DASHI Debtors, the

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Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, will, for voting and distribution purposes only, be eliminated, and (iv) any obligation of the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, and all guaranties thereof by one or more of the other Delphi-DAS Debtors, DASHI Debtors, Connection Systems Debtors, and Specialty Electronics Debtors, respectively, will be deemed to be one obligation of all of the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively. Except as set forth in this Article, such substantive consolidation shall not (other than for purposes related to this Plan) (w) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions contemplated by this Plan, (x) cause any Debtor to be liable for any Claim or Interest under this Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Interest shall not be affected by such substantive consolidation, (y) except as otherwise stated in this Article 7.2, affect Intercompany Claims of Debtors against Debtors, and (z) affect Interests in the Affiliate Debtors except as otherwise may be required in connection with the Restructuring Transactions contemplated by this Plan.

               (c) Unless the Bankruptcy Court has approved by a prior order the substantive consolidation of certain of the Debtors' Estates, this Plan shall serve as, and shall be deemed to be, a request for entry of an order substantively consolidating certain of the Debtors' Estates, but only for purposes of voting on this Plan and making distributions to holders of Claims and Interests under this Plan. If no objection to substantive consolidation of certain of the Debtors' Estates is timely filed and served by any holder of an impaired Claim affected by the Plan as provided herein on or before the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Confirmation Order shall serve as the order approving the substantive consolidation of certain of the Debtors' Estates, but only for purposes of voting on this Plan and making distributions to holders of Claims and Interests under this Plan. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of certain of the Debtors' Estates, but only for purposes of voting on this Plan and making distributions to holders of Claims and Interests under this Plan, and any objections thereto shall be part of the Confirmation Hearing.

          7.3 Restructuring Transactions. On or following the Confirmation Date, the Debtors or Reorganized Debtors, as the case may be, shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions as set forth in the Restructuring Transaction Notice (the form of which is attached hereto as Exhibit 7.3), including, but not limited to, all of the transactions described in this Plan. Such actions may include without limitation: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, guaranty, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtors and Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transactions. The form of each Restructuring Transaction shall be determined by the boards of directors of a Debtor or Reorganized Debtor party to any

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Restructuring Transaction. In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations of each merged Debtor under this Plan. In the event a Reorganized Debtor is liquidated, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Debtor prior to such liquidation) shall assume and perform the obligations of such liquidating Debtor. Implementation of the Restructuring Transactions shall not affect the distributions under the Plan.

          7.4 Certificate Of Incorporation And Bylaws. The Certificate of Incorporation of Reorganized Delphi, attached hereto as Exhibit 7.4(a), and Bylaws of the Reorganized Delphi, attached hereto as Exhibit 7.4(b), shall be adopted and amended as may be required so that they are consistent with the provisions of this Plan and the Bankruptcy Code. The Certificate of Incorporation of Reorganized Delphi shall, among other things, authorize a sufficient number of shares of New Common Stock and New Preferred Stock to satisfy the transactions contemplated by the Plan and otherwise comply with section 1123(a)(6) of the Bankruptcy Code. Each Affiliate Debtor will amend its certificate of incorporation, charter, bylaws, or applicable organizational document to otherwise comply with section 1123(a)(6).

          7.5  DIRECTORS OF REORGANIZED DELPHI.

               (a) Search Committee. A Search Committee shall be appointed consisting of the lead director of Delphi, one representative of Appaloosa, one representative of the Creditors' Committee, one representative of the co-lead Plan Investors other than UBS, Goldman Sachs, and Merrill (who shall be determined by Appaloosa), and one representative of the Equity Committee reasonably acceptable to the other members of the Search Committee. Each member of the Search Committee shall be entitled to require the Search Committee to interview any person to serve as a director unless such proposed candidate is rejected by each of the Appaloosa representative, the Delphi representative, and the Creditors' Committee representative. The entire Search Committee shall be entitled to participate in such interview and in a discussion of such potential director following such interview.

               (b) Constitution Of The Board Of Directors Of Reorganized Delphi. The board of directors of Reorganized Delphi shall consist of nine directors (which number shall not be expanded at all times that series A-1 of the New Preferred Stock has board rights), three of whom shall be Class III Directors (as defined below) and shall initially be nominated by Appaloosa and elected on the Effective Date by the holders of series A New Preferred Stock (and thereafter shall be elected directly by the holders of series A New Preferred Stock (the "Series A Directors")), one of whom shall be a Class I Director (as defined below) and shall be the executive chairman, who will be selected in accordance with the terms of the Investment Agreement, one of whom shall be a Class I Director and shall be the chief executive officer of Reorganized Delphi, one of whom shall be a Class II Director (as defined below) and shall initially be selected by the Co-Lead Investors (as defined in Exhibit A to the Investment Agreement) representative on the Search Committee with the approval of either Delphi or the Creditors' Committee (the "Joint Investor Director"), one of whom shall be a Class I Director and shall initially be selected by the Creditors' Committee and two of whom shall be Class II Directors and shall initially be selected by

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to be utilized by the Reorganized Debtors to make Cash distributions as required under the Plan and for general working capital purposes.

          7.12 Sources of Cash For Plan Distributions. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from the Exit Financing Arrangements, the Investment Agreement, the Rights Offerings, existing Cash balances, and the operations of the Debtors and the Reorganized Debtors.

          7.13 Establishment Of Cash Reserve. On the Effective Date, the Debtors shall fund the Cash Reserve in such amounts as determined by the Debtors to be necessary in order to make the required future payments to Administrative Claims, Priority Tax Claims, and as otherwise provided by this Plan.

          7.14 Post-Effective Date Financing. On the Effective Date, the Reorganized Debtors shall receive the proceeds of the Exit Financing Arrangements, which include an asset-backed revolving credit facility in an aggregate principal amount of $1.6 billion, a funded senior secured first-lien term facility in an aggregate principal amount of $3.7 billion, and a funded senior secured second-lien term facility in amount of $1.5 billion, of which up to $750 million will be in the form of the GM Note(s), the terms of which are described in the exit financing engagement letter and term sheet attached hereto as Exhibit 7.14, as such term sheet may be amended, modified, or supplemented, to repay the DIP Facility Revolver Claims, the DIP Facility First Priority Term Claims, and the DIP Facility Second Priority Term Claims, make other payments required to be made on the Effective Date, and conduct their post-reorganization operations. The Reorganized Debtors may execute all documents and enter into all agreements as may be necessary and appropriate in connection with the Exit Financing Arrangements.

          7.15 RIGHTS OFFERINGS.

               (a)  DISCOUNT RIGHTS OFFERING

          (i) Eligibility For Participation In Discount Rights Offering. Pursuant to the Registration Statement, and under the terms of Article 5.3 of this Plan and the Investment Agreement, Delphi shall commence a Discount Rights Offering to generate gross proceeds of up to $1.575 billion. Discount Rights Offering Eligible Holders shall be offered Discount Rights to purchase up to 41,026,310 shares of New Common Stock, in exchange for a Cash payment equal to $38.39 per share of New Common Stock (a 37.8% discount to the Plan Equity Value). Discount Rights shall be distributed to the Discount Rights Offering Eligible Holders based on each Discount Rights Offering Eligible Holder's Pro Rata allocation of the Discount Rights. If a Claim of a Discount Rights Offering Eligible Holder is not Allowed or otherwise reconciled by the Debtors by the date of commencement of the Confirmation Hearing, such Claim shall be temporarily allowed, solely for purposes of participation in the Discount Rights Offering, in the amount so estimated by the Bankruptcy Court or agreed to by the holder of the claim and the Debtors. Discount Rights distributed pursuant to the Discount Rights Offering shall be freely transferable.

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          (ii) Discount Oversubscription Rights. Under the terms of Article 5.3 of this Plan and consistent with the Investment Agreement, to the extent the Discount Rights Offering is not fully subscribed, Exercising Creditors shall be eligible to exercise, at their discretion, Discount Oversubscription Rights to purchase shares of New Common Stock not otherwise purchased through the Discount Rights Offering in exchange for a Cash payment equal to $38.64 per share of New Common Stock for each Discount Oversubscription Right exercised. To the extent the number of the Discount Oversubscription Rights subscribed for by Exercising Creditors is greater than the number of Discount Oversubscription Rights available, the Discount Oversubscription Rights shall be available to Exercising Creditors (based upon such creditors' underlying claim) on a Pro Rata basis (with respect to all Exercising Creditors) up to the amount of Discount Oversubscription Rights each Exercising Creditor has elected to exercise, until all Oversubscription Rights have been allocated.

          (iii) Distribution Of New Common Stock. All New Common Stock issued in connection with the exercise of Discount Rights and Discount Oversubscription Rights pursuant to the Discount Rights Offering shall be issued on the Effective Date and shall be distributed to holders of Rights who have exercised the Rights on, or as soon as reasonably practicable after, the Distribution Date.

               (b)  PAR VALUE RIGHTS OFFERING.

          (i) New Common Stock Offered In Par Value Rights Offering. Through the Par Value Rights Offering, 20,770,345 shares of New Common Stock will be made available for subscription to holders of Existing Common Stock. Of the 20,770,345 shares of New Common Stock made available through the Par Value Rights Offering, 6,998,472 shares of the New Common Stock shall consist of New Common Stock otherwise distributable to the following groups of holders of Claims in the following amounts (in each case at $61.72 per share): (a) 611,754 shares of New Common Stock otherwise distributable to Appaloosa, (b) all of the New Common Stock distributable to the UAW, IUE-CWA and USW (the "Contributing Unions") based on such unions' Allowed Claims, and (c) an amount of New Common Stock otherwise distributable to holders of Claims in Classes 1C through 12C as a whole (excluding the otherwise distributable New Common Stock referred to in clauses (a) and (b)) which is equal to the difference between 6,998,472 shares of New Common Stock and the sum of the number of shares of New Common Stock referred to in clause (a) and (b) (the "Contributing Creditors").

          (ii) Eligibility For Participation In Par Value Rights Offering. Pursuant to the Registration Statement, and under the terms of Article 5.7 of this Plan, Delphi shall commence a Par Value Rights Offering pursuant to which each holder of Existing Common Stock on the Rights Offering Record Date shall be offered the opportunity to purchase their Pro Rata portion of 20,770,345 shares of New Common Stock, in exchange for a Cash payment equal to $61.72 per share of New Common Stock (which corresponds to an implied enterprise value of $13.4 billion); provided, however, that Appaloosa and the

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other Plan Investors, if any, which have agreed to not participate in the Par
Value Rights Offering shall not participate in the Par Value Rights Offering and Par Value Rights that would otherwise be distributed to Appaloosa and such other Plan Investors will be instead distributed to the other holders of Existing Common Stock.

          (iii) Use Of Par Value Rights Offering Proceeds. Proceeds, if any, generated by the Par Value Rights Offering shall be allocated in the following order:

                         (1) First, to satisfy the amount, if any, by which the Liquidity Amount (as defined in Exhibit F to the Delphi-GM Global Settlement Agreement) is less than $3.189 billion (after giving effect to any Excess Amount (as defined in Exhibit F to the Delphi-GM Global Settlement Agreement));

                         (2) Second, to satisfy the shortfall, if any, required to satisfy the condition set forth in the third sentence of section 9(a)(xxvii) of the Investment Agreement;

                         (3) Third, to satisfy the Allowed Claims of the Contributing Unions, on a Pro Rata basis among the Contributing Unions, based upon the number of shares of New Common Stock contributed by each Contributing Union to the Par Value Rights Offering as described in Article 7.15(b)(i), provided, however, that the distribution of proceeds from the Par Value Rights Offering pursuant to this clause (3) shall decrease the number of shares of New Common Stock otherwise distributable to the Contributing Unions pursuant to Article 5.3 of this Plan on a Pro Rata basis based upon the number of shares of New Common Stock contributed to the Par Value Rights Offering by the Contributing Unions as described in
     Article 7.15(b)(i);

                         (4) Fourth, up to $850 million less the amounts, if any, allocated pursuant to clauses (1) and (2) above, to GM as a Cash distribution, so as to reduce the number of shares of New Preferred Stock, at the price of $61.72 per share, that would be distributed to GM pursuant to Article 5.4 of the Plan; and

                         (5) Fifth, to Appaloosa and the Contributing Creditors, on a Pro Rata basis among Appaloosa and the Contributing Creditors, based upon the number of shares of New Common Stock contributed be Appaloosa and the Contributing Creditors to the Par Value Rights Offering as described in Article 7.15(b)(i); provided, however, that the distribution of proceeds from the Par Value Rights Offering pursuant to this clause (5) shall decrease the number of shares of New Common Stock otherwise distributable to Appaloosa and the Contributing Creditors pursuant to Article 5.3 of this Plan on a Pro Rata basis based upon the number of shares of New Common Stock contributed to the Par Value

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     Rights Offering by Appaloosa and the Contributing Creditors as described in
     Article 7.15(b)(i).

          (iv) Distribution Of New Common Stock. All New Common Stock issued in connection with the exercise of Par Value Rights pursuant to the Par Value Rights Offerings shall be issued on the Effective Date and shall be distributed to holders of Rights who have exercised the Rights on, or as soon as reasonably practicable after, the Distribution Date.

          7.16 ISSUANCE OF NEW COMMON STOCK.

               (a) New Common Stock. On the Effective Date, Reorganized Delphi shall authorize shares of New Common Stock in an amount to be determined on or before the date of the Confirmation Hearing. A summary of selected terms of the New Common Stock is attached hereto as 7.16(a). On the Distribution Date, or as soon as reasonably practicable thereafter, Reorganized Delphi shall be deemed to have issued a total number of shares of New Common Stock necessary to satisfy obligations on account of Claims and Interests under the Plan and obligations under the Rights Offerings and Investment Agreement. The issuance of the New Common Stock shall be in compliance with the applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. The issuance and delivery of New Common Stock representing Direct Subscription Shares and Unsubscribed Shares shall be in accordance with the terms of the Investment Agreement and section 4(2) of the Securities Act.

               (b) Registration Rights. Without limiting the effect of section 1145 of the Bankruptcy Code, as of the Effective Date, the Reorganized Debtors shall enter into a Registration Rights Agreement, substantially in the form of
Exhibit 7.16(b) attached hereto, with GM, the Plan Investors and any Related Purchaser, Ultimate Purchaser (each as defined in the Investment Agreement), affiliate of a Plan Investor who owns registrable securities, assignee, or transferee who executes a joinder agreement as contemplated by such Registration Rights Agreement. All Holders of General Unsecured Claims that receive a distribution of 10% or more of the New Common Stock of Reorganized Delphi (each, a "10% Holder") shall be granted, in the aggregate, one demand registration right; provided, that (i) in no event shall Reorganized Delphi be required to grant more than one demand registration right to any and all 10% Holders, (ii) such demand registration right shall not, in any way, conflict with the registration rights of GM or the Plan Investors, and (iii) 10% Holders shall not receive piggyback registration rights except with respect to a demand by another 10% Holder pursuant to this sentence.

               (c) Listing On Securities Exchange Quotation System. On the Effective Date, Delphi or Reorganized Delphi shall use its commercially reasonable efforts to list and maintain the listing of the New Common Stock on a major New York based exchange. Persons receiving distributions of more than 5% of New Common Stock, by accepting such distributions, shall have agreed to cooperate with Reorganized Delphi's reasonable requests to

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assist Reorganized Delphi in its efforts to list the New Common Stock on a national securities exchange quotation system.

          7.17 ISSUANCE OF NEW PREFERRED STOCK.

               (a) Pursuant to the Investment Agreement, on the Effective Date, Reorganized Delphi shall authorize, issue, and deliver the "Series A" and "Series B" New Preferred Stock in exchange for the contribution of the Plan Investors described in Article 7.11. A summary of selected terms of the "Series A" and "Series B" New Preferred Stock is attached hereto as Exhibit 7.17(a). The issuance and delivery of "Series A" and "Series B" New Preferred Stock shall be in accordance with the terms of the Investment Agreement and Section 4(2) of the Securities Act.

               (b) Pursuant to the terms of the Delphi-GM Global Settlement Agreement, on the Effective Date, Reorganized Delphi shall authorize, issue, and deliver the "Series C" New Preferred Stock to GM. A summary of the terms of the Series C New Preferred Stock is attached as Exhibit G to the Delphi-GM Global Settlement Agreement. The issuance and delivery of the "Series C" New Preferred Stock shall be in accordance with the terms of the Delphi-GM Global Settlement Agreement and section 1145(a) of the Bankruptcy Code.

          7.18 NEW WARRANTS.

               (a) Five-Year Warrants. On the Effective Date, Reorganized Delphi shall authorize, issue, and deliver the Five-Year Warrants, pursuant to the terms of the Five-Year Warrant Agreement attached hereto as Exhibit 7.18(a), for 6,908,758 shares of New Common Stock of Reorganized Delphi (which comprises 5% of the fully diluted New Common Stock) at a strike price of $81.73 per share (a 32.4% premium to the Plan Equity Value). The issuance of the Five-Year Warrants and the New Common Stock underlying the Five-Year Warrants shall be in compliance with the applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. The proceeds generated from the exercise of the Five-Year Warrants will be used by Reorganized Delphi for general corporate purposes.

               (b) Six-Month Warrants. On the Effective Date, Reorganized Delphi shall authorize, issue, and deliver the Six-Month Warrants, pursuant to the terms of the Six-Month Warrant Agreement attached hereto as Exhibit 7.18(b), to purchase up to $1 billion of shares New Common Stock of Reorganized Delphi at a strike price of $66.79 per share (an 8.2% premium to the Plan Equity Value). The issuance of the Six-Month Warrants and the New Common Stock underlying the Six-Month Warrants shall be in compliance with the applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. The proceeds generated from the exercise of the Six-Month Warrants shall be allocated in the following order: first, to redeem any shares of "Series C" New Preferred Stock distributed to GM, if any shares remain outstanding, at the preferred liquidation preference value as defined in Exhibit G to the Delphi-GM Global Settlement Agreement; second,

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to redeem the GM Note(s), at par including accrued and unpaid interest; third, to be used by Reorganized Delphi for general corporate purposes.

          7.19 MDL SETTLEMENTS.

               (a) Securities Settlement. Upon the later of the Effective Date or the date the last order, as between the Bankruptcy Court and the MDL Court, approving the Securities Settlement, a copy of which is attached hereto as
Exhibit 7.19(a), becomes a Final Order, Reorganized Delphi shall, in accordance with the Securities Settlement, distribute the New Common Stock and Discount Rights described in Articles 5.5 and 5.8 of this Plan to the disbursing agent appointed by the MDL Court.

               (b) ERISA Settlement. Upon the later of the Effective Date or the date the last order, as between the Bankruptcy Court and the MDL Court, approving the ERISA Settlement, a copy of which is attached hereto as Exhibit 7.19(b), becomes a Final Order, Reorganized Delphi shall, in accordance with the ERISA Settlement, distribute the New Common Stock and Discount Rights described in Article 5.9 of this Plan to the disbursing agent appointed by the MDL Court.

               (c) Insurance Settlement. In connection with the Securities Settlement and the ERISA Settlement, Delphi, certain defendants in the MDL Actions, and Delphi's insurers entered into the Insurance Settlement, a copy of which is attached hereto as Exhibit 7.19(c).

          7.20 GM Settlement. This Plan constitutes a request to authorize and approve the (a) Delphi-GM Global Settlement Agreement, attached hereto as
Exhibit 7.20(a), that shall resolve the GM Claim, and (b) the Delphi-GM Master Restructuring Agreement, attached hereto as Exhibit 7.20(b), that shall set forth the continuing obligations of GM and Delphi, which shall become effective on the Effective Date, subject to the terms contained therein. Each of the Delphi-GM Global Settlement Agreement and Delphi-GM Master Restructuring Agreement are incorporated by reference into this Plan in their entirety. In that regard, the Delphi-GM Global Settlement Agreement and Delphi-GM Master Restructuring Agreement address issues specifically relating to the present and future relationship of Delphi, GM, and their Affiliates that are otherwise addressed in this Plan and as they are intended to relate to holders of other Claims and Interests. For example, sections 4.01, 4.02, and 4.03 of the Delphi-GM Global Settlement Agreement require that the Plan contain the releases provided for therein; section 7.05 of the Delphi-GM Global Settlement Agreement and section 7.10 of the Delphi-GM Master Restructuring Agreement contain terms and provisions relating to the retention by the Bankruptcy Court of jurisdiction to hear and determine certain disputes arising under such agreements after the Effective Date; and Article 5 of the Delphi-GM Master Restructuring Agreement contains terms and provisions relating to the assumption and rejection of contracts by and among the parties thereto. In the event there are any conflicts between the terms and provisions of the Plan or Confirmation Order (and as each may be amended) and the terms and provisions of the Delphi-GM Global Settlement Agreement and Delphi-GM Master Restructuring Agreement, the terms of the

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Memorandum of Understanding shall be automatically assumed by the applicable
Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.

               (e) IBEW. Pursuant to this Plan and in accordance with the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order , a copy of which is attached hereto as Exhibit 7.21(d), on the Effective Date, (i) the IBEW E&S Memorandum of Understanding, a copy of which is attached hereto as Exhibit 4 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IBEW E&S Memorandum of Understanding and (ii) the IBEW Powertrain Memorandum of Understanding, a copy of which is attached hereto as
Exhibit 5 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IBEW Powertrain Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.

               (f) IAM. Pursuant to this Plan and in accordance with the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, a copy of which is attached hereto as Exhibit 7.21(d), on the Effective Date, the IAM-Delphi Memorandum of Understanding, a copy of which is attached hereto as Exhibit 6 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IAM-Delphi Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.

          7.22 PENSION.

               (a) Hourly Pension Freeze. In accordance with applicable law and the Union Settlement Agreements, and except as otherwise set forth in the Union Settlement Agreements, the Reorganized Debtors shall amend, as of the first of the month following the Effective Date or as soon thereafter as practicable, the Delphi HRP so as to freeze benefit accruals for future credited service in the Delphi HRP.

               (b) Salaried Pension Freeze. In accordance with applicable law, the Reorganized Debtors shall amend, as of the first of the month following the Effective Date or as soon thereafter as practicable, the Delphi Retirement Program for Salaried Employees so as to freeze benefit accruals for future credited service in the Delphi Retirement Program for Salaried Employees.

               (c) IRC Section 414(l) Transfer. The Debtors shall transfer certain net underfunded pension obligations to the GM HRP pursuant to the IRC
Section 414(l) Transfer promptly after the Effective Date. In conjunction with the IRC Section 414(l) Transfer, Reorganized Delphi shall deliver a note to GM as set forth in the Delphi-GM Definitive Documents. The note shall be paid within ten days of the transfer date (as defined in the Delphi-GM Global Settlement Agreement).

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               (d)  Pension Contribution Payment. No earlier than January 2,
2008, and no later than five days after the Effective Date, Reorganized Delphi shall contribute cash to the pension plans sufficient to meet ERISA minimum contributions not covered by the IRC Section 414(l) Transfer and upon such contribution, replacement liens, if any, granted to the PBGC on assets owned by any Debtor shall be discharged.

               (e) PBGC. Pursuant to this Plan, and under the terms of the Union Settlement Agreements, as applicable, the following Debtors shall assume and continue the following plans, which shall be frozen on or before February 1, 2008: (i) Delphi Corporation: the Delphi Hourly Rate Employees Pension Plan and the Delphi Retirement Program for Salaried Employees; (ii) Delphi Mechatronic Systems, Inc.: the Delphi Mechatronic Systems Retirement Program; (iii) ASEC
Manufacturing: the ASEC Manufacturing Retirement Program; and (iv) Packard-Hughes Interconnect Company: the Packard-Hughes Interconnect Bargaining Retirement Plan and the Packard-Hughes Interconnect Non-Bargaining Retirement Plan (collectively, the " Pension Plans"). Nothing in this Plan shall be construed as discharging, releasing, or relieving the Debtors or the Debtors' successors, including the Reorganized Debtors, or any party, in any capacity, from any liability for minimum funding under 26 U.S.C. Section 412 and 29 U.S.C.
Section 1082 or liability under 29 U.S.C. Section 1362 with respect to the Pension Plans or the PBGC. The PBGC and the Pension Plans shall not be enjoined or precluded from seeking to enforce such liability as a result of any provision of this Plan or the Confirmation Order.

          7.23 OPEB. Pursuant to this Plan, as of the Effective Date or as soon as practicable thereafter, and in accordance with the Union Settlement Agreements and applicable law and administrative requirements (the "Cessation Date"), Delphi shall cease to provide, offer, or have any liability for OPEB to its Union-represented hourly employees and retirees and their spouses, surviving spouses, dependents, or other beneficiaries. The cessation shall be administered on a "claims incurred" basis, and Delphi shall retain responsibility for all claims incurred but either unfiled or unpaid as of the Cessation Date. The cessation shall include elimination of the Special Benefit relating to Medicare Part B. With respect to UAW-represented employees or retirees, the cessation shall not include the cessation of OPEB provided to Delphi employees or retirees subject to the UAW-Delphi Supplemental Agreement dated April 29, 2004, as amended, except as provided in paragraph 18 of the UAW Benefit Guarantee Term Sheet.

          7.24 Preservation Of Causes Of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, the Reorganized Debtors shall retain and may (but are not required to) enforce all Retained Actions and all other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, shall determine whether to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), and shall not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. Notwithstanding the foregoing, Causes of Action against Persons arising under section 544, 545, 547, 548, or 553 of the Bankruptcy Code or similar state laws shall not be retained by the Reorganized Debtors unless specifically listed on Exhibit 7.24 hereto.

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          7.25 Reservation Of Rights. With respect to any avoidance causes of action under section 544, 545, 547, 548, or 553 of the Bankruptcy Code that the Debtors abandon in accordance with Article 7.24, the Debtors reserve all rights, including the right under section 502(d) of the Bankruptcy Code to use defensively the abandoned avoidance cause of action as a ground to object to all or any part of a claim against any estate asserted by a creditor that remains in possession of, or otherwise obtains the benefit of, the avoidable transfer.

          7.26 Exclusivity Period. The Debtors shall retain the exclusive right to amend or modify this Plan, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the Effective Date.

          7.27 Corporate Action. Each of the matters provided for under this Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of any of the Debtors or the Reorganized Debtors.

          7.28 Effectuating Documents; Further Transactions. Each of the Chief Executive Officer, Chief Financial Officer, Chief Restructuring Officer, and General Counsel of the Debtors, or their respective designees, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan or to otherwise comply with applicable law. The secretary or assistant secretary of the Debtors shall be authorized to certify or attest to any of the foregoing actions.

          7.29 Consummation Of Divestiture Transactions. In the event that the Bankruptcy Court enters an order on or prior to the Effective Date authorizing a Debtor(s) to sell assets free and clear of liens, claims, and encumbrances, such Debtor(s) shall be permitted to close on the sale of such assets subsequent to the Effective Date free and clear of liens, claims, and encumbrances pursuant to sections 363 and 1123 of the Bankruptcy Code.

          7.30 Exemption From Certain Transfer Taxes And Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property, shall not be subject to any stamp taxes and any other similar tax or governmental assessment to the fullest extent contemplated by section 1146(c) of the Bankruptcy Code, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

          7.31 Trade And Other Unsecured Claims Threshold. Subject to the waiver described in Article 12.3 with respect to Article 12.2(i), in the event that the Debtors fail to satisfy the condition set forth in Section 9(a)(xxii) of the Investment Agreement and ADAH waives such condition, to the extent the Debtors issue any shares of New Common Stock pursuant to the Plan (after giving effect to any Cash or other consideration provided to holders of Trade and Other

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Unsecured Claims under the Plan) as a result of Trade and Other Unsecured Claims aggregating in excess of $1.475 billion, then the Debtors shall (i) issue to the Plan Investors additional Direct Subscription Shares and (ii) adjust the conversion price of the New Series A Preferred Shares and the New Series B Preferred Shares each in accordance with the terms of Section 9(a)(xxii) of the Investment Agreement.

                                  ARTICLE VIII

                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS

          8.1  ASSUMED AND REJECTED CONTRACTS AND LEASES.

               (a) Executory Contracts And Unexpired Leases. All executory contracts and unexpired leases as to which any of the Debtors is a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such executory contracts or unexpired leases (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) shall be the subject of a motion to reject pending on or before the Effective Date, (iii) shall have expired or terminated on or prior to December 31, 2007 (and not otherwise extended) pursuant to their own terms, (iv) are listed on the schedule of rejected executory contracts or unexpired leases attached hereto as
Exhibit 8.1(a), or (v) are otherwise rejected pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections and assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Each executory contract or unexpired lease assumed pursuant to this Article 8.l(a) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any executory contract or unexpired lease. Notwithstanding the foregoing or anything else in this Article VIII, (i) all executory contracts or unexpired leases between GM and any of the Debtors shall receive the treatment described in the Delphi-GM Definitive Documents, (ii) all agreements, and exhibits or attachments thereto, between the Unions and Delphi shall receive the treatment described in Article 7.21 of this Plan and the Union Settlement Agreements, and (iii) all executory contracts memorializing Ordinary Course Customer Obligations shall receive the treatment described in Article 5.2 of this Plan.

               (b) Real Property Agreements. Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise

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               (a)  Final Fee Applications. All final requests for payment of
Professional Claims and requests for reimbursement of expenses of members of the Statutory Committees must be filed no later than the last day of the second full month after the Effective Date or May 31, 2008, whichever is later. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims and expenses shall be determined by the Bankruptcy Court.

               (b) Payment Of Interim Amounts. Subject to the Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals and members of the Statutory Committees for all outstanding amounts payable relating to prior periods through the Confirmation Date. To receive payment on the Effective Date for unbilled fees and expenses incurred through the Confirmation Date, the Professionals shall estimate fees and expenses due for periods that have not been billed as of the Confirmation Date and shall deliver such estimate to the Debtors, counsel for the Statutory Committees, and the United States Trustee for the Southern District of New York. Within 45 days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order or the Ordinary Course Professional Order, as applicable. Should the estimated payment received by any Professional exceed the actual fees and expenses for such period, this excess amount shall be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such matter is insufficient, disgorged by such Professional.

               (c) Holdback Amount. On the Effective Date, the Debtors or the Reorganized Debtors shall fund the Holdback Escrow Account with Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Debtors, the Reorganized Debtors, or the Estates. The remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.

               (d) Post-Confirmation Date Retention. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors shall employ and pay Professionals in the ordinary course of business.

          10.4 Substantial Contribution Compensation And Expenses Bar Date. Any Person (including the Indenture Trustees) who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code shall file an application with the clerk of the Bankruptcy Court on or before the 45th day after the Effective Date (the "503 Deadline"), and serve such application on counsel for the Debtors, the Statutory Committees, Plan Investors, the United States Trustee for

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          11.2 Discharge Of The Debtors. Pursuant to section 1141(d) of the
Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not
(a) a proof of claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such Claim, debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted this Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the occurrence of the Effective Date.

          11.3 Compromises And Settlements. In accordance with Article 9.6 of this Plan, pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims against, or Interests in, the Debtors and (b) Causes of Action that the Debtors have against other Persons up to and including the Effective Date. After the Effective Date, any such right shall pass to the Reorganized Debtors as contemplated in Article 11.1 of this Plan, without the need for further approval of the Bankruptcy Court, provided, however, that Bankruptcy Court approval shall be required after the Effective Date if the Joint Claims Oversight Committee objects to a proposed settlement based on criteria established by the board of directors of Reorganized Delphi.

          11.4 Release By Debtors Of Certain Parties. Pursuant to section 1123(b)(3) of the Bankruptcy Code, but subject to Article 11.13 of this Plan, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on, or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence, or event in any manner related to any such Claims, Interests, restructuring, or the Chapter 11 Cases. The Reorganized Debtors and any newly-formed entities that will be continuing the Debtors' businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by the releases and discharges set forth above. Notwithstanding the foregoing, nothing in this Plan shall be deemed to release (i) any of the Debtors or GM from their obligations under the Delphi-GM Definitive Documents or the transactions contemplated thereby, (ii) any of the Debtors, the Unions, or GM from their obligations under the Union Settlement Agreements or the transactions contemplated

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thereby, or (iii) any of the Debtors or the Plan Investors or their affiliates from their obligations under the Investment Agreement or the transactions contemplated thereby.

          11.5 Release By Holders Of Claims And Interests. On the Effective Date, (a) each Person who votes to accept this Plan and (b) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity (other than a Debtor), which has held, holds, or may hold a Claim against or Interest in the Debtors, in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan and Cash, New Common Stock, New Warrants, and other contracts, instruments, releases, agreements, or documents to be delivered in connection with this Plan (each, a "Release Obligor"), shall have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Released Parties for and from any claim or Cause of Action existing as of the Effective Date in any manner arising from, based on, or relating to, in whole or in part, the Debtors, the subject matter of, or the transaction or event giving rise to, the claim of such Release Obligor, the business or contractual arrangements between any Debtor and Release Obligor or any Released Party, the restructuring of the claim prior to the Chapter 11 Cases, or any act, omission, occurrence, or event in any manner related to such subject matter, transaction, obligation, restructuring, or the Chapter 11 Cases, including, but not limited to, any claim relating to, or arising out of the Debtors' Chapter 11 Cases, the negotiation and filing of this Plan, the filing of the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, filing, implementation, administration, confirmation, or consummation of this Plan, the Disclosure Statement, the Plan Exhibits, the Union Settlement Agreements, any employee benefit plan, instrument, release, or other agreement or document created, modified, amended or entered into in connection with either this Plan or any other agreement with the Unions, including but not limited to the Union Settlement Agreements, or any other act taken or not taken consistent with the Union Settlement Agreements in connection with the Chapter 11 cases; provided, however, that (A) this Article
11.5 is subject to and limited by Article 11.13 of this Plan and (B) this
Article 11.5 shall not release any Released Party from any Cause of Action held by a governmental entity existing as of the Effective Date based on (i) the Internal Revenue Code or other domestic state, city, or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city, or municipality, (iii) any criminal laws of the United States or any domestic state, city, or municipality, (iv) the Exchange Act, the Securities Act, or other securities laws of the United States or any domestic state, city, or municipality, (v) the Employee Retirement Income Security Act of 1974, as amended, or (vi) the laws and regulations of the Bureau of Customs and Border Protection of the United States Department of Homeland Security. Notwithstanding the foregoing, all releases given by GM to (i) the Debtors and the Debtors' Affiliates shall be as set forth in the Delphi-GM Global Settlement Agreement and (ii) the Unions shall be as set forth in the Union Settlement Agreements.

          11.6 Release By Unions. The releases provided for in (i) Section K.3 of the UAW-Delphi-GM Memorandum of Understanding, (ii) Section H.3 of the IUE-CWA-Delphi-GM Memorandum of Understanding, (iii) Section G.3 of the USW Memoranda of Understanding, (iv) Section F.3 of the IUOE Local 18S Memorandum of Understanding and IUOE Local 832S Memorandum of Understanding and Section E.3 of the IUOE Local 101S Memorandum of Understanding, (v) Section F.3 of the IBEW E&S

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Memorandum of Understanding and the IBEW Powertrain Memorandum of Understanding,
and (vi) Section F.3 of the IAM Memorandum of Understanding are incorporated by reference herein in their entirety.

          11.7 Release Of GM By Debtors And Third Parties. On the Effective Date, GM shall receive all releases provided for in Article IV of the Delphi-GM Global Settlement Agreement, which provisions are incorporated by reference herein in their entirety.

          11.8 Release And Exculpation Of Plan Investors. In consideration of the contributions to the Debtors' reorganization made by the Plan Investors, and pursuant to 9(a)(iv) of the Investment Agreement, on the Effective Date (a) each Plan Investor (in its capacity as such or otherwise), its Affiliates, shareholders, partners, directors, officers, employees, and advisors shall be released by the Debtors and each entity (other than a Debtor), which has held, holds, or may hold a Claim against or Interest in the Debtors from liability for participation in the transactions contemplated by the that certain Equity Purchase and Commitment Agreement, dated as of January 18, 2007 (the "Original Agreement"), the Investment Agreement, the preferred term sheet exhibit to the Investment Agreement, the Plan Framework Support Agreement, dated as of January 18, 2007 (the "Original PSA"), and the Plan,and any other investment in the Debtors discussed with the Debtors, whether prior to or after the execution of the foregoing, to the fullest extent permitted under applicable law, (b) each Plan Investor (in its capacity as such or otherwise), its Affiliates, shareholders, partners, directors, officers, employees, and advisors shall not have or incur any liability to any party with respect to all of the foregoing actions set forth in subclause (a) and shall be additionally exculpated to the same extent as the Debtors' directors, officers, employees, attorneys, advisors, and agents are otherwise exculpated under the Plan pursuant to Article 11.11, and (c) each Plan Investor (in its capacity as an investor), its Affiliates, shareholders, partners, Debtors' directors, officers, employees, and advisors shall be released to the same extent the Company's directors, officers, employees, attorneys, advisors, and agents are otherwise released under the Plan pursuant to Article 11.4 and Article 11.5; provided, that such releases and exculpations shall not prohibit or impede the Debtors' ability to assert defenses or counterclaims in connection with or relating to the Original Agreement or the Original PSA.

          11.9 Setoffs. Subject to Article 11.13 of this Plan, the Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder of such Claim.

          11.10 SUBORDINATION RIGHTS.

                (a) All Claims against the Debtors and all rights and claims between or among holders of Claims relating in any manner whatsoever to distributions on account of Claims against or Interests in the Debtors, based upon any claimed subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to

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          11.13 Exclusions And Limitations On Exculpation, Indemnification, And
Releases. Notwithstanding anything in this Plan to the contrary, no provision of this Plan or the Confirmation Order, including, without limitation, any exculpation, indemnification, or release provision, shall modify, release, or otherwise limit the liability of any Person not specifically released hereunder, including, without limitation, any Person who is a co-obligor or joint tortfeasor of a Released Party or who is otherwise liable under theories of vicarious or other derivative liability.

          11.14 Injunction. Subject to Article 11.13 of this Plan, the satisfaction, release, and discharge pursuant to this Article XI shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim, Interest, or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

          11.15 [Reserved--See 7.15(b)]

                                   ARTICLE XII

                              CONDITIONS PRECEDENT

          12.1 Conditions To Confirmation. The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with Article 12.3 of this Plan:

               (a) The Bankruptcy Court shall have approved by Final Order a Disclosure Statement with respect to this Plan in form and substance acceptable to the Debtors.

               (b) The Confirmation Order shall be in form and substance acceptable to the Debtors, and the Plan Investors shall be reasonably satisfied with the terms of the Confirmation Order to the extent that such terms would have a material impact on the Plan Investors' proposed investment in the Reorganized Debtors.

          12.2 Conditions To The Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Article 12.3 of this Plan:

               (a) The Reorganized Debtors shall have entered into the Exit Financing Arrangements and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.

               (b) The Bankruptcy Court shall have approved the settlement between the Debtors and GM as documented in the Delphi-GM

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Definitive Documents, the Delphi-GM Definitive Documents shall have become effective in accordance with their terms, and GM shall have received the consideration from Delphi pursuant to the terms of the Delphi-GM Global Settlement Agreement.

               (c) The Bankruptcy Court shall have entered one or more orders, which may include the Confirmation Order, authorizing the assumption and rejection of unexpired leases and executory contracts by the Debtors as contemplated by Article 8.1 of this Plan.

               (d) The Confirmation Order shall have been entered by the Bankruptcy Court and shall be a Final Order, the Confirmation Date shall have occurred, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

               (e) Each Exhibit, document, or agreement to be executed in connection with this Plan shall be in form and substance reasonably acceptable to the Debtors.

               (f) The Bankruptcy Court shall have entered one or more orders, which may be the Confirmation Order, approving the MDL Settlements.

               (g) The MDL Court shall have entered one or more orders approving the MDL Settlements.

               (h) All conditions to the effectiveness of the Investment Agreement shall have been satisfied or waived in accordance with the terms of the Investment Agreement.

               (i) The aggregate amount of all Trade and Other Unsecured Claims that have been asserted or scheduled but not yet disallowed shall be allowed or estimated for distribution purposes by the Bankruptcy Court to be no more than $1.45 billion, excluding all applicable accrued Postpetition Interest thereon.

               (j) All conditions to effectiveness in the Delphi-GM Definitive Documents shall have been satisfied or waived in accordance with the terms of the Delphi-GM Definitive Documents.

          12.3 Waiver Of Conditions To Confirmation Or Consummation. The conditions set forth in Articles 12.1(a), 12.2(c), and 12.2(e) hereof may be waived, in whole or in part, by the Debtors without any notice to any other parties-in-interest or the Bankruptcy Court and without a hearing. The conditions set forth in (i) Article 12.2(d) may be waived jointly by the Debtors, Appaloosa, and GM, provided, however, that the Confirmation Order has been entered by the Bankruptcy Court and (ii) Article 12.2(i) may be waived jointly by the Debtors and Appaloosa (as lead Plan Investor); provided, however that no waiver of Article 12.2(i) will be effective unless

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notice is first given to the Creditors' Committee; provided further, however, that such waiver will be effective upon the earlier of (i) the Creditors' Committee's consent and (ii) 12:00 noon New York time on the third Business Day after the notice is given to the Creditors' Committee unless the Creditors' Committee has provided written notice pursuant to Article 14.8 of the Plan that the Creditors' Committee has voted affirmatively to object to the effectiveness of the waiver solely on the basis that the recoveries of unsecured creditors would be materially adversely affected if the waiver was implemented (and in such case the waiver shall not become effective unless the Bankruptcy Court thereafter determines that the effectiveness of the waiver would not materially adversely affect unsecured creditors' recoveries). No other condition set forth in Articles 12.1 and 12.2 hereof may be waived. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                                  ARTICLE XIII

                            RETENTION OF JURISDICTION

          Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and this Plan, including, among others, the following matters:

               (a) to hear and determine motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which any of the Debtors are a party or with respect to which any of the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

               (b) to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases, this Plan, or that were the subject of proceedings before the Bankruptcy Court prior to the Effective Date, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;

               (c) to adjudicate any and all disputes arising from or relating to the distribution or retention of the Rights, New Common Stock, or other consideration under this Plan;

               (d) to ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished as provided herein;

               (e) to hear and determine any and all objections to the allowance or estimation of Claims or Interests filed, both before and after the Confirmation Date, including any

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
                                                                       EXHIBIT C

                              Disclosure Statement

   [To be attached when approved in accordance with proposal letter and filed]

                                                                       EXHIBIT D

                                   [Reserved]

                                                                       EXHIBIT E

                                    EXHIBIT E

The terms of the GM Note shall be determined as follows:

     o 2nd lien exit financing of $1.5 billion (net of OID(1) having a maturity of 8 years from the date of initial issuance, and issued under a single credit facility, allocated as follows:

     o At least $750 million (net of OID) in a note with market clearing terms and covenants acceptable to Delphi to be raised from a third-party financing source prior to emergence. All cash proceeds from the 2nd lien financing to be paid to GM.(2)

     o $750 million (net of OID), as reduced by any cash proceeds above $750 million as referred to above or as reduced below, in a note provided to GM having the same terms as provided in connection with the third-party financing. The 2(nd) lien credit agreement will provide that at any time that GM holds more than $500 million (net of OID) of the Notes that any matter requiring approval of less than 100% of the Noteholders shall require the following approvals to be effective: (1) if GM votes in favor of the matter, the approval of at least one-third of the non-GM Noteholders (determined by principal amount); or (2) if GM does not vote in favor of the matter, the approval of at least two-thirds of the non-GM Noteholders (determined by principal amount). No other special voting rights shall be included in the 2nd lien credit agreement.

     o Third party financing source (i.e., the initial purchaser or underwriter) will have the right, through the emergence date, to replace GM on up to $500 million (net of OID) of the note being provided to GM in which case cash in the amount of any such replacement shall be paid to GM and its note (net of OID) shall be reduced by such amount.

     o If the 1st lien exit financing is greater than $3.7 billion (net of OID), an amount of cash equal to such excess (the "Excess Amount") will be paid to GM as part of its recovery and the 2nd lien financing will be reduced by such amount (with at least 50% of the remaining 2nd lien financing allocated to the third party financing source), provided that the sum of (i) undrawn availability plus any open letters of credit up to $100 million pursuant to an ABL revolving credit facility and (ii) Delphi's pro forma consolidated cash as of the Effective Date (excluding the Excess Amount


----------
(1) For all purposes of this Exhibit, OID excludes any fees paid to underwriters or agents
(2) To the extent that the ABL revolving credit facility (to the exclusion of any other portion of the 1st lien exit facility) has a first priority lien on any assets and the term loan portion of the 1st lien financing has a 2nd lien, the notes subject to the 2nd lien financing shall have a third lien on such assets.

                                                                       EXHIBIT E

          and after giving pro forma effect to the $1.5 billion cash payment to GM in connection with the 414(l) transaction) (the "Liquidity Amount") is at least $3.189 billion. In the event that the Liquidity Amount is less than $3.189 billion, then any Excess Amount shall be retained by Delphi up to the point that the amount of such Excess Amount retained plus the Liquidity Amount equals $3.189 billion and the remaining amount shall be paid to GM and the 2nd lien financing will be reduced by such amount paid to GM as provided above.

     o Delphi shall, and Appaloosa acknowledges that Delphi shall, use its commercially reasonable efforts to sell up to $1.5 billion of 2nd lien notes to third parties. To the extent Delphi does not raise $1.5 billion of second lien financing through its exit financing process, GM to receive a fee equivalent to that which Delphi is paying to its Lead Arrangers and syndicate members, including, without limitation, all placement, commitment and closing fees, in connection with such exit financing, pro rata based on the amount of the 2nd lien note issued to GM.

     o    GM shall not have registration rights with respect to the GM Note.

     o As provided for in Section 7.18(b) of the Plan, six month warrants for $1,000 million of common stock will be issued to equity holders with a per share strike price equal to the liquidation preference of the Series C Preferred Stock. The proceeds from such issuance will be allocated: (i) first to redeem any outstanding Series C Preferred Stock at the preferred liquidation preference value thereof and (ii) then to redeem GM's 2nd lien notes at par including accrued and unpaid interest

     o Subject to the following sentence, the collateral and guarantee package for the 2nd lien financing will be substantially the same as that for the 1st lien financing. The 2nd lien facility shall not have a lien on the assets (other than the stock of the first tier foreign subsidiaries) solely securing the European portions of the 1st lien facility.

     o The GM Note shall be subject to a 6 month lock-up from the effectiveness of the Plan of Reorganization, provided however that, during such lock-up period, GM shall not be restricted from selling second lien notes if such notes are sold to investors at a price at least equal to par less any original issue discount (the "Threshold Price"), or below the Threshold Price, if GM makes a pro rata payment to the other holders of 2nd lien notes equal to the product of (i) the absolute difference (measured in basis points) between the actual price at which GM notes are sold by GM and the Threshold Price and
          (ii) the face amount of the 2nd lien notes held by others prior to giving effect to the sale of the GM notes.

                                                                       EXHIBIT F

                                  Net Debt Test

     Net Debt as of Closing

     Pension, GM-related and other cash (sources) / uses:

     Pension Catch-up Contribution
     Pension Normal Cost Reimbursement
     OPEB Cash Cost Reimbursement - 2007 and 2008 through Closing
     Pricedown True-up - 2007 and 2008 through Closing
     Retro UAW Wage Subsidy - 2007 and 2008 through Closing
     Retro UAW Wage Subsidy (Q4 2006)
     IUE Wage Subsidy Reimbursement
     IUE Deal - GM OPEB Payment
     OPEB Payment - Splinter Payments
     2007 Restructuring Cash Cost Variance - actual versus BBP
     Total Adjustments

     Adjusted Net Debt as of Closing

     Maximum Amount of Adjusted Net Debt per EPCA Covenant
     EPCA Covenant Net Debt in Excess/(Shortfall) of Adj. Net Debt

                                                                       ANNEX B-1

                            APPALOOSA MANAGEMENT L.P.
                                 26 Main Street
                            Chatham, New Jersey 07928


                                                              [_______ __], 2007

A-D Acquisition Holdings, LLC
c/o Appaloosa Management L.P.
26 Main Street
Chatham, New Jersey, 07928
Attention: Jim Bolin

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098

Ladies and Gentlemen:

          Reference is made to that certain Equity Purchase and Commitment Agreement, as amended by that certain Restated First Amendment to such Equity Purchase and Commitment Agreement, dated as of [_______ __], 2007 (as from time to time amended, restated, amended and restated, modified or supplemented in accordance with the terms thereof, the "Agreement"), by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (the "Investor"), Harbinger Del-Auto Investment Company, Ltd., an exempted company formed under the laws of the Cayman Islands, Merrill Lynch, Pierce Fenner & Smith Incorporated, a Delaware corporation, UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware, Goldman Sachs & Co., a New York limited partnership, and Pardus DPH Holding LLC, a limited liability company formed under the laws of the State of Delaware, on the one hand, and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the "Company"), on the other hand. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

          This letter will confirm the commitment of Appaloosa Management L.P. ("AMLP"), on behalf of one or more of its affiliated funds or managed accounts to be designated, to provide or cause to be provided funds (the "Funds") to the Investor in an amount up to $1,076,385,162.42, subject to the terms and conditions set forth herein. If (i) a Limited Termination has occurred, (ii) the Agreement has not been terminated by the Investor in accordance with its terms within ten (10) Business Days of the occurrence of such Limited Termination, and
(iii) the Investor becomes obligated in accordance with Section 2(b) of the Agreement to purchase the Available Investor Shares as a result of such Limited Termination (an "Escalation Trigger"), the maximum amount of Funds referred to in the immediately preceding sentence shall be increased as follows: (i) by $166,868,148.70 if an Escalation Trigger arises as a result of a Limited Termination by Merrill Lynch, Pierce, Fenner & Smith Incorporated; (ii) by $166,868,148.70 if an Escalation Trigger arises as a result of a Limited Termination by UBS Securities LLC; (iii) by $397,228,637.76 if an Escalation Trigger arises as a result of a Limited Termination by

A-D Acquisition Holdings, LLC
Delphi Corporation
[_______ __], 2007
Page 2

Harbinger Del-Auto Investments Company, Ltd.; (iv) by $400,000,706.67 if an Escalation Trigger arises as a result of a Limited Termination by Goldman Sachs & Co.; and (v) by $342,658,275.05 if an Escalation Trigger arises as a result of a Limited Termination by Pardus DPH Holding LLC. The Funds to be provided by or on behalf of AMLP to the Investor will be used to provide the financing for the Investor (i) to purchase the Investor Shares pursuant to the Agreement (the "Purchase Obligation") and (ii) to satisfy the Investor's other obligations under the Agreement, if any; provided, however, that the aggregate liability of AMLP under the immediately preceding clauses (i) and (ii) shall under no circumstances exceed the Cap (as defined below). AMLP shall not be liable to fund to the Investor any amounts hereunder (other than to fund the Purchase Obligation), unless and until, any party to the Agreement, other than the Company, commits a willful breach of the Agreement. For purposes of this letter agreement, the "Cap" shall mean (i) at all times on or prior to the Subsequent Approval Date, $100,000,000 and (ii) after the Subsequent Approval Date, $250,000,000. Our commitment to fund the Investor's Purchase Obligation is subject to the satisfaction, or waiver in writing by AMLP and the Investor, of all of the conditions, if any, to the Investor's obligations at such time contained in the Agreement.

          Notwithstanding any other term or condition of this letter agreement,
(i) under no circumstances shall the liability of AMLP hereunder or for breach of this letter agreement exceed, in the aggregate, the Cap for any reason, (ii) under no circumstances shall AMLP be liable for punitive damages and (iii) the liability of AMLP shall be limited to monetary damages only. There is no express or implied intention to benefit any person or entity not party hereto and nothing contained in this letter agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than the Investor and the Company. Subject to the terms and conditions of this letter agreement, the Company shall have the right to assert its rights hereunder directly against AMLP.

          The terms and conditions of this letter agreement may be amended, modified or terminated only in a writing signed by all of the parties hereto. AMLP's obligations hereunder may not be assigned, except its obligations to provide the Funds may be assigned to one or more of its affiliated funds or managed accounts affiliated with AMLP, provided that such assignment will not relieve AMLP of its obligations under this letter agreement.

          This commitment will be effective upon the Investor's acceptance of the terms and conditions of this letter agreement (by signing below) and the execution of the Agreement by the Company and will expire on the earliest to occur of (i) the closing of the transactions contemplated by the Agreement, and
(ii) termination of the Agreement in accordance with its terms; provided, however, that in the event that the Agreement is terminated, AMLP's obligations hereunder to provide funds to the Investor to fund the Investor's obligations under the Agreement on account of any willful breach of the Agreement for which the Investor would be liable shall survive; provided, further, that the Company shall provide AMLP with written notice within 90 days after the termination of the Agreement of any claim that a willful breach of the Agreement has occurred for which the Investor would be liable and if the Company fails to

A-D Acquisition Holdings, LLC
Delphi Corporation
[_______ __], 2007
Page 3

timely provide such notice then all of AMLP's obligations hereunder shall terminate, this letter agreement shall expire and any claims hereunder shall forever be barred. Upon the termination or expiration of this letter agreement, all rights and obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto.

          AMLP hereby represents and warrants as follows:

          (a) AMLP is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          (b) AMLP has the requisite limited partnership power and authority to enter into, execute and deliver this letter agreement and to perform its obligations hereunder and all necessary action required for the due authorization, execution, delivery and performance by it of this letter agreement has been taken.

          (c) This letter agreement has been duly and validly executed and delivered by AMLP and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

          (d) AMLP has, and will have on the Closing Date, available funding necessary to provide the Funds in accordance with this letter agreement.

          No director, officer, employee, partner, member or direct or indirect holder of any equity interests or securities of AMLP, or any of its affiliated funds or managed accounts, and no director, officer, employee, partner or member of any such persons other than any general partner (collectively, the "Party Affiliates") shall have any liability or obligation of any nature whatsoever in connection with or under this letter or the transactions contemplated hereby, and each party hereto hereby waives and releases all claims against such Party Affiliates related to such liability or obligation.

          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). AMLP, THE INVESTOR AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.

          The parties hereto acknowledge and agree that the commitment letter of AMLP in favor of the Investor and the Company, dated August 3, 2007, has been terminated and is of no further force and effect and that AMLP shall have no further liability or obligation under such commitment letter.

A-D Acquisition Holdings, LLC
Delphi Corporation
[_______ __], 2007
Page 4

          This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and same instrument.

                                     * * * *

                                                       Sincerely,


                                                       APPALOOSA MANAGEMENT L.P.


                                                       By:
                                                           ---------------------
                                                       Name:
                                                       Title:

Agreed to and accepted as of the date first above written:

A-D ACQUISITION HOLDINGS, LLC


By:
    ------------------------------
Name:
Title:


DELPHI CORPORATION


By:
    ------------------------------
Name:
Title:

                                                                       ANNEX B-2

                                                       [_________ __], 2007

Pardus DPH Holding LLC
590 Madison Ave.
Suite 25E
New York, NY 10022

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098

Ladies and Gentlemen:

          Reference is made to that certain Equity Purchase and Commitment Agreement, as amended by that certain Restated First Amendment to such Equity Purchase and Commitment Agreement, dated as of [________ __], 2007 (as from time to time amended, restated, amended and restated, modified or supplemented in accordance with the terms thereof, the "Agreement"), by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware, Harbinger Del-Auto Investment Company, Ltd., an exempted company formed under the laws of the Cayman Islands, Merrill Lynch, Pierce Fenner & Smith Incorporated, a Delaware corporation, UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware, Goldman Sachs & Co., a limited partnership formed under the laws of the State of New York and Pardus DPH Holding LLC, a limited liability company formed under the laws of the State of Delaware (the "Investor"), on the one hand, and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the "Company"), on the other hand. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

          This letter will confirm the commitment of Pardus Special Opportunities Master Fund L.P. ("Pardus"), to provide or cause to be provided funds (the "Funds") to the Investor in an amount up to $342,658,275.05, subject to the terms and conditions set forth herein. The Funds to be provided by or on behalf of Pardus to the Investor will be used to provide the financing for the Investor (i) to purchase the Investor Shares pursuant to the Agreement (the "Purchase Obligation") and (ii) to satisfy the Investor's other obligations under the Agreement, if any; provided, however, that the aggregate liability of Pardus under the immediately preceding clauses (i) and (ii) shall under no circumstances exceed the Cap (as defined below). Pardus shall not be liable to fund to the Investor any amounts hereunder (other than to fund the Purchase Obligation), unless and until, any party to the Agreement, other than the Company, commits a willful breach of the Agreement. For purposes of this letter agreement, the "Cap" shall mean $33,593,000. Our commitment to fund the Investor's Purchase Obligation is subject to the satisfaction, or waiver in writing by Pardus and the Investor, of all of the conditions, if any, to the Investor's obligations at such time contained in the Agreement.

Delphi Corporation
[________ __], 2007
Page 2

          Notwithstanding any other term or condition of this letter agreement,
(i) under no circumstances shall the liability of Pardus hereunder or for breach of this letter agreement exceed, in the aggregate, the Cap for any reason, (ii) under no circumstances shall Pardus be liable for punitive damages and (iii) the liability of Pardus shall be limited to monetary damages only. There is no express or implied intention to benefit any person or entity not party hereto and nothing contained in this letter agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than the Investor and the Company. Subject to the terms and conditions of this letter agreement, the Company shall have the right to assert its rights hereunder directly against Pardus.

          The terms and conditions of this letter agreement may be amended, modified or terminated only in a writing signed by all of the parties hereto. The obligations of Pardus hereunder may not be assigned, except its obligations to provide the Funds may be assigned to one or more of its affiliated funds or managed accounts affiliated with Pardus, provided that such assignment will not relieve Pardus of its obligations under this letter agreement.

          This commitment will be effective upon the Investor's acceptance of the terms and conditions of this letter agreement (by signing below) and the execution of the Agreement by the Company and will expire on the earliest to occur of (i) the closing of the transactions contemplated by the Agreement, and
(ii) termination of the Agreement in accordance with its terms; provided, however, that in the event that the Agreement is terminated, the obligations of Pardus hereunder to provide funds to the Investor to fund the Investor's obligations under the Agreement on account of any willful breach of the Agreement for which the Investor would be liable shall survive; provided further, that the Company shall provide Pardus with written notice within 90 days after the termination of the Agreement of any claim that a willful breach of the Agreement has occurred for which the Investor would be liable and if the Company fails to timely provide such notice then all of the obligations of Pardus hereunder shall terminate, this letter agreement shall expire and any claims hereunder shall forever be barred. Upon the termination or expiration of this letter agreement, all rights and obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto.

          Pardus hereby represents and warrants as follows:

          (a) Pardus is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          (b) Pardus has the requisite limited partnership power and authority to enter into, execute and deliver this letter agreement and to perform its obligations hereunder and all necessary action required for the due authorization, execution, delivery and performance by it of this letter agreement has been taken.

          (c) This letter agreement has been duly and validly executed and delivered by Pardus and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

Delphi Corporation
[________ __], 2007
Page 3

          (d) Pardus has, and will have on the Closing Date, available funding necessary to provide the Funds in accordance with this letter agreement.

          No director, officer, employee, partner, member or direct or indirect holder of any equity interests or securities of Pardus, or any of its affiliated funds or managed accounts, and no director, officer, employee, partner or member of any such persons other than any general partner (collectively, the "Party Affiliates") shall have any liability or obligation of any nature whatsoever in connection with or under this letter or the transactions contemplated hereby, and each party hereto hereby waives and releases all claims against such Party Affiliates related to such liability or obligation.

          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). PARDUS, THE INVESTOR AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.

          The parties hereto acknowledge and agree that the commitment letter of Pardus in favor of the Investor and the Company, dated August 3, 2007, has been terminated and is of no further force and effect and that Pardus shall have no further liability or obligation under such commitment letter.

          This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and same instrument.

                                     * * * *

Delphi Corporation
[________ __], 2007
Page 4

                                             Sincerely,

                                             PARDUS SPECIAL OPPORTUNITIES MASTER
                                              FUND L.P.


                                             By: Pardus Capital Management L.P.,
                                                its Investment Manager


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

Agreed to and accepted as of the date first above written:


PARDUS DPH HOLDING LLC


By:
    -------------------------------
Name:
Title:


DELPHI CORPORATION


By:
    -------------------------------
Name:
Title:

                                                                       ANNEX B-3

                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
                             c/o 555 Madison Avenue
                            New York, New York 10122

                                                  [________ __], 2007

Harbinger Del-Auto Investment Company Ltd.
c/o Harbinger Capital Partners Master Fund I, Ltd.
555 Madison Avenue
New York, New York 10022

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098

Ladies and Gentlemen:

          Reference is made to that certain Equity Purchase and Commitment Agreement, as amended by that certain Restated First Amendment to such Equity Purchase and Commitment Agreement, dated as of [_______ __], 2007 (as from time to time amended, restated, amended and restated, modified or supplemented in accordance with the terms thereof, the "Agreement"), by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware, Harbinger Del-Auto Investment Company, Ltd., an exempted company formed under the laws of the Cayman Islands (the "Investor"), Merrill Lynch, Pierce Fenner & Smith, Incorporated, a Delaware corporation, UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware, Goldman Sachs & Co., a New York limited partnership, and Pardus DPH Holding LLC, a limited liability company formed under the laws of the State of Delaware, on the one hand, and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the "Company"), on the other hand. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

          This letter will confirm the commitment of Harbinger Capital Partners Master Fund I, Ltd. ("Harbinger"), on behalf of one or more of its affiliated funds or managed accounts to be designated, to provide or cause to be provided funds (the "Funds") to the Investor in an amount up to $397,228,637.76, subject to the terms and conditions set forth herein. The Funds to be provided by or on behalf of Harbinger to the Investor will be used to provide the financing for the Investor (i) to purchase the Investor Shares pursuant to the Agreement (the "Purchase Obligation") and (ii) to satisfy the Investor's other obligations under the Agreement, if any; provided, however, that the aggregate liability of Harbinger under clauses (i) and (ii) shall under no circumstances exceed the Cap (as defined below). Harbinger shall not be liable to fund to the Investor any amounts hereunder (other than to fund the Purchase Obligation), unless, and until, any party to the Agreement other than the Company commits a willful breach of the Agreement. For purposes of this letter agreement, the "Cap" shall mean at all times $38,944,000. Our commitment to fund the Investor's Purchase Obligation is subject to the satisfaction, or waiver in writing by Harbinger and the Investor, of all of the conditions, if any, to the Investor's obligations at such time contained in the Agreement.

          Notwithstanding any other term or condition of this letter agreement,
(i) under no circumstances shall the liability of Harbinger hereunder or for breach of this letter agreement

Harbinger Del-Auto Investment Company Ltd.
Delphi Corporation
[________ __], 2007
Page 2

exceed, in the aggregate, the Cap for any reason, (ii) under no circumstances shall Harbinger be liable for punitive damages, and (iii) the liability of Harbinger shall be limited to monetary damages only. There is no express or implied intention to benefit any person or entity not party hereto and nothing contained in this letter agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than the Investor and the Company. Subject to the terms and conditions of this letter agreement, the Company shall have the right to assert its rights hereunder directly against Harbinger.

          The terms and conditions of this letter agreement may be amended, modified or terminated only in a writing signed by all of the parties hereto. Harbinger's obligations hereunder may not be assigned, except its obligations to provide the Funds may be assigned to one or more of its affiliated funds or managed accounts affiliated with Harbinger, provided that such assignment will not relieve Harbinger of its obligations under this letter agreement.

          This commitment will be effective upon the Investor's acceptance of the terms and conditions of this letter agreement (by signing below) and the execution of the Agreement by the Company and will expire on the earliest to occur of (i) the closing of the transactions contemplated by the Agreement, and
(ii) termination of the Agreement in accordance with its terms; provided, however, that in the event that the Agreement is terminated, Harbinger' obligations hereunder to provide funds to the Investor to fund the Investor's obligations under the Agreement on account of any willful breach of the Agreement for which the Investor would be liable shall survive; provided, further, that the Company shall provide Harbinger with written notice within 90 days after the termination of the Agreement of any claim that a willful breach of the Agreement has occurred for which the Investor would be liable and if the Company fails to timely provide such notice then all of Harbinger' obligations hereunder shall terminate, this letter agreement shall expire and any claims hereunder shall be forever barred. Upon the termination or expiration of this letter agreement all rights and obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto.

          Harbinger hereby represents and warrants as follows:

          (a) Harbinger is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          (b) Harbinger has the requisite corporate power and authority to enter into, execute and deliver this letter agreement and to perform its obligations hereunder and all necessary action required for the due authorization, execution, delivery and performance by it of this letter agreement has been taken.

          (c) This letter agreement has been duly and validly executed and delivered by Harbinger and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

          (d) Harbinger has, and will have on the Closing Date, available funding necessary to provide the Funds in accordance with this letter agreement.

          No director, officer, employee, partner, member or direct or indirect holder of any equity interests or securities of Harbinger, or any of its affiliated funds or managed accounts, and no director, officer, employee, partner or member of any such persons other than any

Harbinger Del-Auto Investment Company Ltd.
Delphi Corporation
[________ __], 2007
Page 3

general partner (collectively, the "Party Affiliates") shall have any liability or obligation of any nature whatsoever in connection with or under this letter or the transactions contemplated hereby, and each party hereto hereby waives and releases all claims against such Party Affiliates related to such liability or obligation.

          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). HARBINGER, THE INVESTOR AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.

          The parties hereto acknowledge and agree that the commitment letter of Harbinger in favor of the Investor and the Company, dated August 3, 2007, has been terminated and is of no further force and effect and that Harbinger shall have no further liability or obligation under such commitment letter.

          This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and same instrument.

Harbinger Del-Auto Investment Company Ltd.
Delphi Corporation
[________ __], 2007
Page 4

                                         Sincerely,

                                         HARBINGER CAPITAL PARTNERS MASTER
                                          FUND I, LTD.

                                         By: Harbinger Capital Partners Offshore
                                          Manager, L.L.C., as investment manager


                                         By:
                                             -----------------------------------
                                         Name:  Philip A. Falcone
                                         Title: Senior Managing Director


Agreed to and accepted as of the date first above written:

HARBINGER DEL-AUTO INVESTMENT COMPANY, LTD.


By:
    -----------------------------------
Name:
Title:


DELPHI CORPORATION


By:
    -----------------------------------
Name:
Title: